UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ALLETE, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ALLETE, Inc. 30 West Superior Street Duluth, Minnesota 55802
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS OF ALLETE, INC. ("ANNUAL MEETING") ___________________________________________________________________________

Date and Time:	Tuesday, May 13, 2025 10:30 a.m. Central Daylight Time
Location:	Virtual Annual Meeting Site: www.virtualshareholdermeeting.com/ALE2025 The Annual Meeting will be held as a virtual-only webcast.
Business Items:	1. To elect a Board of Directors to serve for the ensuing year;
2. To hold an advisory vote to approve the compensation of ALLETE's named executive officers;
3. To approve the ALLETE Executive Long-Term Incentive Compensation Plan;
4. To approve an amendment to ALLETE’s Amended and Restated Articles of Incorporation to modify certain terms relating to the Serial Preferred Stock A as contemplated by the terms agreed upon in the Merger Agreement;
5. To ratify the selection of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm for 2025; and
6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Who Can Vote:	Shareholders of record at the close of business on March 14, 2025
Proxy Voting:	Your vote is important. We encourage you to vote your shares in advance, even if you plan to attend the Annual Meeting. You can vote by proxy as a shareholder of record:
1. By visiting www.proxyvote.com on the Internet;
2. By calling, toll-free within the U.S. (800) 579-1639; or
3. By signing and returning your proxy card if you received a paper copy of the proxy materials.
If you hold shares through a broker, bank, or other nominee, you may vote by submitting your voting instructions to your broker, bank, or other nominee.
At the direction of the Board of Directors,

Julie L. Padilla
Vice President, Chief Legal Officer, and Corporate Secretary
March 31, 2025
Duluth, Minnesota

TABLE OF CONTENTS
________________________________________________________________
i

Other Guidelines, Policies, Benefits, and Practices	52
Executive Common Stock Ownership Guidelines	52
Compensation Recovery Policy	53
Risk Assessment	53
Pledging, Hedging, and Short Sales by NEOs Prohibited	53
Retirement and Other Broad-Based Benefits	54
Perquisites	55
Severance Benefits	55
Tax and Accounting Considerations	56
EXECUTIVE COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT	57
EXECUTIVE COMPENSATION TABLES	58
Summary Compensation	58
Grants of Plan-Based Awards	60
Outstanding Equity Awards	61
Option Exercises and Stock Vested	62
Pension Benefits	62
Pension Benefits Discussion	63
Non-Qualified Deferred Compensation	66
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	67
Estimated Potential Payments Upon Termination Associated with a Change in Control	69
Estimated Potential Payments Upon Termination Due to Retirement, Disability, or Death	70
CEO PAY RATIO	71
PAY VERSUS PERFORMANCE	72
DIRECTOR COMPENSATION	78
ITEM NO. 3—APPROVAL OF ALLETE'S EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN	80
ITEM NO. 4—APPROVAL OF AN AMENDMENT TO ALLETE’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO MODIFY CERTAIN TERMS RELATING TO THE SERIAL PREFERRED STOCK A AS CONTEMPLATED BY THE TERMS AGREED UPON IN THE MERGER AGREEMENT	88
ITEM NO. 5—RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	91
AUDIT COMMITTEE REPORT	92
OTHER BUSINESS	94
Shareholder Proposals for the 2026 Annual Meeting	95
Appendix A	96
Appendix B	116

Forward-Looking Statements
Statements in this Proxy Statement that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, growth strategies or the pending Merger (as defined below) and related matters, including but not limited to the timing to consummate the pending Merger and the risk that the conditions to closing of the pending Merger may not be satisfied or that a regulatory approval required for the pending Merger is not obtained. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Form 10-K for the year ended December 31, 2024, for a list of such factors.

DEFINITIONS ________________________________________________________________
The following abbreviations or acronyms are used in this Proxy Statement. References to "we," "us," and "our" are to ALLETE, Inc.

Abbreviation or Acronym	Term
ACE	ALLETE Clean Energy, Inc.
AIP	ALLETE Executive Annual Incentive Plan
ALLETE, or Company	ALLETE, Inc.
Alloy Merger Sub	Alloy Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Alloy Parent
Alloy Parent	Alloy Parent LLC, a Delaware limited liability company which, upon closing, will be jointly owned by a wholly owned subsidiary of Canada Pension Plan Investment Board and affiliates of investment vehicles affiliated with one or more funds, accounts, or other entities managed or advised by Global Infrastructure Management, LLC
Amended and Restated Articles of Incorporation	ALLETE Amended and Restated Articles of Incorporation
Annual Meeting	Annual Meeting of Shareholders of ALLETE, Inc.
ASC	Financial Accounting Standards Board Accounting Standards Codification
Audit Committee	Audit Committee of the Board
Board, or Directors	ALLETE's Board of Directors
CAGR	Compound Annual Growth Rate
CD&A	Compensation Discussion and Analysis Section of this Proxy Statement
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CG Committee	Corporate Governance and Nominating Committee of the Board
CIC Severance Plan	ALLETE and Affiliated Companies Change in Control Severance Plan
Common Stock	ALLETE Common Stock
Compensation Recovery Policy	ALLETE and Affiliated Companies Compensation Recovery Policy
Deferral Plan II	ALLETE Non-Employee Director Compensation Deferral Plan II
ECHC Committee	Executive Compensation and Human Capital Committee of the Board
EEI	Edison Electric Institute
EPS	Diluted Earnings Per Share
ERM	Enterprise Risk Management
Exchange Act	Securities Exchange Act of 1934, as amended
LTIP	ALLETE Executive Long-Term Incentive Compensation Plan
Merger	Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Alloy Merger Sub will merge with and into ALLETE (the “Merger”), with ALLETE continuing as the surviving corporation in the Merger and becoming a subsidiary of Alloy Parent
Merger Agreement	Agreement and Plan of Merger, dated as of May 5, 2024, by and among ALLETE, Alloy Parent, and Alloy Merger Sub
NEO	Named Executive Officer
New Energy Equity	New Energy Equity LLC
NYSE	New York Stock Exchange
Pearl Meyer	Pearl Meyer & Partners, LLC
PricewaterhouseCoopers	PricewaterhouseCoopers LLP
PSA	Performance Share Award
RSOP	ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan
RSU	Restricted Stock Unit

SARs	Stock Appreciation Rights
SEC	Securities and Exchange Commission
Serial Preferred Stock A	ALLETE Serial Preferred Stock A
SERP	SERP I and SERP II, collectively
SERP I	ALLETE and Affiliated Companies Supplemental Executive Retirement Plan I
SERP II	ALLETE and Affiliated Companies Supplemental Executive Retirement Plan II
Tax Code	Internal Revenue Code of 1986, as amended
TSR	Total Shareholder Return

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802

PROXY STATEMENT
________________________________________________________________

This Proxy Statement is furnished in connection with the solicitation by the Board of proxies to be voted at our 2025 Annual Meeting to be held as a virtual-only webcast on Tuesday, May 13, 2025, at
10:30 a.m. Central Daylight Time, or at any postponement or adjournment of the Annual Meeting.
The virtual Annual Meeting Site is www.virtualshareholdermeeting.com/ALE2025.

On or about March 31, 2025, we first mailed or otherwise made available to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions for how to access our proxy materials, which includes our Notice and Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024. The Notice of Internet Availability of Proxy Materials also includes instructions to access your form of proxy to vote your shares online. In accordance with their particular prior requests, certain shareholders have received email notification of how to access our proxy materials and vote online or have been mailed paper copies of our proxy materials and proxy card.

Electronic distribution of our proxy materials expedites receipt by shareholders, lowers the cost of the Annual Meeting, and conserves vital natural resources. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request a printed copy at no charge. If you have previously elected to receive our proxy materials electronically, you will continue to receive email notification with instructions to access the materials via the Internet unless you elect otherwise.

On May 5, 2024, ALLETE entered into the Merger Agreement with Alloy Parent and Alloy Merger Sub. Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Alloy Merger Sub will merge with and into ALLETE, with ALLETE continuing as the surviving corporation in the Merger and becoming a subsidiary of Alloy Parent. On August 21, 2024, our shareholders voted to approve the Merger. No action is expected to be taken by our shareholders at the Annual Meeting regarding the Merger.

FREQUENTLY ASKED QUESTIONS
________________________________________________________________

Why did I receive these proxy materials?

You received these materials because you were an ALLETE shareholder at the close of business on March 14, 2025, (the "Record Date") and, therefore, you are entitled to vote at the Annual Meeting.

Who pays for the cost of soliciting proxies?

We expect to solicit proxies primarily via the Internet and by mail. Our directors, officers, other employees, and agents may contact you by telephone, email, mail, or in person. We will pay the expense of any such solicitation, as well as the costs of preparing, printing, and distributing our proxy materials. We will also reimburse brokers, banks, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Common Stock.

We have also retained Georgeson LLC to assist in the solicitation of proxies. We expect to pay Georgeson LLC approximately $10,000 plus expenses in connection with soliciting proxies and providing proxy advisory services. Directors and employees do not receive additional compensation for soliciting shareholder proxies.

Why did I receive a Notice of Internet Availability of Proxy Materials directing me to the internet instead of a full-set paper copy of the proxy materials?

Internet access is the primary means we are utilizing to provide our shareholders with proxy materials. This facilitates prompt delivery of this important information, reduces the environmental impacts of our Annual Meeting, and manages costs. On March 31, 2025, we began delivery, primarily by mail, of a Notice of Internet Availability of Proxy Materials to our shareholders and we posted our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials: www.proxyvote.com.

As set out on the Notice of Internet Availability of Proxy Materials, and also as explained on the next page, you may choose to access these proxy materials on the website or you may request to receive printed copies of our proxy materials at no charge.

How does the pending Merger impact the Annual Meeting?

The Annual Meeting does not relate to the Merger, which was approved by our shareholders on August 21, 2024. The Merger remains subject to certain regulatory approvals and other customary closing conditions. Until the Merger is completed, ALLETE will continue to function as a public company.

How can I request to receive a paper copy of these proxy materials?

To request a copy of the proxy materials, at no charge, use one of the following methods:
Internet: Go to www.proxyvote.com. Follow the instructions to log in and order copies.
Telephone: Call, toll-free in the United States: (800) 579-1639. Follow the instructions to log in and order copies.
Email: Send an email to sendmaterial@proxyvote.com and put your 16-digit control number in the subject line. Your control number can be found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form.
The email needs to include the following information:
•Your preference to receive printed materials via the mail or to receive an email with links to the electronic materials;
•If you choose email delivery, you must include the email address to which you want the proxy materials sent; and
•If you would like your election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last four digits of your Social Security Number or
Tax Identification Number in the email.

How can I subscribe to electronic delivery of proxy materials?

With your consent, we will no longer send you paper copies of any proxy materials, including the Notice of Internet Availability of Proxy Materials, beginning next year. Instead, we will send you an email notification that the shareholder materials are available for you to view, including a link to the website where you can view the materials. We will also provide you with a link to allow you to vote your shares of Common Stock online. To sign up for electronic receipt of shareholder materials, follow these directions:

1.Log onto the Internet at www.allete.com.
2.Click on “Investors.”
3.Click on “Shareholder Services.”
4.Click on “Proxy Electronic Delivery.”
5.Follow the prompts to submit your electronic consent.

You will receive an email confirmation of your enrollment. You will continue to receive your shareholder materials electronically for as long as you remain a shareholder and the email account that you provide the Company remains active, unless you choose to cancel your enrollment, which you may do at any time.

Why did I receive multiple Notices of Internet Availability of Proxy Materials or proxy cards?

This means your shares of Common Stock are registered differently or are in more than one account. Please provide voting instructions for all your shares. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting ALLETE Shareholder Services at (218) 355-3114 or by writing to ALLETE, Inc., Attention: Shareholder Services, 30 West Superior Street, Duluth, MN 55802.

I received more than one complete set of proxy materials. Is it possible to eliminate duplicates?

If you hold stock in more than one account or if you are a registered shareholder and you share the same address with another of our registered shareholders, you may request delivery of a single copy of future annual reports and proxy statements at any time by calling ALLETE Shareholder Services at (218) 355-3114, or by writing to ALLETE's transfer agent, Equiniti Trust Company, Shareowner Services, Attention: Householding, P.O. Box 64854, St. Paul, MN 55164-0854.

Many brokerage firms and financial institutions have procedures for delivering a single copy of Company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, please contact your broker or financial institution directly if you have questions or directions concerning your “street name” account.

Who is entitled to vote at the Annual Meeting?

Investors who held the Company's Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 57,962,041 outstanding shares of Common Stock, with each share entitled to one vote.

How many votes must be present to hold the Annual Meeting?

The holders of a majority of the shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum, which is required to transact business at the Annual Meeting.

What is the purpose of the Annual Meeting?

At the meeting, shareholders will be asked to do the following:
1.Elect a Board of ten Directors to serve for the ensuing year. The Director nominees are:
Bethany M. Owen, Susan K. Nestegard, George G. Goldfarb, James J. Hoolihan,
Madeleine W. Ludlow, Charles R. Matthews, Douglas C. Neve, Barbara A. Nick,
Robert P. Powers, and Charlene A. Thomas;
2.Hold an advisory vote to approve the compensation of ALLETE's named executive officers;
3.Approve the ALLETE Executive Long-Term Incentive Compensation Plan;
4.Approve an amendment to ALLETE’s Amended and Restated Articles of Incorporation to modify certain terms relating to the Serial Preferred Stock A as contemplated by the terms agreed upon in the Merger Agreement;
5.Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025; and
6.Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The Board is not aware of any other matter to be presented at the Annual Meeting. If any other matters properly come before the meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.

How do I attend the Annual Meeting?

The 2025 Annual Meeting will be conducted solely through a live webcast. There will be no physical meeting location. No advance registration is required to attend the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ALE2025 as a shareholder, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a registered shareholder and do not have a control number, you can call ALLETE Shareholder Services at (218) 355-3114 for assistance.

The Annual Meeting will start promptly at 10:30 a.m. Central Daylight Time on Tuesday, May 13, 2025.

What are the Board's voting recommendations?

The Board recommends that you vote as follows:
Item 1. "FOR" each Director nominee;
Item 2. "FOR" the advisory approval of the compensation of ALLETE's named executive officers;
Item 3. "FOR" approval of the ALLETE Executive Long-Term Incentive Compensation Plan;
Item 4. "FOR" the approval of an amendment to ALLETE’s Amended and Restated Articles of Incorporation to modify certain terms relating to the Serial Preferred Stock A as contemplated by the terms agreed upon in the Merger Agreement;
Item 5.    "FOR" ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025; and
Item 6.    In accordance with the discretion of the persons acting under the proxy concerning such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
Unless contrary instructions are provided, all shares of Common Stock represented by valid proxies will be voted in accordance with the Board's voting recommendations.

How do I vote my shares?

You may vote your shares by proxy using any of the following methods:
Internet: Vote online at www.proxyvote.com.
Telephone: Vote by calling, toll-free in the United States: (800) 579-1639.
Internet and telephone voting facilities for registered shareholders will be available 24 hours a day until 11:59 p.m. Eastern Daylight Time, on May 12, 2025. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card. Please have your proxy card (or Notice of Internet Availability of Proxy Materials or the email message you receive with instructions on how to vote) in hand when you go online or use the phone to vote. You will have an opportunity to confirm your voting selections before your vote is recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail: If you would like to vote by mail, please request a paper proxy card in accordance with the instructions contained in the Notice of Internet Availability of Proxy Materials and then complete, sign, and date the proxy card and return it in the postage-paid envelope provided. Your proxy card must be received by May 12, 2025. For shares held in "street name," please use the voting instruction card provided by your broker, bank, or other nominee and mark, sign, date, and mail it back to your broker, bank, or other nominee in accordance with their instructions.

Online During the Annual Meeting: If you are a registered shareholder, you can vote your shares online during the Annual Meeting, although we encourage you to vote your shares in advance of the Annual Meeting even if you plan to attend the Annual Meeting. Voting your proxy electronically via the Internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting.

What is the difference between a "registered" shareholder and a "beneficial" shareholder?

If your Common Stock is registered directly in your name with our transfer agent, Equiniti Trust Company, you are a registered shareholder, also called a shareholder of record. As a shareholder of record, you can vote your shares by proxy directly with the Company (online, by telephone, or by mail) in advance of the Annual Meeting or you can vote your shares online at the Annual Meeting.

If your Common Stock is in an account or trust held in the name of a broker, bank, or other nominee as custodian on your behalf, or in "street name," you are a beneficial owner. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting. If you wish to vote your shares at the meeting, however, you must bring a legal proxy from your broker, bank, or other nominee.

Can my broker vote my shares for me without my instruction?

Your broker can vote your shares without instruction from you only as to "routine" matters. Item 5, the ratification of the selection of our independent registered public accounting firm for 2025, is considered routine. As to all other voting items in this Proxy Statement, your broker cannot vote your shares without instructions from you. A “broker non-vote” occurs when a broker submits a proxy card for shares to the Company but does not indicate a vote on a particular matter because the broker has not received timely voting instructions from the beneficial owner with respect to that particular matter. Broker non-votes are not counted for or against any proposal

If you do not instruct your broker to vote your shares as to Item 1, your shares will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of this proposal.

If you do not instruct your broker to vote your shares as to Items 2, 3 and 4, your shares will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of such proposal; however, if a quorum cannot be established without including broker non-votes, then those broker non-votes required to establish a minimum quorum will have the same effect as a vote against such proposal.

What vote is required to approve each proposal?

Item 1: Each Director will be elected by the affirmative vote of a majority of the votes cast with respect to that Director nominee. A majority of the votes cast means that the number of votes cast “for” the election of a nominee must exceed the number of votes cast “against” the election of that nominee. Nominees receiving more votes for their election than votes against their election will be elected. If you abstain from voting for one or more of the nominees for Director, your abstention will have no effect on the election of such Director.

Item 2: The advisory vote on executive compensation will be decided by the affirmative vote of the greater of (1) a majority of the shares present or represented by proxy and entitled to vote on this proposal, or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. If you abstain from this advisory vote, your abstention will have the same effect as a vote against this proposal. Although this is a non-binding, advisory vote, the ECHC Committee and the Board will consider the outcome of the vote when making future executive compensation decisions.

Item 3: Approval of the ALLETE Executive Long-Term Incentive Compensation Plan will be decided by the affirmative vote of the greater of (1) a majority of the shares present or represented by proxy and entitled to vote on this proposal, or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. If you abstain from voting for approval of the ALLETE Executive Long-Term Incentive Compensation Plan, your abstention will have the same effect as a vote against this proposal.

Item 4: Approval of the amendment to ALLETE's Amended and Restated Articles of Incorporation will be decided by the affirmative vote of the greater of (1) a majority of the shares present or represented by proxy and entitled to vote on this item proposal, or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. If you abstain from voting for approval of the amendment to ALLETE’s Amended and Restated Articles of Incorporation, your abstention will have the same effect as a vote against this proposal.

Item 5: The ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for 2025 will be decided by the affirmative vote of the greater of (1) a majority of the shares present or represented by proxy and entitled to vote on this proposal, or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. If you abstain from voting on the ratification of the selection of PricewaterhouseCoopers, your abstention will have the same effect as a vote against this proposal.

An automated system administered by Broadridge Investor Communications Solutions, Inc. will tabulate the proxy votes.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting, either by signing and returning a proxy card with a later date or by attending the Annual Meeting and changing your vote prior to the start of the meeting. If you have voted your shares online or by telephone, you can revoke your prior online or telephonic vote by recording a different vote, or by signing and timely returning a proxy card dated as of a date later than your last online or telephonic vote.

If you are a beneficial owner, you must contact your broker, bank, or other nominee to change your vote or revoke your proxy.

Where can I find the voting results?

We will announce preliminary results at the Annual Meeting and publish the results in a Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

Who can answer additional questions?

You are welcome to contact ALLETE Shareholder Services with any questions you may have regarding this Proxy Statement. The telephone number is (218) 355-3114. The mailing address is: ALLETE, Inc., Attention: Shareholder Services, 30 West Superior Street, Duluth, MN 55802.

OWNERSHIP OF ALLETE COMMON STOCK
________________________________________________________________

Company records and other information available from outside sources, including information filed with the SEC, indicate that the following shareholders beneficially owned more than five percent of the Company's voting securities as of March 14, 2025:

Securities Owned by Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Common Stock	BlackRock, Inc.[2] 50 Hudson Yards New York, NY 10001	7,786,833	13.4%
Common Stock	The Vanguard Group[3] 100 Vanguard Boulevard Malvern, PA 19355	6,579,504	11.4%
1    As of March 14, 2025.
2    The information shown, including the aggregate number of shares beneficially owned, comes from information filed with the SEC on Schedule 13G/A on January 23, 2024. The information reflects the number of Common Stock shares beneficially owned by BlackRock, Inc. and certain of its subsidiaries as of December 31, 2023.
3    The information shown, including the number of shares beneficially owned, comes from information filed with the SEC on Schedule 13G/A on February 13, 2024. The information reflects the number of Common Stock shares beneficially owned by The Vanguard Group and certain of its subsidiaries as of December 29, 2023.

Securities Owned by Directors and Management

As discussed on page 30, non-employee Directors are expected to own shares with a valuation equal to at least five times their annual cash retainer within five years of election. As of March 14, 2025, all independent Directors met the Common Stock ownership guideline, except Mr. Matthews, who first became subject to the guideline in 2022; the Board has determined that he is making reasonable progress toward meeting the guideline.

Common Stock ownership guidelines applicable to NEOs are discussed on pages 30 and 52. The Board reviewed executive Common Stock ownership in April 2024. As of March 14, 2025, all NEOs met their respective Common Stock ownership guideline, except: Ms. Owen, who was promoted to a position with a higher Common Stock ownership guideline in 2019 and again in 2020, and Mr. Scissons who was promoted to a position with a higher Common Stock ownership guideline in 2025. The Board has reviewed the Common Stock ownership of each of Ms. Owen and Mr. Scissons and has determined that both executives are making satisfactory progress towards meeting their respective Common Stock ownership thresholds.

In determining whether Directors and NEOs met the Common Stock ownership guidelines, we include deferred shares and RSUs because we believe these derivative holdings accomplish similar objectives as Common Stock ownership, namely they encourage Directors and NEOs to have a stake in the Company and they align the Directors' and NEOs' interests with those of shareholders.

The following table shows the shares of Common Stock beneficially owned, as of March 14, 2025, by Directors, nominees for Director, executive officers named in the Summary Compensation Table on page 58 and all Directors, nominees for Director, and executive officers as a group. Except as otherwise indicated, the persons shown have sole voting and investment power over the Common Stock listed.

Securities Owned by Directors and Management
			Other[2]
	Name of Beneficial Owner	Number of Shares Beneficially Owned[1]	Restricted Stock Units	Deferred Shares Under the Director Deferred Stock Plan	Total Shares Beneficially Owned for Common Stock Ownership Guideline Purposes	Number of Shares Needed to Meet Common Stock Ownership Guideline[3]
Non-Employee	George G. Goldfarb	6,751	—	17,453	24,204	6,475
Directors and	James J. Hoolihan	16,857	—	11,200	28,057	6,475
Nominees for	Madeleine W. Ludlow	19,092	—	5,085	24,177	6,475
Director	Charles W. Matthews	652	—	5,262	5,914	6,475
	Susan K. Nestegard	686	—	12,209	12,895	6,475
	Douglas C. Neve	11,593	—	17,508	29,101	6,475
	Barbara A. Nick	11,717	—	—	11,717	6,475
	Robert P. Powers	664	—	12,718	13,382	6,475
	Charlene A. Thomas	6,620	—	—	6,620	6,475

Named	Bethany M. Owen	33,470	17,179	—	50,649	67,230
Executive	Jeffrey J. Scissons	3,094	2,507	—	5,601	16,454
Officers	Steven W. Morris	12,567	5,814	—	18,381	7,262
	Nicole R. Johnson	12,740	4,365	—	17,105	6,523
	Joshua J. Skelton	15,306	3,198	—	18,504	5,758

All Directors, nominees for Director, and executive officers as a group (15):		151,891
1    The share amounts in this column include: (i) shares as to which voting and investment power is shared with the person's spouse: Mr. Hoolihan—16,857, Mr. Matthews—652, and Mr. Neve—11,593; (ii) shares owned by the person's spouse:
Mr. Skelton—4,912; and (iii) shares owned by the person as custodian for child: Ms. Johnson—66. Each Director, nominee for Director, and executive officer, individually, and all Directors, nominees for Director, and executive officers as a group, beneficially own only a fraction of one percent of the Common Stock outstanding.
2     The amounts in the “Other” column do not represent either issued Common Stock or a right of the holder to receive Common Stock within 60 days and are not considered beneficially owned in accordance with Rule 13d-3 under the Exchange Act. The amounts are shown here because the Company includes those holdings when determining whether a Director or NEO has met their applicable Common Stock ownership guideline. Directors are able to defer their cash and stock retainers under the Deferral Plan II. Distributions of deferred shares will be made in Common Stock.
3 The Common Stock ownership guideline amounts shown were calculated using a Common Stock valuation of 65.64 per share, the closing price on March 14, 2025. The Common Stock ownership guideline for each non-employee Director was calculated based on the annual cash retainer in effect for Directors as of March 14, 2025. The Common Stock ownership guideline for each NEO was calculated based on the NEO's salary as of March 14, 2025.

Pledging, Hedging, and Short Sales of Common Stock Prohibited

The ALLETE Purchase and Sale of Company Securities Policy prohibits Directors and officers, including each NEO, from holding Common Stock in a margin account or otherwise entering into any pledge arrangement that would permit a third party to sell the securities without the Director's or officer's consent or knowledge. In addition, no Director or officer, including any NEO, may enter into any transaction that allows them to be insulated from the full risk or reward of Common Stock ownership (i.e., hedging) nor may a Director or officer, including any NEO, enter into any transaction that allows them to benefit if the value of the Common Stock decreases (i.e., short sale).

ITEM NO. 1—ELECTION OF DIRECTORS
________________________________________________________________
Ten Director nominees have been recommended by the CG Committee and nominated by the Board. Each Director elected will serve until the next annual election of Directors and until a successor is qualified and elected, or until the Director's earlier resignation or removal. If any nominee should become unavailable, which is not anticipated, the Board may provide by resolution for a lesser number of Directors, or designate substitute nominees, who would receive the votes represented by proxies.

On January 29, 2025, the Board voted to waive, for a period of two years, its policy that no person may stand for election to the Board after age 72.

Unless otherwise directed, all shares represented by proxy will be voted “FOR” the election of the ten nominees for Director named below and on the following pages.

Nominees for Director

Qualifications and Experience
Ms. Owen has served in a wide variety of roles with increasing responsibility over two decades since first joining the Company as an attorney. She has extensive experience with business strategy development and implementation, regulatory policy development and implementation, renewable energy, enterprise risk management, cybersecurity, information and operations technology strategy, compliance, corporate governance, and leading business transformation.
Business Experience
•Chair, President, and CEO, ALLETE (Since May 2021)
•President and CEO, ALLETE (February 2020 to May 2021)
•President, ALLETE (January 2019 to February 2020)
•Senior Vice President, Chief Legal and Administrative Officer, and Secretary, ALLETE (2016 to January 2019)
•Vice President–ALLETE Information Technology Solutions, Vice President, Minnesota Power, an operating division of ALLETE and President, Superior Water, Light and Power Company, a wholly owned subsidiary of ALLETE (2014 to 2016)
•Vice President, Minnesota Power, an operating division of ALLETE and President, Superior Water, Light and Power Company (2012 to 2014)
•President, Superior Water, Light and Power Company (2010 to 2012)
Other Public Company Boards
•None
Other
•Member, Minnesota Governor's Advisory Council on Climate Change, which identifies opportunities for, and barriers to, the development and effective implementation of policies and strategies to reduce greenhouse gas emissions and promote climate change resilience (Since November 2023)
•Member, University of Minnesota Foundation Board of Trustees, which oversees and supports fundraising activities for the University of Minnesota's campuses, colleges, and programs, as well as the management and investment of the university's endowed funds (Since 2021)

Bethany M. Owen Board Chair
Age 59
Director Since 2019

Nominees for Director

Qualifications and Experience
Ms. Nestegard brings extensive business experience, including audit committee experience, strategy development, enterprise risk management, a background in innovation and disruptive technologies, and experience driving growth through mergers and acquisitions. Ms. Nestegard has a demonstrated passion for supporting women in sciences and corporate leadership. She holds 26 patents in her name. As Lead Director, Ms. Nestegard is an ex officio member of each Board committee.
Business Experience
•Advisor, True Wealth Ventures, a venture capital fund focusing on investments in women-led businesses in high-growth markets where women are the primary customers (Since July 2017)
•President of Global Healthcare, Ecolab, Inc. (NYSE:ECL), a global supplier of water, hygiene, and energy services (2010 to 2012)
•Executive Vice President of Global Healthcare, Ecolab, Inc. (2008 to 2010)
•Senior Vice President of Research, Development, and Engineering, and Chief Technical Officer, Ecolab, Inc. (2003 to 2008)
•More than 20 years' experience with 3M Company (NYSE:MMM) in product development and business unit management, driving revenue expansion through innovation
Other Public Company Boards
•Hormel Foods, Inc. (NYSE:HRL) (2009 to January 2024)
◦Compensation Committee (April 2023 to January 2024)
◦Governance Committee (2019 to April 2023)
◦Audit Committee (2009 to 2019)

Susan K. Nestegard Lead Director
Age 64
Director Since 2018
Committees Audit Committee (ex officio) ECHC Committee (ex officio) CG Committee (ex officio)

Qualifications and Experience
Mr. Goldfarb is an audit committee financial expert within the meaning of SEC rules. He brings a wealth of business knowledge and executive experience that includes deep ties to and insights into the local and regional economy, as well as extensive national branding experience.
Business Experience
•Interim President and CEO, Maurices Incorporated, a specialty retailer selling women's apparel in approximately 850 stores and online (August 2024 to present)
•Director and Chair Emeritus, Maurices Incorporated (March 2021 to August 2024)
•President, Maurices Incorporated (2011 to 2015)
•President and CEO of Value Fashion Segment of Ascena Retail Group, Inc., which included the Maurices and the Dressbarn brands (2016 to January 2018)
•Vice Chair, Ascena Retail Group, Inc.'s wholly owned subsidiary, Catherines Stores, Inc. (2015 to 2016)
•Chief Operating Officer, Maurices Incorporated (2006 to 2011)
•CFO, Maurices Incorporated (2001 to 2006)
Other Public Company Boards
•None
Other
•Director, Essentia Health (2019 to 2024)

George G. Goldfarb
Age 65
Director Since 2012
Committee Audit Committee Chair

Nominees for Director

Qualifications and Experience
Mr. Hoolihan is a long-time business and community leader within the Company's electric utility service area. He brings a deep knowledge of the industries and political dynamics of our regional service area, as well as extensive business experience related to serving the large industries in the region.
Business Experience
•Owner and CEO, Can-Jer Industrial Lubricant, Ltd., which provides industrial supplies and services to mining and railroad industries that operate in Canada (Since 1983)
•Owner, JHAC, LLC, a real estate investment company (Since October 2000)
•CEO and Chair, Industrial Lubricant Company, which provides industrial supplies and services to mining and railroad industries (2011 to 2017)
•President and CEO, Blandin Foundation, a private, philanthropic foundation whose mission is to strengthen communities in rural Minnesota (2004 to 2011)
◦Co-trustee for the Charles K. Blandin Residuary Trust (Since 2012)
◦Trustee, Blandin Foundation (2012 to December 2023)
•President, Industrial Lubricant Company (1981 to 2004)
Other Public Company Boards
•None
Other
•Served as Elected Mayor of the City of Grand Rapids, Minnesota (1990 to 1995)

James J. Hoolihan
Age 72
Director Since 2006
Committee CG Committee

Qualifications and Experience
Ms. Ludlow brings deep experience with and a sophisticated understanding of investment banking, finance, and accounting. Ms. Ludlow was a senior executive at a public utility and has worked closely with entrepreneurial and diversified businesses. Other areas of expertise include strategy development and execution, mergers and acquisitions, and business transformations. She also is qualified as an audit committee financial expert within the meaning of the SEC rules.
Business Experience
•Founder and Managing Director, West Capital Advisors, LLC, which provides strategic and development advisory services for corporate innovation in private equity transactions (Since 2011)
•Principal, Market Capital Partners LLC, Ohio-based investment banking firm serving mid-size-market companies (2009 to 2011)
•Principal, LudlowWard Capital Advisors, LLC, Ohio-based investment banking firm serving mid-size market companies (2005 to 2009)
•Chair, CEO, and President of Cadence Network, Inc., an internet-based provider of utility expense management services (2000 to 2004)
•Vice President and CFO of Cinergy Corp., a Cincinnati-based energy company acquired by Duke Energy in 2006 (1997 to 2000)
Other Public Company Boards
•Director, AuguStar Variable Insurance Products Fund, Inc. (formerly, Ohio National Fund, Inc.), a registered investment company with 25 separate investment funds (Since 2012)

Madeleine W. Ludlow
Age 70
Director Since 2004
Committees CG Committee Chair ECHC Committee

Nominees for Director

Qualifications and Experience
Mr. Matthews, an audit committee financial expert within the meaning of the SEC rules, brings extensive financial expertise, strategic and operational leadership experience in the energy industry, as well as risk management and cybersecurity oversight expertise. He has a demonstrated understanding of the importance of serving customers with excellence, creating an inclusive workforce, and supporting communities to foster a more just society, all while creating value for shareholders.    Mr. Matthews has served on numerous energy industry boards, as well as non-profit organizations. His experiences give him significant insight into sustainability and governance matters.
Business Experience
•President, Peoples Energy, LLC and President and CEO, The Peoples Gas Light and Coke Company and North Shore Gas Company, each of which is a subsidiary of WEC Energy Group Inc. (NYSE:WEC) (2015 to July 2022)
•Senior Vice President – Wholesale Energy and Fuels, WE Energies, also a subsidiary of WEC Energy Group (2012 to 2015)
•During his more than 40 years in the energy industry, Mr. Matthews also held leadership and other finance and regulatory positions with Mirant Corporation, Southern Company Services, and Exxon Company, U.S.A.
Other Public Company Boards
•None
Other
•Director, BMO Financial Corp. and BMO Harris Bank, N.A. (Since May 2019)
◦Member, Audit Committee and Human Resource Committee

Charles R. Matthews
Age 68
Director Since 2022
Committees Audit Committee CG Committee

Qualifications and Experience
Mr. Neve is a certified public accountant and an audit committee financial expert within the meaning of the SEC rules. He brings extensive knowledge of public accounting, corporate reporting, risk management, corporate finance, and compliance. Mr. Neve's background includes broad corporate leadership experience as an executive of a publicly traded company, and as a director, audit committee chair, compensation committee member, and governance committee member for publicly traded and privately held corporations, as well as public and non-profit entities. Mr. Neve also brings experience with mergers and acquisitions, energy industry experience, and renewable energy experience.
Business Experience
•Executive Vice President and CFO, Ceridian Corp., a Minneapolis-based multinational human resources company (2005 to 2007)
•Audit Partner, Deloitte & Touche LLP, a public accounting firm (2002 to 2005)
Other Public Company Boards
•None

Douglas C. Neve
Age 69
Director Since 2007
Committees Audit Committee CG Committee

Nominees for Director

Qualifications and Experience
With a career in the electric and gas energy industry that spanned four decades,
Ms. Nick brings a wealth of knowledge and skills to the Board. She has extensive leadership, strategic, regulatory, operational, and developmental experience in five Midwest states. Ms. Nick also has strong financial skills and a long, proven record of principled corporate governance. Ms. Nick brings experience with mergers and acquisitions, renewable energy, and business transformations. She also has received a cybersecurity certification from the National Association of Corporate Directors.
Business Experience
•CEO, Dairyland Power Cooperative (2014 to July 2020)
•President, Minnesota Energy Resources Corporation and President of Michigan Gas Utilities Corporation, both subsidiaries of what was then Integrys Energy Group (NYSE:TEG) and is now WEC Energy Group Inc. (NYSE:WEC) (2012 to 2014)
•Senior Vice President of Energy Delivery and Customer Service, Wisconsin Public Service Company and President, Upper Peninsula Power Company, both also subsidiaries of what was then Integrys Energy Group and is now WEC Energy Group Inc. (2007 to 2012)
•Vice President of Corporate Services of what was then WPS Resources Corporation (NYSE:WPS) and is now WEC Energy Group Inc. (2004 to 2007)
Other Public Company Boards
•None

Other
•Director, SWCA Environmental Consulting (Since May 2024)
◦Member, Audit Committee and Compensation Committee
•Director, Mead & Hunt, a national architecture and engineering firm (Since 2019)
◦Member, Audit Committee
◦Chair, Governance Committee
•Former Chair, State of Wisconsin Investment Board, which provides oversight of the eighth-largest pension fund in the United States and the 25th-largest pension fund globally with investments valued at over $120 billion (2015 to December 2023)

Barbara A. Nick
Age 67
Director Since 2020
Committees Audit Committee ECHC Committee

Nominees for Director

Qualifications and Experience
Mr. Powers brings extensive and diverse regulated utility experience and strategic leadership, including expertise in strategic planning, executive compensation, mergers and acquisitions, renewable energy, business transformations, and cybersecurity oversight. Mr. Powers was an active member of utility industry associations and worked to recruit technical talent to utilities.
Business Experience
•Vice Chair and Senior Advisor to the Chair and CEO, American Electric Power Company (NYSE:AEP), one of the largest electric utilities in the United States with more than five million customers in eleven states (January 2017 to August 2017)
•Executive Vice President and COO of AEP (2010 to 2016)
•President of AEP Utilities (2008 to 2010)
•Executive Vice President of AEP East Utilities (2006 to 2008)
•Executive Vice President of Generation of AEP (2003 to 2006)
•Worked for 16 years with Pacific Gas and Electric Company, rising to Site Vice President and Plant Manager at the Diablo Canyon Nuclear Generating Station; and six years with the Tennessee Valley Authority as a health physicist.
Other Public Company Boards
•None

Robert P. Powers
Age 71
Director Since 2017
Committee ECHC Committee Chair

Qualifications and Experience
Ms. Thomas brings a breadth of executive leadership skills, including broad strategy design and implementation experiences in industrial and business operations and large-scale human resources operations, having led strategic human resources initiatives for a workforce of more than 540,000 employees worldwide. Ms. Thomas has public company experience, has lead business transformations, and has demonstrated financial acumen. Ms. Thomas has expertise in complex distributed operations and has received an artificial intelligence certification from MIT.
Business Experience
•Senior Vice President and Chief Human Resources Officer, Sodexo, NA, which provides catering, facilities management, employee benefits, and personal home services (July 2023 to February 2025)
•Executive Vice President and Chief Diversity, Equity and Inclusion Officer, United Parcel Service, Inc. (NYSE:UPS) (UPS) (January 2021 to October 2022)
•Executive Vice President and Chief Human Resources Officer, UPS (July 2019 to December 2020)
•President of Human Capital Transformation, UPS (March 2019 to July 2019)
•President, UPS’s west region, with responsibility for product growth and delivery operations in 25 U.S. central and western states (April 2018 to February 2019)
Other Public Company Boards
•None
Other
•Director, National Urban League (Since 2019)
•Member, Executive Leadership Council, an independent non-profit organization that opens channels of opportunity for the development of Black executives to positively impact businesses and communities (Since 2020)

Charlene A. Thomas
Age 57
Director Since 2021
Committees Audit Committee ECHC Committee

CORPORATE GOVERNANCE ________________________________________________________________

ALLETE operates from a foundation of sound corporate governance practices, with a Board that provides oversight focused on ensuring that the Company is managed in a manner that builds long-term value for our shareholders, customers, employees, and communities. Our governance framework is built around a skilled, engaged Board and focused attention to our values and culture. This provides a working structure for effective decision-making, principled actions, and appropriate monitoring of risks, compliance, and performance.

The Board takes an active role overseeing ALLETE’s strategy and approves the strategic direction of the Company, any changes in long term capital structure, significant transactions, and any entry into substantial new lines of business. We believe that taking the interests of our stakeholders into consideration and making decisions guided by Company values–with integrity at the foundation of all we do–are important to ALLETE's long-term success and profitability.

Governance Documents

ALLETE's key governance documents, including our Corporate Governance Guidelines, are available on our website at www.allete.com/governance.

Our Corporate Governance Guidelines address the Board and committee responsibilities, Director selection, Board operating policies, Director compensation, expectations for Directors, Director Common Stock ownership, and other matters. These guidelines were most recently revised in
October 2024.

Each Board committee operates under its own charter. The Audit Committee Charter was last reviewed and revised in January 2025. The Executive Compensation and Human Capital Committee Charter was last reviewed and revised in July 2024. The Corporate Governance and Nominating Committee Charter was last reviewed and revised in October 2024.

Director Independence

Director independence is an essential requirement for sound governance. Our Corporate Governance Guidelines provide that a substantial majority of the Board must be independent. The Board has adopted independence standards that are consistent with the independence standards of the NYSE and the SEC. An “independent” Director is one who has no material relationship with the Company other than as a Director, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company.

The CG Committee provides recommendations to the Board with respect to whether an individual Director is independent, and the Board annually reviews and makes an affirmative determination of each Director's independence.

The CG Committee and the Board consider all relevant facts and circumstances in making independence recommendations and independence determinations. In addition, the Board has adopted certain categorical standards to assist in determining a Director's independence. Specifically, a “material relationship” with the Company exists and, therefore, a Director will not be independent, if any of the following applies:

1.The Director is or has been employed by the Company within the last three years (other than as a former interim Chair or a former interim CEO); or the Director’s immediate family member is or has been employed by the Company within the last three years as an executive officer;

2.The Director has received, or the Director has an immediate family member who has received, during any 12-month period in any of the last three years, more than $120,000 in direct compensation from the Company (other than Director and committee fees, pension, or other forms of deferred compensation for prior service so long as such compensation is not contingent on continued service);

3.The Director is a current partner or employee of a firm that is the Company’s current independent registered public accounting firm; the Director has an immediate family member who is a current partner of the Company’s current independent registered public accounting firm; the Director has an immediate family member who is a current employee of the Company’s current independent registered public accounting firm and who personally works on the Company’s audit; or the Director or an immediate family member was, within the last three years, a partner or employee of the Company’s current independent registered public accounting firm and personally worked on the Company’s audit within that time;

4.The Director or an immediate family member is or has been, within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

5.The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues; or

6.The Director or an immediate family member has been an executive officer of a foundation, university, nonprofit trust, or other tax-exempt charitable organization, within the last three years, for which contributions from the Company and its respective trusts or foundations, account or accounted for more than the greater of $1 million, or two percent of such charitable organization’s consolidated gross revenue.

Director Independence Determinations

In considering the independence of the Directors, the CG Committee examined any transactions between Directors and the Company in 2024. In particular, the CG Committee considered Mr. Hoolihan's relationship to Industrial Lubricant Company (ILCO). ILCO is owned and operated by
Mr. Hoolihan's immediate family members. ILCO provides lubricant products and services to one of the Company's generating facilities and to one of the Company's subsidiaries, BNI Coal, Ltd. During 2024, Company payments to ILCO totaled $638,547. The CG Committee reviewed the ILCO transactions, without Mr. Hoolihan's participation, and determined that the transactions with ILCO did not constitute a material relationship for purposes of the Company’s categorical standards in determining a Director’s independence. Further, Mr. Hoolihan had no personal involvement in the transactions and the transactions were not material to him or to any person or entity with whom he has an affiliation. The CG Committee concluded that Mr. Hoolihan did not have a direct or indirect material interest in the transactions. The CG Committee previously considered similar transactions that occurred in 2023 and 2022 and reached the same conclusions. Based on this, the CG Committee recommended to the Board, and the Board affirmatively determined, that these transactions did not impair Mr. Hoolihan's independence.

Applying the Company's independence standards and considering all relevant facts and circumstances in accordance with our determination process, the Board affirmatively determined that each Director, except Ms. Owen, is independent.

ALLETE's Board of Directors

ALLETE is overseen by a Board of Directors made up of highly qualified individuals with diverse skills, attributes, and experiences. We recognize the importance of a well-balanced Board with both the individual capabilities and the collective strengths to effectively address the Company's evolving needs and to act in the best interests of our shareholders, customers, employees, and communities.

Board Structure
Independent Lead Director	All committees comprised of and chaired by independent Directors	All Directors, except Ms. Owen, are independent

Board Members and Standing Committee Memberships
	Independent	Director Since	Audit Committee	ECHC Committee	CG Committee
Bethany M. Owen, Chair		2019
Susan K. Nestegard, Lead Director	●	2018	◆	◆	◆
George G. Goldfarb	●	2012	v«
James J. Hoolihan	●	2006			◆
Madeleine W. Ludlow	●	2004		◆	❖
Charles R. Matthews	●	2022	◆ «		◆
Douglas C. Neve	●	2007	◆ «		◆
Barbara A. Nick	●	2020	◆	◆
Robert P. Powers	●	2017		❖
Charlene A. Thomas	●	2021	◆	◆
❖—Chair ◆—Member «—Audit committee financial expert within the meaning of SEC rules

Board Composition
50% of Directors self-identify as women	20% of Directors self-identify as Black or African American	30% of Directors have served on the Board for five years or less

Director Experience and Attributes

The Board has identified key skills, attributes, and expertise that are important for our Board based on the Company’s strategy and operations. Each Director brings a wealth of experience. The CG Committee regularly reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates Board composition.

Leadership and Strategy
Directors who hold or have held significant leadership positions provide valuable leadership and strategy insights, as well as the ability to identify and help develop those qualities in others. They have practical understanding of strategy development, know how to create growth, and value and prioritize a strong corporate culture.

Each Director has experience with public company leadership and corporate governance, as well as experience in owning and driving strategy. Particular Director leadership and strategy experience includes:
CEO Experience
Ms. Owen, Mr. Goldfarb, Mr. Hoolihan, Ms. Ludlow, Mr. Matthews, and Ms. Nick

Legal & Regulatory Expertise
Ms. Owen, Ms. Ludlow, Mr. Matthews, Mr. Neve, Ms. Nick, and Mr. Powers

Executive Compensation Expertise:
Ms. Owen, Ms. Nestegard, Mr. Goldfarb, Ms. Ludlow, Mr. Matthews, Mr. Neve, Ms. Nick, Mr. Powers,
and Ms. Thomas

Regional Business Expertise
Ms. Owen, Ms. Nestegard, Mr. Goldfarb, Mr. Hoolihan, Mr. Matthews, Mr. Neve, and Ms. Nick

Finance & Risk Management
Directors with financial experience, including experience with complex financings and financial reporting, provide important skills and insight to the Board, especially given the highly capital-intensive nature of our business. Effectively managing risk in a rapidly changing environment is also critical to our success.

Each Director has financial experience as well as experience in identifying and executing processes to mitigate risk. Particular Director finance and risk management experience includes:
CFO Experience
Mr. Goldfarb, Ms. Ludlow, and Mr. Neve

Qualify as Audit Committee Financial Experts
Mr. Goldfarb, Ms. Ludlow, Mr. Matthews, and Mr. Neve

Cybersecurity Experience
Ms. Owen, Mr. Matthews, Ms. Nick, and Mr. Powers

Energy/Renewable Energy Industries & Business Transformation
Directors with experience leading dynamic, evolving, and complex operations in a rapidly changing industry environment are strategically equipped to oversee ALLETE's "sustainability in action" strategy execution.

Each Director has experience in dynamic industries that require extensive compliance obligations. Particular Director expertise includes:
Business Transformation Experience
Ms. Owen, Ms. Nestegard, Mr. Goldfarb, Mr. Hoolihan, Ms. Ludlow, Mr. Matthews, Ms. Nick, Mr. Powers, and Ms. Thomas

Transactional Experience:
Ms. Owen, Ms. Nestegard, Mr. Goldfarb, Mr. Hoolihan, Ms. Ludlow, Mr. Matthews, Mr. Neve, Ms. Nick, and Mr. Powers

Board Leadership and Director Nominations

In its Directors, ALLETE looks for people whose skills, experiences and perspectives will serve shareholders well and contribute to sound corporate governance. The Board believes that representation from a range of professional backgrounds, as well as a mix of other diverse perspectives enhances effective governance, contributes to robust discussion, and drives successful performance by increasing understanding of the expectations and viewpoints of our investors and other stakeholders. As we continue to refresh our Board over time, we will continue to seek for consideration candidates who, among other attributes, will enhance the Board's breadth of expertise and perspectives.

The CG Committee regularly reviews the skills, expertise, and attributes that are important for effective governance of the Company and recommends Director candidates to the Board. The CG Committee will consider any person proposed by a Director, management, a search firm, or any shareholder. All Director candidates will be evaluated based on the criteria identified below, regardless of who proposed such person.

In selecting Director nominees, the Board considers multiple factors including: integrity, qualifications, skills, experience, independence, commitment to sustainability as outlined in the Corporate Sustainability Report, how the candidate's relevant experience would complement and enhance Board composition, Board succession plans, the candidate's ability and willingness to devote adequate time to Board duties, and the likelihood that they will be willing and able to serve on the Board for a sustained period. The Board considers its overall balance of perspectives, backgrounds, and experiences. The CG Committee will consider the candidate's independence in accordance with ALLETE's Corporate Governance Guidelines and the NYSE and SEC rules. Director nominees must be willing and able to devote adequate time and attention to Board service, must demonstrate independent thinking, a collaborative nature, and stakeholder awareness. Director nominees must have experience with business and strategic planning, as well as prior service on, or experience working closely with, a board of directors. In connection with the selection, due consideration will be given to a candidate's particular experience, including but not limited to: executive corporate leadership experience; understanding of board committee functions; understanding of generally accepted accounting principles; financial expertise (including qualification as an audit committee financial expert within the meaning of the SEC's rules); financing experience; auditing experience; human resources and executive compensation expertise; strategic planning and business development experience; experience with regulated utilities; strategic experience with renewable energy businesses or technologies; familiarity with the regions in which Company provides services; and community leadership.

The Board may engage a search firm to assist in identifying and conducting due diligence on potential Director nominees.

Before contacting a potential candidate, the CG Committee will notify the Board of its intent to do so, will provide the candidate's name and background information to the Board, and will allow time for Directors to comment. The CG Committee will screen potential candidates for the Board. A majority of the CG Committee members will interview any candidate before recommending that candidate to the Board. The recommendations of the CG Committee will be timed so as to allow Board members an opportunity to interview the candidate prior to the nomination of the candidate. The Board as a whole is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual shareholders' meetings.

A shareholder who wishes to propose a candidate should provide the person's name and a detailed background of the candidate's qualifications to the Corporate Governance and Nominating Committee, c/o Corporate Secretary, ALLETE, Inc., 30 West Superior Street, Duluth, MN 55802.

Board Leadership

Ms. Owen has served as Board Chair since May 2021. As Chair, Ms. Owen presides over meetings of the Board, presides over meetings of the shareholders, consults with and advises the Board and its committees on the Company's business and affairs, and performs other duties as may be assigned by the Board.

Consistent with ALLETE's Corporate Governance Guidelines, because the Board Chair is not independent, the independent Directors select an independent Lead Director on an annual basis. The Lead Director:

•presides when the Board meets in executive session;
•presides at Board meetings if the Chair is not present to lead the Board's deliberations;
•serves as an ex officio member of each Board committee;
•serves as a liaison between the Chair and the independent Directors as necessary to provide a supplemental communication channel;
•works with the Chair to develop Board meeting agendas, schedules, and information to be provided to Directors;
•leads the evaluation of CEO performance in consultation with the CG Committee; and
•performs other duties as requested by the independent Directors.

The Board believes that its leadership structure—a combined Board Chair and CEO, an independent Lead Director, and committees comprised of and chaired by independent Directors—is the most effective for ALLETE at this time. In reaching this determination, the Board considered factors including the Company's size, the diversity and experience of our independent Board members, Ms. Owen's industry and governance experience, the Board's effective use of the Lead Director who provides coordination and leadership for the independent Directors, and the active engagement by all Directors.

The Board has three standing committees: the Audit Committee, the Executive Compensation and Human Capital Committee, and the Corporate Governance and Nominating Committee. We anticipate that committee chairs will rotate among Directors. The Board recognizes that rotating chairs provides development for the Directors and allows a variety of perspectives in leadership positions.

Audit Committee

George G. Goldfarb (Chair) Susan K. Nestegard (ex officio) Douglas C. Neve Barbara A. Nick Charles R. Matthews Charlene A. Thomas Five meetings during 2024 Audit Committee Report—page 92
The Audit Committee helps oversee and monitor the following:
•Integrity of financial statements
•Internal controls over financial reporting
•Compliance with corporate policies and procedures
•Compliance with legal and regulatory requirements
•Qualifications, independence, and performance of independent registered public accounting firm
•Performance of internal audit function
•Review of the adequacy and effectiveness of information security policies and internal controls regarding information security
•Review and evaluation of accounting policies
•Review of periodic financial reports to be provided to the public, and, upon favorable review, recommending approval of ALLETE's Consolidated Financial Statements

All Audit Committee members are independent under ALLETE's Corporate Governance Guidelines, within the meaning of SEC rules, and in accordance with NYSE listing standards.

All Audit Committee members are financially literate and three Audit Committee members qualify as an "audit committee financial expert" as defined by SEC rules.

Executive Compensation and Human Capital Committee

Robert P. Powers (Chair) Susan K. Nestegard (ex officio) Madeleine W. Ludlow Barbara A. Nick Charlene A. Thomas Five meetings during 2024 ECHC Committee Report—page 57
The ECHC Committee helps oversee and monitor Director and executive compensation and workforce strategy by:
•Establishing compensation philosophy and policies related to Directors and executive officers
•Setting CEO compensation
•Ensuring links between executive compensation and sustainability strategy as described in the Corporate Sustainability Report
•Ensuring that design of Director and executive compensation is competitive and aligned with compensation philosophy
•Overseeing the administration of ALLETE's Director and executive compensation programs
•Overseeing policies and strategies related to culture, safety, and human capital management

All members of the ECHC Committee qualify as “independent directors” under NYSE rules, “non-employee directors” under Rule 16b-3 under the Exchange Act, and “outside directors” under
Section 162(m) of the Tax Code.

Corporate Governance and Nominating Committee

Madeleine W. Ludlow (Chair) Susan K. Nestegard (ex officio) James J. Hoolihan Charles R. Matthews Douglas C. Neve Four meetings during 2024
The CG Committee assists with corporate governance oversight by:
•Making recommendations to the Board with respect to Board membership, function, committee structure and membership, succession planning for executive management, and application of corporate governance principles
•Performing the functions of a Director-nominating committee
•Overseeing the Board's annual evaluation of the CEO
•Developing and recommending to the Board standards for determining a director's independence
•Providing recommendations to the Board with respect to independence determinations
•Establishing guidelines for Common Stock ownership
•Reviewing corporate sustainability activities and overseeing the Corporate Sustainability Report

The CG Committee is authorized to exercise the authority of the Board in the intervals between Board meetings.

Board Role in Risk Oversight

The Board is responsible for risk management oversight at the Company. While the Board as a whole exercises direct oversight of strategic risks and other critical risk areas with enterprise-wide significance to the Company, substantial aspects of risk oversight are delegated to Board committees and management. The Board administers its risk oversight function in a variety of ways, including through a thoughtfully designed leadership and oversight structure illustrated as follows:

Board of Directors
Reviews and discusses with management significant risks affecting ALLETE, including matters identified by
Board committees from within their respective oversight areas, and oversees how senior leaders manage enterprise-level risks. May form ad hoc committees, from time to time, as appropriate, to assist with oversight of particular risks, such as cybersecurity.

Audit Committee	ECHC Committee	CG Committee
Oversees: financial reporting processes, business conduct, tax, and other financial risks; the appointment, evaluation, and oversight of the Company's independent registered public accounting firm; the internal audit function; legal and regulatory compliance; significant legal matters; insurance programs; market and credit risks; and physical and cybersecurity risks.
Oversees: the design and administration of executive compensation policies and programs and ensures that executive compensation programs link to ALLETE's sustainability strategy. Also has primary responsibility for assisting the Board with oversight of ALLETE's talent strategy and programs to attract, develop, engage, and retain talent; ALLETE's safety policies, and strategies; hiring initiatives; and human capital risks.
Oversees: Board structure and function, including corporate governance risks; Board independence; Board succession and composition; CEO succession planning; code of ethics; and political contributions and lobbying policy. Also has primary responsibility for assisting the Board with oversight of sustainability and corporate responsibility reporting.

Senior Management
ALLETE's CEO, CFO, Chief Legal Officer, Chief Risk Officer, and other senior leaders are responsible for implementing and supervising enterprise risk-management processes. Management confers with and reports to the Board and its committees with respect to key enterprise risk indicators, risk management and mitigation practices, and other significant matters.

Internal Audit Function	Enterprise Risk Management Program
Directly overseen by the Audit Committee. Prepares audit plans that are reviewed and approved by the Audit Committee at least annually.
Ensures that strategic goals align with ALLETE’s mission, vision, and values and that decision-making and strategy execution includes adequate consideration of the associated risks. Includes the ALLETE Risk Management Committee, made up of executive officers and ALLETE's Chief Risk Officer, which regularly identifies and assesses key risks and defines procedures for mitigating and reporting significant risks.

ALLETE's tiered and structured approach provides a comprehensive framework designed to protect the interests of our shareholders and other stakeholders.

Code of Business Conduct and Ethics

ALLETE has adopted a written Code of Business Conduct (which includes our code of ethics) that applies to all Directors, employees, and officers, including the CEO, the CFO, and the principal accounting officer. The Code of Business Conduct also applies to our contractors, suppliers, and vendors. ALLETE's Code of Business Conduct is available on our website at www.allete.com/governance. Any amendment to the Code of Business Conduct, or waiver of the Code of Business Conduct involving a Director or NEO, will be published on ALLETE's website promptly following the date of such amendment or waiver.

Shareholder Engagement

We seek out meaningful engagement with shareholders to understand their perspectives on corporate governance, executive compensation, and other issues that matter to investors. We engage with shareholders throughout the year to provide visibility and transparency into our businesses and our financial and operational performance, to listen to shareholders’ perspectives and understand shareholders’ expectations of us, to share our environmental and sustainability strategy and accomplishments, and to receive feedback on our communications and disclosures to shareholders.

Throughout the year, senior management and our investor relations team meet with analysts and institutional investors to review financial and other business and strategic issues, as well as to solicit input, provide perspective on Company policies and practices, and answer questions. We participate in investor conferences, other formal events and groups, and also in one-on-one meetings. We also engage with representatives of our large shareholders to discuss our programs and learn about the key areas on which their clients are focusing. During 2024, we discussed topics including: ALLETE's financial and operational performance; growth initiatives; strategy updates; executive compensation practices; and corporate governance practices, as well as the Merger, including the Merger timeline, the regulatory approval process, and dividend expectations, as well Merger-related procedural inquiries from our retail investors.

The Board receives regular reports from senior management and ALLETE's investor relations team about shareholder inquiries and stock performance.

Political Contributions and Lobbying

We believe that public policy engagement is an important part of responsible corporate citizenship. We participate in this process in accordance with good corporate governance practices. ALLETE's policy regarding political contributions and lobbying is overseen by the CG Committee. Our policy governs the Company’s corporate contributions to organizations registered under Section 527 of the Internal Revenue Code and ballot measures or initiative campaigns that impact the Company’s business. On the state level, employees have the opportunity—on a voluntary basis—to make political contributions through political action committees (PACs). Lobbying activities are coordinated and require prior approval of senior management. All political contributions and lobbying activities are done in compliance with applicable laws and regulations.

ALLETE's Political Contributions and Lobbying Policy is available on our website at
www.allete.com/governance.

Sustainability, Oversight, and Corporate Responsibility

Our commitment to sustainability is led and supported through strong Board leadership, intentional management focus, and sound corporate governance practices. The Board oversees ALLETE’s strategy, our Enterprise Risk Management program, and our corporate responsibility related matters, including the evaluation of sustainability-related risks and opportunities—all designed to drive performance for our shareholders and other stakeholders. We honor our commitments to our customers, our communities, and the climate by acting to advance sustainability goals. Corporate responsibility and sustainability are integrated into our governance processes and are embedded in our strategy and our values, namely: integrity, safety, people, and planet.

ALLETE recognizes that impacts from human activity, including climate change, are already upon us, and we are taking action to transform the nation’s energy landscape through sustainable solutions. ALLETE is committed to leading the path toward a sustainable carbon-free energy future. We are poised to add significantly more clean energy in the coming years while ensuring reliable, resilient energy delivery to our customers. Our overall strategy is to enhance and grow our companies by providing sustainable energy solutions to meet evolving societal expectations and regulations, and each of our companies plays an important role in this strategy. We also recognize that the transition to a clean-energy future will only be truly successful if it is just and equitable, with new opportunities and investments designed to give broad opportunities to thrive. ALLETE's strategy is designed to provide value to our customers, meaningful investment in our communities, opportunities for our employees, and long-term earnings and dividend growth for our shareholders. All of that is what we mean when we say we at ALLETE are leading the way to a sustainable clean-energy future.

Sustainability in action is the foundation of our growth strategy. We are continuing to reduce carbon emissions, delivering cleaner energy sources to our customers, strengthening the electric grid to accommodate more intermittent renewable resources, and implementing innovative solutions to enhance resiliency for all our businesses. ALLETE's comprehensive corporate responsibility program also includes a committed social focus, which includes advancing our five focus areas: workforce, supply chain, corporate citizenship, communications, and customers. For each business unit, its mission, customer mix, and regulatory status are key drivers in determining its carbon-reduction strategy.

The CG Committee oversees the process related to corporate responsibility matters and receives regular updates from senior management on such matters. During 2024, management actively engaged with investors and other key stakeholders to discuss ALLETE's sustainability strategy and initiatives and to gain insights into stakeholders' perspectives about sustainability and corporate responsibility, and how to effectively measure, communicate, and disclose our efforts. In October 2024, we released an update to our Corporate Sustainability Report, which can be found at our website www.allete.com/sustainability.

Climate Milestones and Initiatives
Expand Renewable Energy Sources	For the past four years, ALLETE has ranked first among U.S.-based investor-owned utilities for investment in renewable energy as a percentage of market capitalization. Renewable energy will provide growth and reduce risks associated with additional carbon regulations.
Reduce Overall Carbon Emissions	ALLETE’s approach to decarbonization includes coal fleet retirements, conversion to natural gas, or other zero- or low-carbon fuels, and partnering with customers on carbon capture and sequestration projects.
Carbon-Free Vision	Minnesota Power is making significant progress toward 100% carbon-free energy supply. We expect to achieve a coal-free energy supply by 2035.
Strengthen the Electric Grid	ALLETE is investing significantly in infrastructure for managing the delivery of increasing amounts of renewable energy and enhancing the resiliency and reliability of the grid to protect against extreme weather events while providing customers more choice and control.
Solar Projects	New Energy Equity is one of the nation's leading distributed solar developers and has successfully completed more than 300 projects across the United States and has a development pipeline of more than two gigawatts across 24 states.
Adopt Innovative Solutions	We are reducing water use, investing in infrastructure that will be more resistant to weather changes, and implementing strategic underground installation of energy-delivery components that may be more vulnerable to climate impacts.

Sustainability-Focused Workforce Practices
Leadership Recognition	Recognized by the Minnesota Census of Women in Corporate Leadership as an "Honor Roll" company since 2017.
Living our People Value	We care about others, respect our differences, and create opportunities for everyone to thrive. Living our People value is an integral part of our culture. Respecting, honoring and embracing the diverse backgrounds, experiences and perspectives of our employees is not only an important part of our culture, it also makes for a stronger company. We always want our employees to feel included, important and valued each and every day—that is what living our People value is about.
Veteran Outreach and Support	Minnesota Power and ALLETE Clean Energy each has been designated a "Yellow Ribbon" company, in recognition of the support provided for the needs of military-connected employees and families.
Employee Well-Being	Comprehensive health and well-being benefits and resources that support healthy, productive, and engaged employees.

Meetings of Independent Directors

At each regularly scheduled Board meeting, the independent Directors meet in executive session for discussion without management present. These executive session meetings are chaired by the Lead Director. The Board has direct access to executive officers and other management employees and meets with these leaders individually when it deems appropriate.

Board Contact with Management and Independent Advisors

Executive officers and other management employees are regularly included in Board and committee meetings, as deemed appropriate. Directors may meet individually with executive officers and other management employees.

The Board and its committees also retain their own independent advisors at their discretion.

Board and Committee Evaluations

The Board and its committees undertake self-evaluations on an annual basis.

The Board's self-evaluation includes soliciting opinions from the Directors about topics related to Board effectiveness including:

•The sufficiency of and timeliness of briefing materials provided to Directors;
•The content and conduct of Board meetings;
•The adequacy of time allocated to, and the quality of, presentations and discussions;
•The Board's access to management;
•The Board’s understanding of issues;
•The Board’s consideration of shareholders’ interests in making decisions;
•The overall mix of characteristics and skill sets represented by Board members; and
•Any area previously identified by Board members as requiring improvement.

The assessments are used to improve Board performance and effectiveness.

Each Board committee's self-evaluation addresses matters the committee considers relevant to its performance, including a review and assessment of the adequacy of the committee's charter. A report on each committee's self-evaluation is presented to the Board.

Meeting Attendance

Our Corporate Governance Guidelines provide that Directors are expected to regularly attend Board meetings and meetings of the committee or committees on which they serve. The Board held 16 meetings during 2024 and each Director attended every Board meeting. Each Director attended every meeting held in 2024 by the committee or committees on which they served.

Directors standing for election are expected to attend the Annual Meeting. Each Director attended the 2024 Annual Meeting.

Each Director also attended the special meeting of shareholders held on August 21, 2024, to approve the Merger Agreement.

Director Continuing Education

Ongoing development is an important aspect of governance. In addition to the frequent updates on corporate governance practices and requirements provided by the Company, Directors are asked to attend educational seminars, and to share their experiences with the other Directors. During 2024, Directors attended educational courses presented by outside entities on a variety of topics including:
leadership, board governance, audit committee governance, audit committee oversight of significant unusual transactions, committee effectiveness, AI strategies and implications, navigating AI risks, risk oversight, leveraging internal audit, accounting and reporting developments, political change, changes in regulatory landscape, oversight of regulatory reporting, sustainability, SEC climate disclosures, energy and utility resources accounting, federal clean energy and clean-tech incentives, women corporate directors, navigating risk, proxy evolution, future-proofing businesses, and implementation of the FASB’s new segments guidance.

In addition, Directors attended educational presentations hosted by the Company in 2024 on data centers as well as on cybersecurity risk and mitigation.

Common Stock Ownership Guidelines

The CG Committee has determined that Directors and executive officers should have an equity interest in the Company. The CG Committee believes that such equity ownership aligns the Directors' interests with those of the Company's shareholders. Accordingly, the Board has adopted Common Stock ownership guidelines.

Directors are expected to own at least 500 shares of Common Stock prior to their election to the Board. Further, within five years of their election to the Board, non-employee Directors are expected to own shares worth at least five times the amount of the annual cash retainer paid to Directors. Executive Common Stock ownership guidelines are discussed in the CD&A on page 34.

The CG Committee regularly reviews the Common Stock ownership guidelines and may recommend changes to the Board as it deems appropriate.

Insider Trading Policy

The Company has adopted an insider trading policy, the ALLETE Purchase and Sale of Company Securities Policy, which governs transactions involving ALLETE securities by directors, officers, and employees, and consultants, as well as their family members and any entity or person who is controlled by them. The policy prohibits buying or selling ALLETE securities, or engaging in other transactions involving ALLETE securities, including gifts or donations, on the basis of material non-public information. The policy also prohibits buying or selling securities of other companies with which the Company does business based on material information related to such other companies.

The ALLETE Purchase and Sale of Company Securities Policy imposes a trading restriction on Directors and officers in connection with the Company's earnings information; the blackout period commences on the first day of the 15-day period that ends on the last day of each quarter and ends on the second market day following the public release of the Company's earnings for that quarter. Trading restrictions may also be imposed during certain event-specific blackout periods.

In addition, Directors and officers must follow the Company's pre-clearance process before they, or their family members or other persons or entities related to them, engage in any transaction involving ALLETE securities.

Our insider trading policy also prohibits Directors and officers from the following: engaging in any short-swing transaction involving ALLETE securities; holding ALLETE securities in a margin account; hedging or pledging ALLETE securities; or entering into short sales or other speculative transactions involving ALLETE.

The ALLETE Purchase and Sale of Company Securities Policy was filed as Exhibit 19 to the Company's Form 10-K for the year ended December 31, 2024, and it is also available on the Company's website at www.allete.com/governance.

Related Person Transactions

The Board recognizes that in the ordinary course of business, transactions may occur between ALLETE and its subsidiaries and entities with which some of our Directors and officers are or may have been affiliated. Such transactions are evaluated in accordance with ALLETE's Related Person Transaction Policy, which was last reviewed and approved by the Board in July 2024 and is available at www.allete.com/governance.

Related persons include Directors, Director nominees, executive officers, and five percent shareholders, as well as their immediate family members and any entity controlled by these individuals or in which these individuals have a substantial financial interest.

The Related Person Transaction Policy applies to a financial transaction or arrangement, or a series of similar transactions or arrangements, which exceeds $25,000 annually or $6,250 quarterly, in which a related person has or will have a direct or indirect material interest.

Transactions between the Company and a related person generally require advance approval by the CG Committee. If a new situation arises where advance approval is not practical, it is discussed with the Chair of the CG Committee, or with another CG Committee member designated by the committee; an appropriate response might include subsequent ratification by the CG Committee.

The CG Committee also periodically reviews and assesses related person relationships to ensure ongoing fairness to the Company. Any member of the CG Committee who has an interest in a transaction will abstain from voting but may participate in the discussion if invited to do so by the
CG Committee Chair, or the Lead Director if the CG Committee Chair has an interest in the transaction.

The CG Committee considers factors it deems relevant in determining whether to approve a related person transaction, including:

•the extent of the related person's interest in the transaction;
•the availability of comparable products or services from non-related persons;
•whether the transaction is on terms comparable to those that could be obtained in an arm's-length dealing with an unrelated third party;
•the business reasons to enter into the transaction;
•whether the transaction could impair the independence of a Director;
•whether the annual amount involved exceeds the greater of $200,000 or 5 percent of the recipient's gross revenues for the year; and
•whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect relationship of the related person, and the ongoing nature of any proposed relationships.

Communications Between Shareholders and Other Interested Parties and the Board

We believe that it is an important aspect of corporate governance to facilitate direct communication between the Board and shareholders and other stakeholders. Shareholders and other stakeholders may communicate directly with our Board, with any specified group of Directors, such as a Board committee or independent Directors, or with any individual Director. Such communications should be in writing and addressed to the Lead Director, c/o Corporate Secretary, ALLETE, Inc., 30 West Superior Street, Duluth, MN 55802. Communications that are determined to be primarily commercial in nature, such as business solicitations and advertisements, will not be forwarded to the Board.

ITEM NO. 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION ________________________________________________________________

We are asking our shareholders to cast a non-binding, advisory vote approving compensation for our NEOs as reported in this Proxy Statement.

ALLETE's executive compensation program is designed to enhance shareholder value while attracting and retaining experienced, qualified executives. To fully understand ALLETE's 2024 NEO compensation, we encourage you to read the CD&A, starting on page 34 as well as the compensation tables and narrative disclosures that follow the CD&A. Those sections describe how our compensation programs are designed to achieve ALLETE's compensation objectives and provide detailed information on the 2024 compensation of our NEOs. We believe our executive compensation program reflects a pay-for-performance philosophy and is aligned with shareholders' long-term interests.

This proposal, commonly known as a "say-on-pay" proposal, gives the Company's shareholders the opportunity to express their views on the compensation of our NEOs in accordance with Section 14A of the Exchange Act. Although this say-on-pay vote is advisory and not binding on the Company, the ECHC Committee and the Board will review the voting results and will take the outcome of the vote into account when considering future executive compensation decisions.

Consistent with the recommendation of shareholders based on the proposal included in the Company’s proxy statement for the 2023 Annual Meeting regarding the frequency of the “say-on-pay” advisory proposal, the Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies the Company’s policy or the Merger has been consummated, we expect the next advisory shareholder say-on-pay vote will occur at the 2026 Annual Meeting and the next say-on-frequency advisory vote will be held at our 2029 Annual Meeting.

The Board recommends a vote “FOR” the advisory vote to approve executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS
________________________________________________________________

This CD&A explains ALLETE's executive compensation program and the 2024 compensation for the following NEOs:

Bethany M. Owen	Chair, President, and CEO
Jeffrey J. Scissons	Vice President; CFO and Corporate Treasurer
Steven W. Morris	Senior Vice President; former CFO
Nicole R. Johnson	Vice President; President–ALLETE Clean Energy
Joshua J. Skelton	Vice President; Chief Operating Officer–Minnesota Power

Mr. Morris served as Senior Vice President and CFO for all of 2024. In January 2025, Mr. Morris announced his plan to retire from the Company in July 2025. On March 11, 2025, Mr. Scissons was appointed Vice President, CFO and Corporate Treasurer, succeeding Mr. Morris as CFO.

In accordance with SEC rules, this CD&A and the accompanying tabular and narrative disclosure principally describes and explains ALLETE’s NEO compensation for the 2024 fiscal year. The CD&A does not specifically address compensation and benefits that will or may be paid to the NEOs in connection with the Merger (although such compensation and benefits are generally addressed herein in the context of ALLETE’s NEO compensation for the 2024 fiscal year). Discussion of potential payments and benefits in the context of the Merger is set forth in the Company’s definitive proxy statement filed with the SEC on July 10, 2024.

EXECUTIVE SUMMARY

Compensation Philosophy

Our executive programs are designed to align NEO's interests with the interests of our shareholders and other stakeholders. Our compensation philosophy is based on these fundamental principles:
•We link compensation to performance.
•We balance compensation elements.
•Our compensation is aligned with ALLETE's values.
•We consider market data relative to our industry peers.
•The ECHC Committee and the Board exercise independent judgment.
•We require executive Common Stock ownership.

Compensation Practices

What We Do			What We Don't Do
☑	Ensure that a substantial portion of NEOs' compensation is variable, at-risk, and subject to performance-based metrics.	☒	Enter into employment agreements with our NEOs.
☑	Use multiple metrics to measure performance.	☒	Pay dividend equivalents on unvested RSUs or unearned performance shares.
☑	Cap incentive-based compensation.	☒	Reprice underwater stock options. (We do not currently grant stock options and have no outstanding stock options.)
☑	Use an independent compensation consultant.	☒	Pay tax gross-ups, except on relocation expenses, under ALLETE's broad-based policy.
☑	Require executive Common Stock ownership.	☒	Provide excessive perquisites.
☑	Require NEOs to hold shares until Common Stock ownership guidelines are met.
☑	Prohibit hedging, pledging, and short sales.
☑	Require a double-trigger for a CIC Severance Plan payment.
☑	Make NEOs' incentive compensation subject to recovery ("clawback").

2024 Compensation Decisions

For 2024, our executive compensation program remained materially consistent with prior years. The ECHC Committee based its compensation decisions on business factors, peer company compensation data, and pay-for-performance compensation analysis from Pearl Meyer, its independent compensation consultant. The ECHC Committee also considers each NEO's role, their performance, and other relevant factors, including the most recent shareholder advisory vote on executive compensation.

Base Salary
The ECHC Committee increased base salaries for all NEOs during 2024 as shown in the following:

	Base Salary
	As of 12/31/2024	As of 12/31/2023
Ms. Owen	$882,596	$824,856
Mr. Scissons	$300,009	$241,553
Mr. Morris	$476,685	$445,500
Ms. Johnson	$428,144	$403,909
Mr. Skelton	$377,933	$356,540
Base salary increases were made in recognition of performance in the NEO's respective roles and to bring their compensation closer to the market median. Mr. Scissons' base salary increase in September 2024 was in recognition of his promotion.

AIP
Ms. Owen's AIP target opportunity was increased in 2024 to reinforce the alignment of pay and performance and to bring her total target compensation closer to the market median. Mr. Scissons' AIP target opportunity was increased effective September 2024 in connection with his promotion. The 2023 and 2024 target AIP opportunities for each of the NEOs are shown below:

	Target AIP Opportunity as of December 31 (% of 12/31 Base Salary)
	2024	2023
Ms. Owen[1]	100%	95%
Mr. Scissons[2]	45%	40%
Mr. Morris	65%	65%
Ms. Johnson	55%	55%
Mr. Skelton	45%	45%
1 Ms. Owen's total AIP target opportunity in 2024 was prorated, with four months at a 95 percent target opportunity and eight months at a 100 percent target opportunity, resulting in an average of 98.3 percent total AIP target opportunity.
2    Mr. Scissons' total AIP target opportunity in 2024 was prorated, with eight months at a 40 percent target opportunity and four months at a 45 percent target opportunity, resulting in an average of 41.7 percent total AIP target opportunity.

LTIP
LTIP target opportunity was increased in 2024 to reinforce the alignment of pay and performance and to bring the NEOs' total target compensation closer to the market median and, in the case of Mr. Scissons, in respect to his promotion. The 2023 and 2024 target LTIP opportunities for each of the NEOs are shown below:

	Target LTIP Opportunity[1] as of December 31
	2024	2023
Ms. Owen	$1,400,000	$1,000,000
Mr. Scissons	$175,000	$75,000
Mr. Morris	$550,000	$300,000
Ms. Johnson	$400,000	$250,000
Mr. Skelton	$225,000	$200,000
1    The total 2024 increase in LTIP target opportunity for each NEO, except Mr. Scissons, was allocated 75 percent to target PSA opportunity and 25 percent to RSUs. This allocation is the same as prior year grants. For Mr. Scissons, who was promoted to Treasurer in September 2024, his January 25, 2024, LTIP opportunity grant was allocated 67 percent to target PSA opportunity and 33 percent to RSUs, and his September 19, 2024, LTIP opportunity grant made in connection with his promotion was allocated 75 percent to target PSA opportunity and 25 percent to RSUs.

	Target PSA Opportunity Increase	RSU Opportunity Increase
Ms. Owen	$300,000	$100,000
Mr. Scissons	$71,000	$29,000
Mr. Morris	$187,500	$62,500
Ms. Johnson	$112,500	$37,500
Mr. Skelton	$18,750	$6,250

The 2024 changes described in this section better aligned the NEOs' total compensation with that of ALLETE's peer companies; total compensation, however, remained below the market median for all NEOs.

2024 Shareholder Advisory Voting on Executive Compensation

Each year, shareholders cast an advisory vote on NEO compensation, commonly known as a
"say-on-pay." At the 2024 Annual Meeting, more than 94.5 percent of the votes cast by our shareholders approved the Company's 2023 NEO compensation on an advisory basis.

We believe that this say-on-pay vote affirms our executive compensation philosophy and objectives. The ECHC Committee considers the result of the say-on-pay vote as it makes its compensation decisions and the outcome of the 2024 say-on-pay vote was a factor in the ECHC Committee's decision not to make any fundamental changes to the overall design of ALLETE's executive compensation program. While the ECHC Committee did not make specific changes to the executive compensation program in response to the 2024 say-on-pay vote results, it will continue to evaluate the Company’s executive compensation programs taking into account shareholder feedback, including future “say-on-pay” vote results.

At the 2023 Annual Meeting, shareholders strongly supported the Company's recommendation to hold the advisory say-on-pay vote on an annual basis. The ECHC Committee considered the outcome of this shareholder vote in affirming its decision to hold an advisory shareholder say-on-pay vote annually until the next advisory say-on-pay frequency vote. We believe that holding an advisory shareholder say-on-pay vote on an annual basis is the appropriate frequency to promote shareholder awareness of executive compensation and to allow shareholders to provide feedback about ALLETE's executive compensation practices on a regular basis. Annual say-on-pay voting is also consistent with ALLETE's desire to maintain effective relationships with our shareholders.

2024 Pay for Performance

A significant portion of our NEOs' compensation is tied to Company performance. Annual incentives focus on achieving annual financial, strategic, operational, and safety goals. Long-term incentives reward long-term profitability and shareholder value creation; they also facilitate Common Stock ownership and provide an incentive for NEOs to remain employed with the Company.

Total compensation generally increases as roles and job responsibilities increase. At the same time, as responsibilities increase, a greater percentage of total compensation is tied to performance, as is reflected in our NEOs' annual and long-term incentive opportunities.

We consider market data and Pearl Meyer's advice in setting executive compensation. We establish market ranges for our NEOs' compensation using data from investor-owned electric utilities. In setting individual compensation, we consider experience in the position, performance, job responsibilities, and relative role among the executive management group.

We generally set compensation so that when target performance is achieved under the Company's incentive compensation plans, total compensation is near the market median of ALLETE's compensation peer group. Consistent with our pay-for-performance philosophy, NEOs earn higher compensation when actual performance exceeds target goals. Conversely, when the Company does not meet target performance goals, total compensation will be lower and generally fall below the median.

2024 total compensation opportunity for the NEOs was divided between base salary and incentive opportunities. The charts below illustrate the breakdown of compensation elements expressed as a percentage of total target compensation:

The chart on the right reflects an average, for all NEOs except the CEO, of the percentage of total target compensation that is represented by each compensation element. For both charts, total target compensation is calculated using the NEOs' December 31, 2024, base salary and 2024 target opportunities for annual and long-term incentives.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

The ECHC Committee establishes our executive compensation philosophy and objectives and oversees the administration of our executive compensation programs. The ECHC Committee sets the CEO's compensation, which is reviewed and ratified by the Board without the CEO's participation. In setting the CEO's compensation, the ECHC Committee considers the Board's annual evaluation of the CEO's performance, which assesses performance relative to a broad spectrum of desired leadership and effectiveness attributes established by the Board. The ECHC Committee also compares the CEO's compensation to the compensation of CEOs at other investor-owned electric utilities. Compensation benchmarking data is adjusted for the Company's size as measured by revenue and provides a market context for the ECHC Committee's decisions. The ECHC Committee also approves the compensation of the other NEOs after considering the CEO's recommendations regarding such compensation.

At the beginning of each year, the ECHC Committee, with the CEO's recommendation, approves performance goals and measures, award dates, performance or vesting periods, and forfeiture provisions for annual and long-term incentive awards.

As part of our ongoing commitment to monitor pay-for-performance alignment, in October 2024 the ECHC Committee reviewed Pearl Meyer's 2023 pay-for-performance analysis, which confirmed our view that our executive compensation programs contain appropriate elements that are linked to performance and are balanced, fair, and competitive.

Role of CEO in Determining Executive Compensation

The CEO works with each NEO to identify individual goals that are aligned with strategic objectives within each NEO's scope of responsibility. The CEO reviews each NEO's performance during the year identifying accomplishments, areas of strength, and areas for development. The CEO bases her evaluation on her knowledge of the NEO's performance, discussions with each NEO about their self-assessment, and on the executive compensation studies described below. The CEO makes compensation recommendations to the ECHC Committee for each NEO based, in part, on each NEO's experience and responsibility level and the CEO's assessment of the NEO's performance. The CEO also recommends to the ECHC Committee financial and non-financial performance measures and target opportunities under the Company's incentive compensation plans. The CEO recuses herself from ECHC Committee discussions and decision-making regarding her own compensation.

Compensation Consultant Independence
The ECHC Committee's independent compensation consulting firm for 2024 was Pearl Meyer.
Pearl Meyer is engaged by, and reports directly to, the ECHC Committee. The ECHC Committee has the sole authority to hire or terminate its compensation consultant. It is the ECHC Committee's policy that its Chair pre-approve any additional services its independent compensation consultant performs for management. The ECHC Committee reviewed and confirmed Pearl Meyer's independence in 2024.

Executive Compensation Studies
Annually, the ECHC Committee reviews the peer group that we use for compensation benchmarking purposes. Compensation benchmarking is based on published salary surveys and proxy statement data from compensation benchmarking peer companies. Because there is a strong correlation between executive compensation pay levels and company size, the ECHC Committee compares executive pay levels with those at companies that are similar in size to ALLETE as measured by market capitalization and revenue. ALLETE's compensation peer group was made up of a subset of all the companies in the EEI Stock Index in 2024, which is the group used to determine the Company's relative TSR under the LTIP. Even within this subset, however, the companies range in size significantly. Accordingly, the compensation data is size adjusted to establish appropriate market compensation comparisons for ALLETE. In 2023, the ECHC Committee approved the following 15-company peer group for 2024:

Compensation Benchmarking Peer Group
Alliant Energy Corporation	MDU Resources Group, Inc.	Otter Tail Corporation
Avista Corporation	MGE Energy, Inc.	PNM Resources, Inc.
Black Hills Corporation	NiSource, Inc.	Pinnacle West Capital Corporation
Hawaiian Electric Industries, Inc.	NorthWestern Corporation	Portland General Electric Company
IDACORP, Inc.	OGE Energy Corp.	Unitil Corporation

The ECHC Committee directed Pearl Meyer to conduct two compensation benchmarking studies for ALLETE: one for the CEO and another for the other executive officers. These studies, presented in October 2023, provided a basis for compensation recommendations made in 2024.

The CEO benchmarking study compared Ms. Owen's compensation to an external market using size-adjusted data from published surveys and compensation data disclosed in the proxy statements of the 15-company compensation benchmarking peer group. The study also analyzed CEO pay-for-performance practices and effectiveness. The Pearl Meyer report indicated that ALLETE's CEO compensation elements were consistent with the compensation elements generally provided to CEOs. The report further indicated that Ms. Owen's base salary was below the 25th percentile of market median, her annual incentive opportunity was aligned with the 50th percentile of market median, and her long-term incentive opportunity was aligned with the 25th percentile of market median, resulting in her total compensation being below the 25th percentile of the market median. In setting the CEO's compensation for 2024, the ECHC Committee also considered Ms. Owen's performance and tenure in the position.

The second compensation benchmarking study compared the base salaries and annual and long-term incentive opportunities for all the other NEO positions to market data using the same survey sources and proxy statement data used for the CEO analysis. The Pearl Meyer report indicated that base salaries, annual incentive opportunities, and long-term incentive opportunities for the other NEOs, to varying degrees, were below market median. In addition to relying on the independent analysis for the other NEOs, the CEO and the ECHC Committee also considered each NEO's specific roles within the organization, individual performance, and tenure in their position.

Using these processes, and taking into account performance, the ECHC Committee made the following determinations in 2024: (1) each NEO's compensation included appropriate elements; (2) Ms. Owen's base salary, AIP target opportunity, and LTIP target opportunity should be increased; (3) Mr. Scissons' base salary, AIP target opportunity, and LTIP target opportunity should be increased in connection with his promotion in September 2024; and (4) base salary and LTIP target opportunity should be increased for Mr. Morris, Ms. Johnson, and Mr. Skelton.

HOW WE PAY OUR NEOs AND WHY: COMPENSATION ELEMENTS

Our compensation program for NEOs includes fixed components (base salary, benefits, and limited perquisites) and variable components (annual incentive awards paid under the AIP and long-term incentive awards granted under the LTIP), with the heaviest weight generally placed on the variable, or “at risk,” components. For 2024, a significant majority of our NEOs’ target annual direct compensation, which includes base salary, target AIP opportunity, and LTIP opportunity, was weighted toward at-risk compensation. The chart below details the form and objective of each element of compensation, as well as drivers for decisions to change NEO compensation during 2024.

Compensation Elements Summarized: What We Pay and Why

	Element	Key Characteristics	Why We Pay this Element	How the Amount is Determined	Summary of 2024 Decisions and Outcomes
Fixed	Base Salary	Competitive cash compensation.	Attracts and retains executive talent.	We consider market data and other information from the ECHC Committee's independent compensation consultant plus experience, responsibilities, role within the executive group, and individual performance.
Base salary increases (year-over-year):
Ms. Owen–7%
Mr. Scissons–23%
Mr. Morris–7%
Ms. Johnson–6%
Mr. Skelton–6%

Increases reflected performance and designed to bring base compensation closer to the market median. Mr. Scissons' increase was also to recognize his promotion in September 2024.

Variable: Short-term Incentive	AIP	Payable in cash based on achievement of annual goals including financial targets, strategic and operational goals linked to operational objectives, and safety goals.	Rewards achievement of annual financial, strategic, operational, and safety goals.	The ECHC Committee approves performance measures, targets, and individual award opportunities, sets terms, and has discretion to reduce, increase, or eliminate awards.
In 2024, ALLETE achieved above target performance for net income, superior performance for cash flow from operating activities, above-target strategic performance, and below-target operational and safety results.

Resulted in a 2024 AIP payout of 153.2% of target for all NEOs except Mr. Scissons and Ms. Johnson, whose 2024 AIP payouts were 127% and 92% of target, respectively, reflecting a combination of ALLETE and ACE results.

Variable: Long-term Incentive	PSAs with TSR Metric	Payable in Common Stock at the end of a three-year performance period based on achieving relative TSR goal. Represents 37.5% of total target LTIP opportunity.	Links NEO pay to performance; facilitates Common Stock ownership, aligns NEO's interest with financial measures important to Company growth; and helps retain executive talent.	ALLETE's TSR relative to peer companies at the end of the three-year period determines the payout factor. Dividend equivalent shares are paid in connection with earned PSAs.	ALLETE's TSR for the three-year performance period ending December 31, 2024, ranked in the 46th percentile among the peer group. This resulted in a payout of 89.9%, which was slightly below target.
	PSAs with EPS CAGR Metric	Payable in Common Stock at the end of a three-year performance period based on achieving EPS CAGR goal. Represents 37.5% of total target LTIP opportunity.		ALLETE's EPS CAGR at the end of the three-year period determines the payout factor. Dividend equivalent shares are paid in connection with earned PSAs.	ALLETE's EPS CAGR for the three-year performance period ending December 31, 2024, was 3%. This resulted in no payout.
	RSUs	Payable in Common Stock at the time of vesting, subject to time-based vesting. Represents 25% of total target LTIP opportunity.	Like PSAs, facilitates Common Stock ownership, aligns NEOs' interests with long-term shareholder value, and helps retain executive talent.	One RSU entitles the NEO to receive one share of Common Stock (and dividend equivalents) when the RSU vests at the end of a three-year period.	RSUs granted in 2022 vested on December 31, 2024. RSUs granted in 2023 will vest in the ordinary course on December 31, 2025. RSUs granted in 2024 will vest in the ordinary course on December 31, 2026.

HOW WE LINK EXECUTIVE PAY TO PERFORMANCE

As described above, a majority of our NEOs’ compensation is linked to ALLETE’s performance through variable short-term compensation pursuant to the AIP, and variable long-term compensation pursuant to the LTIP.

Annual Incentive Awards
Annual incentives reward shorter-term financial metrics, strategic goals, operational performance, and safety accomplishments, all of which are tied to ALLETE's values. The ECHC Committee believes that the AIP provides appropriate motivation, without encouraging excessive business risks, because it has multiple goals that align with the objectives of different stakeholders (e.g., shareholders, customers, regulators, and employees). The AIP provides payment opportunity levels that are market-competitive and includes a cap on the maximum award amount.

Setting AIP Targets
At the beginning of each year, the ECHC Committee, with the CEO's recommendations, approves performance measures and targets for the annual incentive awards, as well as each NEO's target award opportunity. The ECHC Committee has the ability to reduce, increase, or eliminate awards, regardless of whether applicable performance goals have been achieved.

The ECHC Committee sets annual incentive opportunity levels such that if the Company achieves target performance, the combination of salary and annual incentives will result in total cash compensation near the market median for ALLETE's compensation peer group. For 2024, the ECHC Committee set the following AIP opportunities:

2024 AIP Target Opportunities
AIP Target Opportunity (% of 12/31/2024 Base Salary)
Ms. Owen[1]	98%
Mr. Scissons[2]	42%
Mr. Morris	65%
Ms. Johnson	55%
Mr. Skelton	45%
1 Ms. Owen's total AIP target opportunity was prorated, with four months at a 95 percent target opportunity and eight months at a 100 percent target opportunity, resulting in an average of 98.3% total AIP target opportunity.
2    Mr. Scissons' total AIP target opportunity was prorated, with eight months at a 40 percent target opportunity and four months at a 45 percent target opportunity, resulting in an average of 41.7% total AIP target opportunity.

Setting AIP Goals
Our AIP is most heavily weighted toward one-year financial performance, as measured by net income and cash from operating activities, subject to certain adjustments that are described in more detail starting on page 43. To calculate performance relative to the financial goals for annual incentive purposes, the ECHC Committee established specific adjustments goals for the AIP at the beginning of the performance period. The ECHC Committee also determined how it would evaluate for that particular plan year the impact of discrete, non-recurring events that might occur during the plan year and adjustments relating to the same, as described on the page 44.

In addition to financial metrics, the AIP also measures performance tied to strategic, operational, and safety goals. Strategic goals vary from year to year, but consistently incorporate our sustainability objectives, growth objectives, operational improvements for our businesses, and the evolving needs of our customers and other stakeholders. Operational goals are tied to ALLETE's reliability and performance and safety goals are tied to injury-prevention awareness and safety performance.

For 2024, ALLETE AIP performance goals, weighting, and measures for all NEOs, except Mr. Scissons and Ms. Johnson, who are discussed on page 47, were as follows:

ALLETE 2024 AIP Performance Goals, Weighting, and Measures
Performance Goals	Weighting	Measures
		Threshold	Target	Superior
Net Income[1]	50%	$191.43 million	$212.7 million	$233.97 million
Cash from Operating Activities[2]	20%	$346.41 million	$384.9 million	$423.39 million
Strategic	18%	Described Below
Operational	6%
Safety	6%
1 Threshold net income was set at 90 percent of the Company's budgeted net income, target was set at budget, and superior was set at 110 percent of budget. Net income for annual incentive calculation purposes is described in more detail on page 45.
2 Threshold cash from operating activities goal was set at 90 percent of the Company's budgeted cash from operating activities, target goal was set at budget, and superior goal was set at 110 percent of budget. Cash from operating activities for annual incentive calculation purposes is described in more detail on page 45.

ALLETE AIP Financial Goals
For the 2024 AIP, the ECHC Committee established the following financial metrics, which comprised 70% of the total AIP for the year:

•Net income (weighted 50%); and
•Cash from operating activities (weighted 20%).

The ECHC Committee selected net income because it is a widely used financial performance measure that reflects the combination of revenue generation and expense management. Cash from operating activities was selected because it indicates the Company's ability to generate funds internally for capital projects, to repay debt, and to pay dividends and interest. Both measures also can affect the Company's stock price.

With respect to both the net income and cash from operating activities metrics, the ECHC Committee established specific exclusions and adjustment guidelines at the beginning of the performance period.

ALLETE AIP Strategic, Operational, and Safety Goals
AIP also rewards strategic, operational, and safety performance. Each year, the ECHC Committee reviews the allocation between financial goals and strategic, operational, and safety goals. For 2024, our strategic, operational, and safety goals remained at a combined 30 percent of the overall opportunity. The achievement of these goals is measured independently of the financial goals. Therefore, it would have been possible to earn an annual incentive payout based on achieving strategic, operational, and safety goals even if financial goals had not been met.

Strategic, operational, and safety goals are linked to strategic, operational, and safety objectives and are also aligned with ALLETE's core values: integrity, safety, people, and planet.

ALLETE's 2024 strategic goals were to execute our transmission strategy and to advance EnergyForward. Specific goals encompassed the following: advancing engineering for critical projects, finalizing agreements, issuing certificates of need, and renewable energy request for proposal submissions. Our 2024 operational goals were designed to demonstrate ALLETE's commitment to the environment and to customer service as measured by goals relating to environmental stewardship and system reliability. Specifically, operational goals focused on system reliability were measured quarterly by the System Average Interruption Duration Index, by the System Average Interruption Frequency Index, and by the Customer Average Interruption Duration Index relative to three-year average results from an EEI reliability survey.

The operational goals also focused on thermal and renewable reliability goals measured by ALLETE's generation resources' reliability against the Intermediate Thermal Seasonal Accredited Capacity published by the Midcontinent Independent System Operator (MISO) and the Company's annual wind-generation resources' availability as compared to our three-year average availability. In 2024, the ECHC Committee added one additional renewable reliability goal related to solar availability.

Safety goals were designed to demonstrate continuous safety improvement, which we measure using both leading and lagging indicators. Safety goals included: tracking the number and severity of incidents recorded with the Occupational Safety and Health Administration; and implementing proactive safety measures designed to support zero-injury efforts, namely, follow-up on the ALLETE-wide safety perception survey, the ALLETE Moves stretching program, and individual leadership safety conversations. An NEO's failure in any quarter to complete a leadership safety conversation would have resulted in a reduction in their final AIP award payout equal to 2.5 percent per quarter. An employee fatality, or a willful disregard of an environmental, reliability, or Federal Energy Regulatory Commission regulation or standard, would have resulted in a reduction to, or non-payout of, safety goals.

The CEO, with input from senior management, reports the progress made on strategic goals and operational and value goals to the ECHC Committee. The ECHC Committee then determines the extent to which performance targets have been achieved.

2024 ALLETE AIP Results
All NEOs, except Ms. Johnson and Mr. Scissons (who are discussed on page 47), earned 153.2 percent of their respective 2024 target annual incentive opportunity (compared to 179.9 percent in 2023).

To calculate the financial goals for AIP purposes, the ECHC Committee established specified exclusions and adjustment guidelines at the beginning of the plan year. The ECHC Committee also determined at the beginning of the plan year that it would evaluate on a case-by-case basis the effect of discrete, non-recurring events that might occur during the plan year.

As disclosed in ALLETE's Form 10-K for the year ended December 31, 2024, Net Income Attributable to ALLETE was $179.34 million (compared to $247.1 million for 2023). That amount was then increased by $42.35 million, in accordance with the ECHC Committee's predetermined exclusions and its guidelines for evaluating, on a case-by-case basis, the impact of discrete, non-recurring events that occur during the plan year, to reflect the following adjustments to net income for AIP purposes: (1) ALLETE Properties financial results (increased by $.12 million); (2) merger related expenses (increased by $22.59 million); (3) rate case interim rate reserves (increased by $16.4 million); and (4) Coal Combustion Residuals from Electric Utilities rule (increased by $3.24 million). After these adjustments, 2024 net income for AIP purposes was $221.69 million, resulting in a payout at between target and superior level.

As disclosed in ALLETE's Form 10-K for the year ended December 31, 2024, Cash from Operating Activities for the year ended December 31, 2024, was $457.08 million (compared to $585.3 million for 2023). That amount was then increased by an overall $32.28 million in accordance with the ECHC Committee's predetermined exclusions and its guidelines for evaluating, on a case-by-case basis, the impact of discrete, non-recurring events that occur during the plan year, to reflect the following adjustments to cash from operating activities for AIP purposes: (1) ALLETE Properties operations (increased by $.2 million); (2) the timing of accounting for the Minnesota Power fuel adjustment clause true-up (decreased by $.64 million); (3) ACE's build-own-transfer construction projects that are included in inventory (decreased by $11.39 million); (4) pension plan contributions (increased by $25 million); (5) asset decommissioning costs that were not budgeted (decreased by $1.7 million); and (6) merger related expenses (increased by $20.81 million). After these adjustments, 2024 cash from operating activities for AIP purposes was $489.36 million, resulting in a payout at the superior level.

With respect to strategic goals, we achieved a level that fell between target and superior; achievement of the operational and safety goals fell between threshold and target.

The ALLETE AIP results were calculated as follows:

2024 ALLETE AIP Payout
Performance Goal	Weighting	Unweighted Results	Payout[1]
Net Income	50%	142.3%	71.13%
Cash from Operating Activities	20%	200.0%	40.00%
Strategic Goals	18%	177.8%	32.00%
Operational Goals	6%	112.2%	6.73%
Safety Goals	6%	55.5%	3.33%
Total	100%		153.2%
1    Payout is expressed as a percentage of the NEO's annual incentive target opportunity.

The table below summarizes the metrics included in the 2024 AIP, as well as the corresponding level of achievement, in each case as approved by the ECHC Committee:

2024 ALLETE AIP Goals and Results
Financial Metrics[1]
Measurement	Threshold	Target	Superior	Actual	Weighting	Unweighted Results	Payout
Net Income	$191.43 million	$212.7 million	$233.97 million	$221.69 million	50.0%	142.2%	71.1%
Cash from Operating Activities	$346.41 million	$384.9 million	$423.39 million	$489.36 million	20.0%	200.0%	40.0%
Strategic Goals
	Threshold	Target	Superior	Actual	Weighting	Unweighted Results	Payout
Advance Sustainability	Execution of Transmission Strategy			Superior	10.0%	200.0%	20.0%
	EnergyForward			Between Target and Superior	8.0%	150.0%	12.0%
Operational Goals
	Threshold	Target	Superior	Actual	Weighting	Unweighted Results	Payout

Outage Duration (System Average Interruption Duration Index)	50th percentile Q1: 10.91 Q2: 39.55 Q3: 39.56 Q4: 20.47	62.5 percentile Q1: 9.53 Q2: 34.57 Q3: 34.57 Q4: 17.89	75th percentile Q1: 8.16 Q2: 29.59 Q3: 29.59 Q4: 15.31	Q1: 8.91 Q2: 52.39 Q3: 42.07 Q4: 16.53	Q1: 0.25% Q2: 0.25% Q3: 0.25% Q4: 0.25%	70.0%	0.7%
Outage Frequency (System Average Interruption Frequency Index)	50th percentile Q1: 0.12 Q2: 0.33 Q3: 0.35 Q4: 0.19	62.5 percentile Q1: 0.11 Q2: 0.30 Q3: 0.31 Q4: 0.17	75th percentile Q1: 0.10 Q2: 0.24 Q3: 0.29 Q4: 0.15	Q1: 0.10 Q2: 0.58 Q3: 0.46 Q4: 0.16	Q1: 0.25% Q2: 0.25% Q3: 0.25% Q4: 0.25%	90.0%	0.9%
Outage Interruptions (Customer Average Interruption Duration Index)	50th percentile Q1: 91.09 Q2: 120.19 Q3: 112.05 Q4: 108.34	62.5 percentile Q1: 85.01 Q2: 112.17 Q3: 104.57 Q4: 101.11	75th percentile Q1: 78.93 Q2: 104.51 Q3: 97.09 Q4: 93.88	Q1: 89.86 Q2: 90.44 Q3: 91.96 Q4: 102.28	Q1: 0.25% Q2: 0.25% Q3: 0.25% Q4: 0.25%	130.0%	1.3%
Generation Resource Reliability (Thermal and Hydro: Equivalent Unplanned Outage Factor)	10-year average 5.12%	1% improvement 5.07%	2% improvement 5.02%	Q1: 5.04% Q2: 4.98% Q3: 4.99% Q4: 5.03%	1.0%	190.0%	1.9%
Wind Availability	Equal to 3-year average 93.25%	.8% better than 3-year average 94.0%	1.9% better than 3-year average 95%	Q1: 90.3% Q2: 92.9% Q3: 92.8% Q4: 92.7%	1.0%	—%	—%
Solar Availability	Equal to 3-year average 98%	.05% better than 3-year average 98.5%	.1% better than 3-year average 99%	Q1: 99.51% Q2: 99.60% Q3: 99.60% Q4: 99.71%	1.0%	200.0%	2.0%
Safety Goals
	Threshold	Target	Superior	Actual	Weighting	Unweighted Results	Payout
Safety Perception Survey	Implement action plans and conduct pulse survey			Target	1.0%	100%	1.0%
ALLETE Moves Stretching Program	1.0 x week	1.25 x week	1.5 x week	1.69	1.0%	200%	2.3%
Safety Incident Rate (reportable injuries per 100 employees)	60th percentile (1.23)	75th percentile (1.05)	80th percentile (0.73)	below 60th percentile (1.59)	2.0%	0%	0.0%
Safety Severity Rate (Lost workdays per 100 employees)	60th percentile (8.9)	75th percentile (6.7)	80th percentile (4.3)	below 60th percentile (9.06)	2.0%	0.0%	0.0%

					Total		153.2%
1 The calculations of net income and cash from operating activities for AIP purposes are described in detail on page 45.

AIP performance goals, weighting, and measures for Mr. Scissons and Ms. Johnson
Mr. Scissons' and Ms. Johnson's 2024 AIP performance goals, weighting, and measures were divided between the ALLETE AIP program described above and the ACE AIP program. Mr. Scissons earned 127 percent of his 2024 target annual incentive opportunity, 66.7 percent of Mr. Scissons' award was tied to ALLETE goals, which paid out at 153.2 percent of target opportunity and 33.3 percent of his award was tied to ACE performance goals, which paid out at 71.3 percent of target opportunity. Ms. Johnson earned 92 percent of her 2024 target annual incentive opportunity, 25 percent of Ms. Johnson's award was tied to ALLETE goals, which paid out at 153.2 percent of target opportunity and 75 percent of her award was tied to ACE performance goals, which paid out at 71.3 percent of target opportunity. ACE's net income was below threshold and ACE's strategic and operational goals were achieved at a level between target and superior. The ACE 2024 annual incentive goals, weighting, measures, and results were as follows:

ACE 2024 AIP Performance Goals, Weighting, Measures, and Results
	Threshold	Target	Superior	Actual	Weighting	Unweighted Results	Payout[1]

Financial Metrics
ALLETE Net Income[2]	$191.43 million	$212.7 million	233.97	$221.69 million	15.0%	142.0%	21.3%
ACE Net Income[3]	$24.0 million	$28.2 million	$31.0 million	$17.8 million	45.0%	—%	—%

Strategic Goals
Implement Southwest Power Pool Solutions				Between Target and Superior	15.0%	109.3%	16.4%
Maximize Portfolio Value				Superior	15.0%	200.0%	20.0%

Operational and Safety Goals
Revenue-Weighted Fleet Availability	94.0%	95.0%	97.0%	94.4%	5.00%	70%	3.5%
Safety Perception Survey Participation	75%	85%	N/A	100%	1.25%	200%	1.7%
ALLETE Moves Stretching Program (Employees record activity sessions at least eight times per month)	90%	95%	100%	100%	1.25%	200%	4.2%
Safety Severity Rate (Lost workdays per 100 employees)	60th percentile (16.91)	75th percentile (10.88)	80th percentile (5.6)	100th percentile (0)	1.25%	200%	4.2%

					Total		71.3%
1 Payout is expressed as a percentage of AIP target opportunity.
2    Threshold net income was set at 90 percent of ALLETE's budgeted net income, target was set at budget, and superior was set at 110 percent of budget. ALLETE net income for AIP calculation purposes is described in more detail on page 45.
3    Threshold net income was set at 90 percent of ACE's budgeted net income, target was set at budget, and superior was set at 110 percent of budget.

Long-Term Incentive Awards: PSAs and RSUs

We use long-term incentive compensation to reward executives for achieving business objectives that are designed to grow long-term shareholder value. The time-vesting and forfeiture provisions associated with long-term incentive compensation also encourage NEOs to stay with the Company. Long-term incentive compensation elements consist of PSAs and RSUs. The LTIP provides payment opportunity levels that are market-competitive. PSAs include a cap on the maximum award amount.

The ECHC Committee grants PSAs and RSUs under the LTIP at the beginning of each year. The ECHC Committee can make additional grants at other times of the year and did so for Mr. Scissons in connection with his promotion in September 2024. No other NEO received an additional grant in 2024.

Performance Share Awards (PSAs)
PSAs reward executives for performance over a three-year period. Rewarding executives for creating long-term shareholder value links pay to performance.

Dividend equivalents accrue during the performance period and allow NEOs to receive the value of dividends that would have been paid on Common Stock between the grant date and the date the performance shares are paid, but only if performance goals are achieved. If earned, performance shares and dividend equivalents are paid in Common Stock after the end of the performance period.

Performance is measured by ALLETE's TSR relative to a group of peer companies and by EPS CAGR. The ECHC Committee selected relative TSR because it measures the value shareholders realize from their investment in Common Stock, assuming full dividend reinvestment, as compared to investment opportunities available in comparable companies. The ECHC Committee selected EPS CAGR because it measures, in absolute terms, how the Company's earnings per share over the three-year period compares to our established long-term growth objectives.

The performance period begins on the first day of the three-year performance period. The payment amount with respect to any award is determined at the end of the three-year period. In 2024, NEOs were granted PSAs for the three-year performance period beginning on January 1, 2024, and ending on December 31, 2026.

For the 2024-2026 performance period, the ECHC Committee set target relative TSR at the
50th percentile among the peer group, with threshold set at the 30th percentile, and superior set at the 85th percentile. If ALLETE's relative TSR percentile at the end of the performance period falls below threshold, no PSAs will be earned. Straight-line interpolation will be used to determine earned awards based on a relative TSR percentile result between threshold and target, or target and superior.

ALLETE's TSR was or will be compared to the TSR of a peer group made up of the companies in the EEI Stock Index. The ECHC Committee believes that the companies comprising the EEI Stock Index reflect comparable investment alternatives available to shareholders. The specific peer group we use consists of all the companies that were in the EEI Stock Index as of December 31 of the last year in the three-year performance period, and that have been in the EEI Stock Index for at least three full years as of that date.

The EEI Stock Index companies as of December 31, 2024, based on information published as of that date, were as follows:

TSR Peer Group Companies*
Alliant Energy Corporation	Evergy, Inc.	PG&E Corporation
Ameren Corporation	Eversource Energy	Pinnacle West Capital Corporation
American Electric Power Company	Exelon Corporation	PNM Resources, Inc.
Avista Corporation	FirstEnergy Corp.	Portland General Electric Company
Black Hills Corporation	Hawaiian Electric Industries, Inc.	PPL Corporation
CenterPoint Energy, Inc.	IDACORP, Inc.	Public Service Enterprise Group, Inc.
CMS Energy Corporation	MDU Resources Group, Inc.	Sempra Energy
Consolidated Edison, Inc.	MGE Energy, Inc.	The Southern Company
Dominion Energy, Inc.	NextEra Energy, Inc.	Unitil Corporation
DTE Energy Company	NiSource, Inc.	WEC Energy Group, Inc.
Duke Energy Corporation	NorthWestern Corporation	Xcel Energy Inc.
Edison International	OGE Energy Corp.
Entergy Corporation	Otter Tail Corporation
* Companies can be dropped from or added to the EEI Stock Index during the performance period due to mergers or other activities. If a company is dropped from the EEI Stock Index during the performance period, no information related to that company will be included in the performance calculation. A company that is newly added to the EEI Stock Index after the start of the performance period also will be excluded from the performance calculation. If a company in the EEI Stock Index at the beginning of a performance period undergoes a corporate restructuring during the performance period and the company remains in the EEI Stock Index following the transaction, the company will be included in the performance calculation. Avangrid, Inc. went private in 2024 and was dropped from the EEI Stock Index.

During the three-year performance period ending on December 31, 2024, ALLETE's shareholders realized a TSR of 11.6 percent, ranking us in the 46th percentile of the peer group companies, resulting in a slightly below target payout of 89.9 percent.

For the 2022-2024 performance period, EPS CAGR was measured by calculating ALLETE's annual EPS at the end of the three-year performance period, using as a baseline ALLETE's EPS for the year ended December 31, 2021, adjusted to exclude ALLETE Properties operations. During the three-year performance period ended on December 31, 2024, ALLETE EPS CAGR was 3 percent, which was below threshold, resulting in no payout.

For the 2023-2025 performance period, EPS CAGR will be measured by calculating ALLETE's annual EPS at the end of the three-year performance period, using as a baseline ALLETE's EPS for the year ended December 31, 2022. For the 2024-2026 performance period, EPS CAGR will be measured by calculating ALLETE's annual EPS at the end of the three-year performance period, using as a baseline ALLETE's EPS for the year ended December 31, 2023.

Target was set at the midpoint of earnings guidance, or six percent, with threshold at four percent, and superior at eight percent. If the EPS CAGR percentage result at the end of the performance period is below threshold, no PSAs with the EPS CAGR performance metric will be earned. Straight-line interpolation will be used to determine earned awards based on the EPS CAGR percentage result between threshold and target, or target and superior.

Restricted Stock Units (RSUs)
RSUs are used as a retention incentive and to encourage Common Stock ownership. Each RSU entitles the NEO to receive one share of Common Stock when the unit vests at the end of a three-year period. The RSUs granted in 2024 will vest on December 31, 2026. The NEOs must remain employed by the Company at the time RSUs vest to receive the Common Stock. Dividend equivalents accrue during the vesting period, but are paid only if the RSUs vest. Dividend equivalents allow the NEO to receive the value of dividends that would have been paid on Common Stock during the vesting period. RSUs and dividend equivalents are paid in Common Stock after the end of the vesting period.

The table below shows 2024 LTIP target opportunities for the NEOs. For all NEOs, except for Mr. Scissons, the target opportunities were allocated as follows: 75 percent to PSAs (half of which use relative TSR as the performance metric and half of which use EPS CAGR as the performance metric) and 25 percent to RSUs. For Mr. Scissons, who was promoted to Treasurer in September 2024, his January 25, 2024, LTIP opportunity grant was allocated 67 percent to target PSA opportunity and 33 percent to RSUs, and his September 19, 2024, LTIP opportunity grant made in connection with his promotion was allocated 75 percent to target PSA opportunity and 25 percent to RSUs. The Company retained Willis Towers Watson to calculate the estimated fair value of PSAs. For PSAs with relative TSR as the associated performance measure, the estimated fair value reflects a modeled probability of achieving the performance goals, employing a Monte-Carlo simulation that uses an underlying Black-Scholes model. The target number of PSAs (TSR) is determined by dividing each NEO's target award opportunity—shown in the table below—by $72.23, the estimated fair value of a PSA (TSR) as of December 31, 2023. For PSAs with EPS CAGR as the associated performance metric, the valuation was calculated using a per-share value of $61.16, the closing price for Common Stock on December 29, 2023. The number of RSUs granted to the NEOs also was calculated using a per-share value of $61.16.

LTIP Target Opportunities for 2024–2026 Performance Period
	Total Target Opportunity	Allocation of Long-Term Incentive Plan Target Opportunity
		PSAs with TSR Performance Metric	PSAs with EPS CAGR Performance Metric	PSAs as % of Total Target Opportunity	RSUs	RSUs as % of Total Target Opportunity
Ms. Owen	$1,400,000	7,268	8,584	75%	5,723	25%
Mr. Scissons[1]	$175,000	840	979	68%	870	32%
Mr. Morris	$550,000	2,855	3,372	75%	2,248	25%
Ms. Johnson	$400,000	2,077	2,453	75%	1,635	25%
Mr. Skelton	$225,000	1,168	1,380	75%	920	25%
1     For Mr. Scissons, who was promoted to Treasurer in September 2024, his January 25, 2024, LTIP opportunity grant was allocated 67 percent to target PSA opportunity and 33 percent to RSUs, and his September 19, 2024, LTIP opportunity grant made in connection with his promotion was allocated 75 percent to target PSA opportunity and 25 percent to RSUs.

The ECHC Committee has discretion to modify or eliminate awards, whether or not performance goals have been achieved. The ECHC Committee did not exercise discretion to modify or eliminate LTIP awards during 2024.

Vesting of 2022 - 2024 PSAs
In 2022, the ECHC Committee granted PSAs that would vest, if at all, based on ALLETE’s TSR and EPS CAGR for the three-year period ended December 31, 2024.

ALLETE's TSR for the three-year period ended December 31, 2024 was 11.6 percent, ranking us at the 46th percentile among the peer group, which was between threshold and target and resulted in an
89.9 percent payout for TSR-related PSAs that were granted in 2022. ALLETE's EPS CAGR for the three-year period ended December 31, 2024, was 3 percent, which was below threshold and resulted in no payout for the EPS CAGR-related PSAs that were granted in 2022.

2022 - 2024 LTIP Results
TSR Ranking Relative to Peer Companies			EPS CAGR

	85th percentile	Superior		8 percent	Superior
	50th percentile	Target		6 percent	Target

Actual: 45.9 percentile	30th percentile	Threshold		4 percent	Threshold
Actual: 3 percent

OTHER GUIDELINES, POLICIES, BENEFITS, AND PRACTICES

Executive Common Stock Ownership Guidelines
We believe NEOs should be ALLETE shareholders to encourage them to act as owners and focus on long-term, sustained performance when making business decisions. We use Common Stock to fund NEOs' long-term incentive compensation and a portion of the Company's contribution to NEOs'
tax-qualified, defined-contribution retirement savings plan accounts.

Common Stock ownership guidelines have been established by the CG Committee as discussed on page 30. Under the guidelines, Ms. Owen is expected to own shares of Common Stock that have a value equal to five times her annual base salary. Mr. Scissons is expected to own shares of Common Stock that have a value equal to three times his annual base salary. All other NEO are expected to own shares of Common Stock that have a value equal to their respective annual base salary.

Common Stock may be owned directly by the NEO, owned jointly with or separately by the NEO's spouse, or held in trust for the benefit of the NEO, the NEO's spouse, or the NEO's dependent children. RSUs that have been granted but not yet time-vested are counted under the Common Stock ownership guidelines.

The Common Stock ownership guidelines essentially require that NEOs retain 100% of any Common Stock they receive under the LTIP (after share withholding to satisfy tax obligations) until they have achieved the applicable ownership guideline. Unvested PSAs are not counted for purposes of the guidelines.

NEOs are expected to meet their Common Stock ownership guideline within seven years after first becoming subject to the guidelines. NEOs who are promoted to a position with a higher Common Stock ownership expectation have five years from the promotion to meet their new guideline.

At least annually, the CG Committee reviews Common Stock ownership to confirm that the NEOs have met or are making satisfactory progress toward their Common Stock ownership guidelines.

The CG Committee may reduce the Common Stock ownership guideline for an NEO following a publicly announced plan to retire or in other circumstances the CG Committee deems appropriate.

Each NEO has already met, or is making satisfactory progress toward meeting, their Common Stock ownership guideline. Common Stock ownership levels as of March 14, 2025, and how that ownership measured against Common Stock ownership guidelines as of March 14, 2025, are shown in the table on page 9.

Compensation Recovery Policy

Effective December 1, 2023, we adopted an Executive Compensation Recovery Policy that requires ALLETE to recover from NEOs erroneously awarded incentive-based compensation in the event of an accounting restatement. This policy applies to compensation received from and after October 2, 2023, and is consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the NYSE listing standards.

At the same time, we adopted a Discretionary Executive Compensation Recovery Policy that permits ALLETE, at the discretion of the ECHC Committee, to recover compensation in the event the ECHC determines an NEO has engaged in any of the following misconduct: committing a felony or engaging in willful misconduct or a breach of fiduciary duty, in each case, connected to the NEO's services to the Company; committing an act of fraud, embezzlement, or misappropriation related to the Company; or breaching a restrictive covenant in any employment agreement with the Company.

Risk Assessment

Our compensation programs are designed to motivate performance and to avoid promoting behaviors that would create undue risk. The ECHC Committee considers multiple risk factors in establishing executive compensation programs, when setting compensation levels, and when selecting measures and performance goals for our performance-based compensation programs. Important factors taken into consideration include:
•A design that aligns shareholder, stakeholder, and NEO interests.
•Performance metrics that align with our values and business strategy.
•The use of multiple metrics to measure performance.
•Long-term incentives have three-year measuring periods to encourage long-term decision making and value creation.
•Design and opportunity levels are market-competitive and comparable to our peer companies.
•Incentive-based compensation is capped.
•Incentive calculations are internally audited.
•Our Common Stock ownership guidelines requires NEOs to hold a meaningful equity interest in the Company, encouraging them to focus on long-term, sustained performance when making business decisions.
•NEOs' incentive-based compensation is subject to recovery "clawback" as discussed in the Compensation Recovery Policy section above.

Pledging, Hedging, and Short Sales by NEOs Prohibited

NEOs are prohibited from holding Common Stock in a margin account or otherwise entering into any pledge arrangement that would permit a third party to sell the securities without the NEO's consent or knowledge. In addition, NEOs may not enter into any transaction that allows them to be insulated from the full risk or reward of Common Stock ownership (i.e., hedging) and NEOs may not enter into any transaction that could result in allowing them to benefit from a decrease in the value of Common Stock (i.e., short sale).

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not award stock options. Accordingly, we do not have a specific policy or practice on the timing of award of stock options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board and the ECHC Committee will evaluate the appropriate steps to take in relation to the foregoing.
We do not time equity awards to the release of material, non-public information. The ECHC Committee meeting schedules for the ensuing year (including the meeting at which equity awards are granted) are generally set six months prior to the start of the calendar year.

Retirement and Other Broad-Based Benefits

We provide benefits, including retirement benefits, to attract and retain executive talent. Retirement benefits also reward long-term service with the Company. NEOs are eligible for retirement benefits under the same plans available to other eligible employees. NEOs are also eligible for supplemental retirement benefits under our supplemental executive retirement plans.

NEOs participate in a range of broad-based employee benefits, including paid vacation, sick pay, disability benefits, a flexible compensation plan, an employee stock purchase plan, group term life insurance, health benefits, and post-retirement health benefits.

Tax-Qualified Retirement Benefits
For all NEOs except Mr. Scissons, who was hired after September 2006, we provide tax-qualified retirement benefits from two primary sources: (1) the RSOP, a defined-contribution retirement savings and stock ownership plan, and (2) a traditional defined benefit pension plan. Since October 2006, we have emphasized delivering nonunion retirement benefits through the RSOP; therefore, Mr. Scissons' tax-qualified retirement benefits come only from the RSOP. Both the RSOP and pension plan benefits are intended to be tax-qualified.

The RSOP has features of both an employee stock ownership plan and a 401(k) savings plan. NEOs may elect to defer salary into the RSOP up to the limits imposed by the Tax Code and the RSOP. In addition, we contribute to the NEOs' RSOP accounts a matching contribution of up to four percent of base salary for all NEOs, except Mr. Scissons, for whom the Company makes a matching contribution of up to five percent. All NEOs, except Mr. Scissons, are also eligible to receive an annual Company contribution of between 8.5 percent and 11.5 percent of base salary, depending on the NEO's age; Mr. Scissons is eligible to receive an annual contribution of six percent. The amount contributed by the Company to each NEO under the RSOP in 2024 is included in column (h) of the Summary Compensation Table on page 58.

The present value of each eligible NEO's pension benefits as of December 31, 2024, is shown in the Pension Benefits table on page 62. The 2024 increase in the pension benefits value for each eligible NEO is included in column (g) of the Summary Compensation Table on page 58.

Supplemental Executive Retirement Benefits
We provide supplemental retirement benefits to NEOs through the SERP, our non-tax-qualified retirement plan. Generally, the SERP is designed to provide benefits that, in the aggregate, substantially equal the benefits the NEOs would have been entitled to receive if the Tax Code did not limit the types and amounts of compensation that can be considered under tax-qualified benefit plans. Providing SERP benefits is also a recruiting and retention strategy for executive talent because it provides additional retirement planning opportunities. The SERP has three components: a supplemental pension benefit, a supplemental defined contribution benefit, and a deferral account benefit. The SERP benefits are discussed in more detail starting on page 63.

Perquisites

The Company provided NEOs with limited perquisites in 2024. Perquisites are tailored to the individual NEO, take into account business purpose, and may include: reimbursement for financial and tax planning services; identity theft coverage; club memberships; approved travel, meal, and entertainment expenses for spouses; and executive physicals. As required by the Tax Code, we impute income to the NEOs for reimbursement of personal expenses; we provide no tax gross-ups for this imputed income.

The ECHC Committee has reviewed all perquisites and determined that they are a minimal component of total compensation and facilitate the NEOs' performance of their job responsibilities. In 2024, each NEO received less than $10,000 in perquisites.

Severance Benefits

The discussion below does not specifically describe compensation and benefits that will or may be payable to our NEOs in connection with the Merger under the CIC Severance Plan or otherwise. That discussion is included in the Company’s definitive proxy statement filed with the SEC on July 10, 2024. Due to the fact that Mr. Scissions became an officer following the filing of the Company’s definitive proxy statement (filed with the SEC on July 10, 2024), that proxy statement (in accordance with SEC rules) does not contain a discussion of compensation and benefits that will or may be payable to Mr. Scissions in connection with the Merger under the CIC Severance Plan or otherwise. Accordingly, references to disclosure in such definitive proxy statement do not refer to Mr. Scissions’s potential payments or benefits.

We have no employment agreements with any of our NEOs. Under the CIC Severance Plan, NEOs could receive severance benefits in connection with a change in control of the Company. The CIC Severance Plan would provide benefits in the event of an involuntary termination of employment (or resignation following certain unfavorable changes made to an NEO's duties, compensation, or benefits) occurring within six months before, or up to two years after, a change in control. The CIC Severance Plan is designed to encourage executives to remain dedicated and objective when evaluating transactions that could result in a loss of employment in connection with a potential change in control and to minimize the risk that executives would depart prior to a change in control. The ECHC Committee believes that the most effective way to accomplish these objectives is to require both a change in control and termination of employment before severance benefits are paid. This ensures that NEOs would not receive severance benefits unless they are adversely affected by a change in control.

During 2024, the CIC Severance Plan would have provided Ms. Owen and Mr. Morris with a lump-sum severance payment equal to two and one-half times their annual cash compensation. The CIC Severance Plan would have provided Mr. Scissons Ms. Johnson, Mr. Skelton with a lump-sum severance payment equal to two times their annual cash compensation. The CIC Severance Plan also contains a modified payment cap whereby the payment would be reduced below the Tax Code Section 280G safe harbor amount if that would result in a greater after-tax amount to the NEO than the after-tax amount that would be retained if the Company paid an unreduced benefit subject to the excise tax. We provide no tax gross-up in connection with any severance payments under the CIC Severance Plan. As it does each year, the ECHC Committee reviewed the terms of the CIC Severance Plan in 2024, in consultation with Pearl Meyer, and believes that the CIC Severance Plan aligns with mainstream practice.

The SERP II includes a change in control provision that accelerates payment of the supplemental executive retirement benefits and deferral account benefits, earned after December 31, 2004, upon a termination of employment in connection with a change in control. There are also change in control features in both the AIP and the LTIP. The change in control features in the SERP II, the AIP, and the

LTIP are designed to protect NEOs from losing previously-granted benefits on account of a change in control.

The potential value of the change in control severance benefits is discussed more fully in the “Potential Payments Upon Termination or Change in Control” section starting on page 67.

Tax and Accounting Considerations

We attempt to structure NEOs' compensation in a manner that maximizes the Company's ability to recognize tax deductions and we consider the accounting implications of our compensation elements. Because the primary objectives of our compensation programs are tied to performance, however, the ECHC Committee may design a compensation structure regardless of whether it qualifies for a tax deduction or more favorable accounting treatment if deemed in the Company's best interest. We do not provide tax gross-ups on payments to NEOs, except in connection with relocation expenses covered under the Company's broad-based relocation policy.

Section 280G of the Tax Code limits the amount that we may deduct for payments in connection with a change in control, commonly referred to as “parachute payments." If total payments to any covered individual in connection with a change in control exceed the Section 280G limits, the Company's deduction would be limited, and the recipient's parachute payments would be subject to an excise tax. The CIC Severance Plan has a modified severance payment cap that limits payments to a level below the safe harbor amount provided by Tax Code Section 280G if the NEO would retain a greater after-tax amount than the after-tax amount that would be retained if the Company paid an unreduced benefit that was subject to the excise tax.

EXECUTIVE COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
________________________________________________________________

The ECHC Committee has reviewed the CD&A and discussed it with management. Based upon such review and the related discussions, the ECHC Committee has recommended to the Board that the CD&A be included in this Proxy Statement and ALLETE's Form 10-K for the year ended
December 31, 2024.

March 31, 2025

Executive Compensation and Human Capital Committee
Robert P. Powers, Chair
Susan K. Nestegard, ex officio
Madeleine W. Ludlow
Barbara A. Nick
Charlene A. Thomas

EXECUTIVE COMPENSATION TABLES
________________________________________________________________

The following table sets forth information for the last three fiscal years. Information for fiscal year 2022 is not provided for Mr. Skelton because he was not an NEO prior to 2023. Information for fiscal years 2022 and 2023 is not provided for Mr. Scissons because he was not an NEO prior to 2024.

Summary Compensation Table–2024
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position[1]	Year	Salary	Bonus[2]	Stock Awards[3]	Non-Equity Incentive Plan Compensation[4]	Change in Pension Value[5]	All Other Compensation[6]	Total

Bethany M. Owen	2024	$871,175	—	$1,378,138	$1,329,692	$2,322	$138,736	$3,720,063
Chair, President and CEO	2023	$753,893	—	$963,802	$1,409,720	$75,329	$371,998	$3,574,742
	2022	$696,116	—	$797,313	$656,482	—	$188,511	$2,338,422

Jeffrey J. Scissons	2024	$271,048	$63,040	$172,969	$158,722	—	$54,407	$720,186
Vice President; CFO and Corporate Treasurer

Steven W. Morris	2024	$470,517	—	$550,171	$474,683	—	$80,314	$1,575,685
Senior Vice President; former CFO	2023	$412,106	—	$289,256	$520,946	$32,960	$160,305	$1,415,573
	2022	$360,111	$40,000	$234,767	$211,150	—	$81,163	$927,191

Nicole R. Johnson	2024	$423,795	—	$393,802	$216,110	—	$64,339	$1,098,046
Vice President; President–ALLETE Clean Energy	2023	$380,085	—	$240,968	$388,485	$12,868	$114,469	$1,136,875
	2022	$333,808	$40,000	$211,075	$153,738	—	$67,707	$806,328

Joshua J. Skelton	2024	$374,094	—	$221,521	$260,547	—	$55,715	$911,877
Vice President; Chief Operating Officer - MP	2023	$340,880	—	$192,814	$288,637	$6,505	$98,700	$927,536

1 The principal positions shown above are as of March 14, 2025.
2    The amounts in column (d) for Mr. Scissons the amount represents discretionary cash bonuses paid in connection with an extraordinary compensation award granted to him in connection with the Merger. Mr. Scissions is eligible to earn an additional $131,250 (net) upon the closing of the Merger under and subject to the terms of such agreement and for Mr. Morris and Ms. Johnson represent discretionary cash bonuses paid in connection with the acquisition of New Energy Equity.
3 The amounts shown in column (e) represent the aggregate grant date fair value of RSUs and PSAs granted in 2024 pursuant to the LTIP, and do not necessarily correspond to the actual economic value that may be received by the NEO. The actual amount that the NEO will earn will depend on the extent to which long-term incentive goals are achieved and on the then-current market price of Common Stock. The amounts shown reflect the grant date fair value determined in accordance with generally accepted accounting principles under ASC 718, using the same assumptions used in the valuation of compensation expenses disclosed in Note 13 to the Company's Consolidated Financial Statements contained in ALLETE's Form 10-K for the year ended December 31, 2024, but based on a modeled probability of reaching performance goals and excluding the effect of estimated forfeitures. All values were calculated by our consultant, Willis Towers Watson. For PSAs with TSR as the performance metric, the estimated value was calculated using a Monte-Carlo simulation with an underlying Black-Scholes model. For both RSUs and PSAs with EPS CAGR as the performance metric, the estimated value was calculated using the closing price of Common Stock on January 25, 2024. The grant date fair value is the total amount that we will recognize as an expense over the awards' vesting period, except that the amounts shown do not include a reduction for forfeitures.

The following table presents the grant date fair values included in column (e) by award type and also includes the grant date fair value of the PSAs granted in 2024 assuming maximum performance is achieved:

		PSAs
	RSUs	Target	Maximum
Bethany M. Owen	$340,175	$1,037,962	$2,075,925
Jeffrey J. Scissons	$52,581	$120,388	$240,776
Steven W. Morris	$142,437	$407,733	$815,466
Nicole R. Johnson	$97,184	$296,617	$593,235
Joshua J. Skelton	$54,685	$166,836	$333,671

4 The amounts in column (f) reflect AIP awards earned in 2024 at 153.2 percent of target for all NEOs, except Mr. Scissons whose AIP award was 127 percent of target and Ms. Johnson whose AIP award was 92 percent of target. AIP award amounts ranged from 53 percent to 151 percent of the NEO's base salary.
5 All amounts shown in column (g) represent the actuarial change in the value of benefits earned by each eligible NEO under our pension and SERP II plans, which are described in detail starting on page 63 and were not paid to NEOs in the year reported. For each NEO who was eligible for retirement benefits under the pension or SERP II, and whose aggregate change in the actuarial present value of their accumulated retirement benefits was negative, it is reflected in the table as $0. For 2022, the actual amounts are as follows: Ms. Owen—negative $340,630, Mr. Morris—negative $126,156, and Ms. Johnson—negative $85,435. For 2024, the actual amounts are as follows: Mr. Morris—negative $25,696, Ms. Johnson—negative $3,342, and Mr. Skelton—negative $2,500. Mr. Scissons is not eligible for retirement benefits under either the pension or SERP II plan.
6 In addition to the company benefit plan contributions itemized below, amounts included in All Other Compensation for 2024 also reflect flexible compensation benefits, nominal service-anniversary recognition, and life insurance premiums:

	Company RSOP Contributions	Company Contributions Under SERP II
Bethany M. Owen	$53,475	$77,317
Jeffrey J. Scissons	$29,314	$19,959
Steven W. Morris	$53,475	$19,411
Nicole R. Johnson	$43,125	$13,918
Joshua J. Skelton	$43,125	$5,362

The following table shows information about the AIP and LTIP opportunities granted to NEOs for 2024. For Ms. Owen and Mr. Scissons, the AIP grants are bifurcated to reflect a mid-year adjustment of the target, as discussed on page 36.

Grants of Plan-Based Awards–2024
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Award Type[1]	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards[3]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bethany M. Owen
Annual Incentive	01/25/24	$368,925	$838,466	$1,676,932	—	—	—	—	—
Annual Incentive	05/01/24	$12,932	$29,390	$58,781	—	—	—	—	—
PSAs (TSR metric)	01/25/24	—	—	—	3,634	7,268	14,536	—	$527,729
PSAs (EPS CAGR metric)	01/25/24	—	—	—	4,292	8,584	17,168	—	$510,233
RSUs	01/25/24	—	—	—	—	—	—	5,723	$340,175
Jeffrey J. Scissons
Annual Incentive	01/25/24	$52,802	$120,003	$240,007	—	—	—	—	—
Annual Incentive	09/01/24	$2,204	$5,010	$10,020	—	—	—	—	—
PSAs (TSR metric)	01/25/24	—	—	—	290	580	1,160	—	$42,114
PSAs (TSR metric)	09/19/24	—	—	—	130	260	520	—	$18,780
PSAs (EPS CAGR metric)	01/25/24	—	—	—	343	685	1,370	—	$40,716
PSAs (EPS CAGR metric)	09/19/24	—	—	—	147	294	588	—	$18,778
RSUs	01/25/24	—	—	—	—	—	—	674	$40,063
RSUs	09/19/24	—	—	—	—	—	—	196	$12,519
Steven W. Morris
Annual Incentive	01/25/24	$136,332	$309,845	$619,691	—	—	—	—	—
PSAs (TSR metric)	01/25/24	—	—	—	1,428	2,855	5,710	—	$207,302
PSAs (EPS CAGR metric)	01/25/24	—	—	—	1,686	3,372	6,744	—	$200,432
RSUs	01/25/24	—	—	—	—	—	—	2,247	$142,437
Nicole R. Johnson
Annual Incentive	01/25/24	$103,611	$235,479	$470,958	—	—	—	—	—
PSAs (TSR metric)	01/25/24	—	—	—	1,039	2,077	4,154	—	$150,811
PSAs (EPS CAGR metric)	01/25/24	—	—	—	1,227	2,453	4,906	—	$145,806
RSUs	01/25/24	—	—	—	—	—	—	1,635	$97,184
Joshua J. Skelton
Annual Incentive	01/25/24	$74,831	$170,070	$340,139	—	—	—	—	—
PSAs (TSR metric)	01/25/24	—	—	—	584	1,168	2,336	—	$84,808
PSAs (EPS CAGR metric)	01/25/24	—	—	—	690	1,380	2,760	—	$82,027
RSUs	01/25/24	—	—	—	—	—	—	920	$54,685
1    2024 annual incentive awards were made under the AIP; PSAs and RSUs were granted under the LTIP.
2    Goal achievements that fall between threshold and target, or between target and superior, are interpolated on a straight-line basis. Actual awards earned are shown in column (f) of the Summary Compensation Table on page 58.
3    Amounts reflect the grant date fair value determined in accordance with generally accepted accounting principles under
ASC 718, using the same assumptions used in the valuation of compensation expenses disclosed in Note 13 to the Company's Consolidated Financial Statements contained in ALLETE's Form 10-K for the year ended December 31, 2024, but based on a modeled probability of reaching performance goals and excluding the effect of estimated forfeitures. Amounts shown for PSAs and RSUs are award values for accounting purposes. The value an NEO realizes from PSAs with TSR as the performance metric will depend on actual Common Stock performance relative to the peer company group, as discussed starting on page 48, and the market price of Common Stock. The value an NEO realizes on PSAs with EPS CAGR as the performance metric will depend on the Company's baseline EPS for the year ending December 31 of the year prior to the beginning of the three-year performance period and ALLETE's earnings per share at the end of the three-year performance period, as discussed on page 49, and the market price of Common Stock. The value an NEO realizes from RSUs depends on the market value of Common Stock at the time of vesting.

Outstanding Equity Awards at Fiscal Year-End–2024
(a)	(b)	(c)	(d)	(e)
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested[1]	Market Value of Shares or Units of Stock That Have Not Vested[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested[4]
Bethany M. Owen	18,843	$1,221,026	28,107	$1,821,334
Jeffrey J. Scissons	2,389	$154,807	2,316	$150,077
Steven W. Morris	6,217	$402,862	9,277	$601,150
Nicole R. Johnson	5,061	$327,953	7,352	$476,410
Joshua J. Skelton	3,453	$223,754	5,267	$341,302
1    The amounts in column (b) consist of the following: (i) the PSAs earned for the 2022-2024 performance period that the NEOs received in Common Stock on February 5, 2025, which are deemed to be earned because the performance condition had been achieved as of December 31, 2024, and (ii) RSUs granted on February 1, 2022, February 2, 2023, and January 29, 2024, plus dividend equivalents. RSUs vest over a three-year period provided the NEO continues to be employed by the Company.
2    The amounts in column (c) were calculated by multiplying the number of units in column (b) by $64.80, the closing price of Common Stock on December 31, 2024.
3    The amounts in column (d) represent Common Stock underlying unearned PSAs for which the performance period has not ended. These amounts are representative of what would become payable for outstanding PSAs if target were achieved for the 2023-2025 performance period for TSR, if threshold performance were achieved for the 2024-2026 performance period for the TSR, if superior performance were achieved for the EPS CAGR metric for the 2023-2025 performance period, and if threshold were achieved for the EPS CAGR metric for 2024-2026 performance period. If the performance period had ended on December 31, 2024, these would become payable as follows:

	Payout for Unearned PSAs if the Performance Period Had Ended on December 31, 2024 (% of Target)
Performance Period	PSAs based on the TSR metric(i)	PSAs based on the EPS CAGR metric(ii)
2023-2025	100%	139%
2024-2026	50%	50%
(i) This reflects: (a) target performance for the 2023-2025 performance period, with a TSR ranking at the 50th percentile among the peer group comprised of the EEI Stock Index companies as described starting on page 49 and (b) threshold performance for the 2024-2026 performance period, with a TSR ranking at the 30th percentile of the same peer group.
(ii) This reflects: (a) between target and superior performance for the 2023-2025 performance period, with a 6.78 percent average annual EPS growth rate; and (b) threshold performance for the 2024-2026 performance period, with less than one percent average annual EPS growth rate.
4     The amounts in column (e) were calculated by multiplying the number of shares and units in column (d) by $64.80, the closing price of Common Stock on December 31, 2024.

Option Exercises and Stock Vested–2024
(a)	(b)	(c)
	Stock Awards
Name	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Bethany M. Owen	3,208	$186,719
Jeffrey J. Scissons	302	$17,581
Steven W. Morris	802	$46,663
Nicole R. Johnson	916	$53,339
Joshua J. Skelton	605	$35,229

1    The amounts reflect the RSUs that vested at the end of the 2021-2023 vesting period, which were paid in Common Stock on February 7, 2024. All amounts shown have been rounded to the nearest whole share, whereas actual Common Stock payments included fractional shares.
2    The value realized on vesting, shown in column (c) is calculated by multiplying the number of shares acquired on vesting, as shown in column (b), by $58.20, the closing price of Common Stock on the February 7, 2024 payment date.

Pension Benefits–2024
(a)	(b)	(c)	(d)
Name[1]	Benefit Plan	Number of Years Credited Service[2]	Present Value of Accumulated Benefit[3]
Bethany M. Owen	Nonunion Pension Plan	4.42	$110,858
	SERP II	16.50	$715,726

Steven W. Morris	Nonunion Pension Plan	5.67	$165,960
	SERP II	17.92	$227,418

Nicole R. Johnson	Nonunion Pension Plan	9.25	$109,866

Joshua J. Skelton	Nonunion Pension Plan	5.67	$48,706
1    Information for Mr. Scissons is not included in the table above because he is not eligible for qualified or non-qualified pension benefits, having joined the Company after September 30, 2006, the date as of which pension retirement benefits under both the qualified and non-qualified plans were closed to new participants. Ms. Johnson and Mr. Skelton are eligible to receive qualified pension benefits only; they each first became participants under SERP II after September 30, 2006, the date as of which non-qualified retirement benefits were closed to new participants.
2    No service has been credited under the nonunion pension plan since September 30, 2006. The numbers in column (c) for SERP II reflect years of service with the Company through December 31, 2018, when service crediting under the SERP II was frozen.
3    The amounts shown in column (d) represent the discounted net present value of the annual annuity payments to which NEOs would be entitled at retirement assuming they retire at age 62, the earliest age at which NEOs can receive unreduced pension benefits. In addition to retirement age, the following assumptions were used to calculate the present value of accumulated benefits: discount rate of 5.78 percent; cost of living adjustment of 2.5 percent for 2025 and afterwards; and female spouses are assumed to be three years younger than male spouses. The amounts reflect the accumulated pension benefits over the years of credited service shown for each plan.

PENSION BENEFITS DISCUSSION
________________________________________________________________

ALLETE's defined-benefit nonunion pension plan is intended to be tax-qualified and covers certain of our employees, including all NEOs, except Mr. Scissons. Nonunion pension benefits are calculated based on years of service and final average earnings. As part of a company-wide nonunion benefit change, no employee accrued additional credited service for nonunion pension benefits after September 30, 2006. In 2018, additional changes were made to all participating nonunion employees' pension benefits to freeze final average earnings as of November 30, 2018. The nonunion pension benefit is calculated as a life annuity using the following formula:

0.8%	×	(years of credited service from July 1, 1980 through September 30, 2006)	×	final average earnings through November 30, 2018*

* Final average earnings includes the highest consecutive 48 months of salary in the fifteen-year period ending November 30, 2018.

Normal retirement age under the nonunion pension plan is age 65 with at least five years of continuous service with the Company. NEOs become eligible for an unreduced early-retirement benefit at age 62 if they have at least 10 years of continuous service, or at age 58 if they have at least 40 years of continuous service. NEOs are first eligible for a reduced early-retirement benefit at age 50 with at least 10 years of continuous service. Early-retirement benefits are calculated by reducing the retirement benefit by 4 percent for each year and partial year between age 62 and the early-retirement benefit commencement age. Each eligible NEO, except Mr. Skelton, is currently eligible to receive early retirement benefits.

The normal form of benefit payment under the nonunion pension plan for a married participant is a life annuity with a 60 percent surviving spouse benefit. At normal retirement age, each optional form of benefit payment is the actuarial equivalent of the normal form of benefit payment for the nonunion pension plan. The nonunion pension plan does not provide for lump sum distributions unless the lump sum equivalent value is $10,000 or less. Once a pension benefit payment has commenced, the benefit adjusts in future years to reflect changes in cost of living, with a maximum adjustment of three percent per year.

The Tax Code limits both the annual earnings that may be considered in calculating benefits under the pension plan and the annual benefit amount that the pension plan may deliver to an NEO. The SERP plans provide supplemental pension benefits, paid out of general Company assets, to eligible NEOs in amounts generally designed to maintain total benefits at the level that would have been provided by our pension plan if those benefits were not restricted by the Tax Code.

The SERP formula is calculated as follows:

0.8%	×	(years of credited service from July 1, 1980 through December 31, 2018)	×	SERP final average earnings through December 31, 2021*

* SERP final average earnings includes the sum of the NEO's (i) annual salary in excess of the Tax Code limits imposed on nonunion qualified retirement benefits and (ii) annual incentive awards over the highest consecutive 48-month period ending December 31, 2021. The highest consecutive 48-month period for (i) and (ii) above can be different; both, however, must fall within the last 15 years of service.

The present value of eligible NEO's SERP pension benefit as of December 31, 2024, is shown in the Pension Benefits table on page 62. The 2024 increase in the SERP II pension benefit value for each eligible NEO is included in column (g) of the Summary Compensation Table on page 58.

Eligible NEOs have elected a date when their SERP retirement benefit payments will commence and has elected the form of benefit payment. The normal form of payment for SERP II is a 15-year annuity. The optional forms of payment for SERP II benefits are a life annuity or a lump sum, each of which is actuarially equivalent to the normal form of payment.

SERP II benefits vest and become payable only if the NEO (i) retires after reaching age 50 with 10 years of service, (ii) becomes disabled after reaching age 50 with 10 years of service, or (iii) reaches age 50 after becoming disabled with 10 years of service. Vested SERP II benefit payments commence upon the earlier of retirement or disability, or, if a disability occurs prior to vesting, the earlier of attaining age 65 or the date of death. Payment of the SERP II benefits accrued after December 31, 2004, would be accelerated and paid as a lump sum upon a termination of employment in connection with a change in control.

In all other respects, the eligibility requirements for SERP retirement benefits and the calculation of SERP early retirement benefits are the same as the nonunion pension plan's eligibility requirements and early retirement benefits discussed above.

On December 31, 2004, the Company froze SERP I with respect to all plan benefits. Effective
January 1, 2005, the Company established SERP II to comply with Section 409A of the Tax Code. SERP II covers compensation initially deferred, and supplemental pension and supplemental defined contribution benefits accrued or vested, after December 31, 2004.

Effective October 1, 2006, the Company froze eligibility for supplemental pension benefits under
SERP II. Individuals who were not SERP II participants and eligible for supplemental pension benefits on September 30, 2006, are not eligible for supplemental pension benefits.

Supplemental executive retirement benefits were reviewed in 2018 in light of Company cost competitiveness and benchmarking data. Credited service for calculating the supplemental pension benefits was frozen as of December 31, 2018. In addition, amounts NEOs defer to their SERP II deferral account after December 31, 2018, will no longer receive a fixed annual interest crediting rate and will instead be credited or debited with notional gains or losses until the balance has been paid in full. In response to changes in the tax law, SERP II was also amended in 2018, effective January 1, 2019, to eliminate the provision that required a non-elective deferral of the portion of a participant's AIP that the Company could not deduct by application of Section 162(m) of the Tax Code. SERP II was further amended in 2021 to freeze final average earnings as of December 31, 2021.

Ms. Owen and Mr. Morris have vested SERP supplemental pension benefits as of December 31, 2024. Because Mr. Scissons, Ms. Johnson, and Mr. Skelton were not eligible to participate in SERP II before September 30, 2006, they are not eligible for supplemental SERP pension benefits.

ALLETE provides a supplemental defined contribution benefit and a deferral account benefit to the NEOs. The SERP II supplemental defined contribution benefit provides a benefit that is substantially equal to the benefit the NEO would have been entitled to receive if the Tax Code did not impose limitations on the types and amounts of compensation that can be included in the benefit calculations under the ALLETE and Affiliated Companies Flexible Compensation Plan and the RSOP. Annually, NEOs may elect to defer some or all of their salary and AIP award to a SERP II deferral account. NEOs whose base salary is below the tax-qualified benefit plans' annual compensation limit may also elect to defer some or all of the SERP II defined contribution benefit. NEOs can select among different crediting rates to apply to deferral balances under the SERP Plans and the investment options generally match the investment options available to all employees under the RSOP. These investment options include mutual funds and similar investments. The NEOs may change their investment elections at any time. The amount of the 2024 SERP II defined contribution benefit received by each NEO is included in column (h) of the Summary Compensation Table on page 58. The aggregate amount each NEO elected to defer and the amount that the Company contributed to the SERP II in 2024 are shown in the Non-Qualified Deferred Compensation table on page 66.

Each NEO has elected a date when benefit payments from the NEO's SERP I and SERP II deferral accounts will commence and has elected the form of benefit payment. SERP I and SERP II deferral account benefit payments will not begin earlier than the elected commencement date. NEOs may request an early distribution of some or all of their SERP I deferral account balance upon a demonstrated severe financial need or, at any time prior to the elected commencement date, may elect an early withdrawal of contributions made to their account prior to January 1, 2005, subject to a ten percent early withdrawal penalty.

NEOs may not elect to receive an early withdrawal of amounts contributed to their SERP II deferral accounts after December 31, 2004, except that they may request early withdrawal in the event of an unforeseen emergency, which request is subject to the approval of the ECHC Committee. Contributions made to a SERP II deferral account after December 31, 2004, would be paid in full upon a termination of the NEO's employment in connection with a change in control.

NEOs may elect to receive their SERP deferral account balance in the form of either a lump sum or monthly installments over a 5-, 10-, or 15-year period, or a combination of lump sum payment and monthly installments.

NEOs' SERP balances for deferrals made on or before December 31, 2018, will receive a fixed
7.5 percent annual interest crediting rate until paid in full; SERP II balances for deferrals made on or after January 1, 2019, will be credited or debited with notional gains or losses until the balance has been paid in full.

Non-Qualified Deferred Compensation–2024
(a)	(b)	(c)	(d)	(e)	(g)
Name[1]	Plan	Executive Contributions[2]	Company Contributions in 2024[3]	Aggregate Earnings in 2024[4]	Aggregate Balance as of December 31, 2024[5]
Bethany M. Owen	SERP I	—	—	$13,162	$120,735
	SERP II	—	$77,317	$98,356	$982,858

Steven W. Morris	SERP I	—	—	$334	$6,995
	SERP II	—	$19,411	$78,076	$1,648,275

Nicole R. Johnson	SERP II	—	$13,918	$14,033	$135,483

Joshua J. Skelton	SERP II	$174,717	$5,362	$101,921	$857,320

1    Information for Mr. Scissons is not included in the table above because he does not yet have non-qualified deferred compensation.
2    For Mr. Skelton the amount shown in column (c) includes 50 percent of the annual incentive plan that was earned in 2024 (reported in column (f) of the Summary Compensation Table on page 58).
3    The amounts shown in column (d) reflect SERP annual make-up awards that were earned in 2024 and automatically deferred in 2025 (reported in column (h) of the Summary Compensation Table on page 58).
4    The amounts in column (e) represent unrealized and realized gains or losses based on the crediting rates associated with the investment funds selected by each NEO.
5    The aggregate balances shown for SERP II include compensation that was earned and deferred in 2022 and 2023, and reported in the Summary Compensation Table under the applicable year in the following cumulative amounts:
Ms. Owen—$446,425, Mr. Morris—$128,914, Ms. Johnson—$97,432, and Mr. Skelton—$165,930. These amounts have since been adjusted for investment performance (i.e., earnings and losses) and deferrals credited during 2024. The aggregate balances shown for the SERP I include compensation that was earned prior to 2009; those balances have been adjusted subsequently for investment performance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
________________________________________________________________

The NEOs are covered by the CIC Severance Plan. Under the CIC Severance Plan, a change in control generally means any one of the following events:

•Acquisition of more than 50 percent of the total fair market value or total voting power of Common Stock by any person, entity, or group acting together;
•Acquisition in any 12-month period of 40 percent or more of the Company's assets by any person, entity, or group acting together;
•Acquisition in any 12-month period of 30 percent or more of the total voting power of Common Stock by any person, entity, or group acting together; or
•A majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

Each NEO is entitled to receive specified benefits in the event the NEO's employment is involuntarily terminated during the period beginning six months before and ending two years after a change in control. An involuntary termination is deemed to occur if (i) the Company terminates the employment of the NEO other than for cause, or (ii) the NEO resigns from their employment with good reason. Cause generally includes reasons such as failure to perform duties, willful misconduct, or felony convictions. Good reason generally means a material reduction in the NEO's responsibilities or authority; a material reduction in their supervisory responsibilities or authority; a material reduction in base salary, incentive compensation, or other benefits; a material breach by the Company of an agreement under which an NEO provides services; or reassignment to another geographic location more than 50 miles from the NEO's current job location.

Under the CIC Severance Plan, if a triggering event had occurred on December 31, 2024, Ms. Owen and Mr. Morris would have been entitled to receive a lump-sum severance payment equal to two and one-half times their annual compensation as of December 31, 2024. Mr. Scissons, Ms. Johnson, and Mr. Skelton would be entitled to a payment equal to two times their annual compensation as of December 31, 2024. Annual compensation includes base salary and an amount representing a target award under the annual incentive in effect for the year of termination. The CIC Severance Plan has a modified severance payment cap that limits payments to a level below the safe harbor amount provided by Tax Code Section 280G if the NEO would retain a greater after-tax amount than the after-tax amount that would be retained if the Company paid an unreduced benefit that was subject to the excise tax.

As a condition of receiving payments under the CIC Severance Plan, participants must sign a waiver of potential claims against the Company and must agree not to disclose confidential information, engage in any business in competition with the Company for a period of one and a half years for Ms. Owen and
Mr. Morris and one year for all other NEOs, recruit any employee or Director of the Company for employment for a period of two years, or publicly disparage the Company.

The AIP and LTIP also have change in control features. Under the AIP, in the event of a change in control (as defined in the AIP), any award earned based on actual results as of the date of the change in control will be prorated based on the number of months in the performance year elapsed as of the date of the change in control. Under the LTIP, in the event of a change in control (as defined in the LTIP), restrictions in RSU grants would be deemed to have expired upon the change in control and a prorated number of the RSUs would immediately vest, unless the RSU grants were fully assumed by the successor corporation. If the RSU grants were fully assumed, a prorated number of RSUs would immediately vest if the NEO's employment was terminated by the successor corporation for reasons other than cause within 18 months of the change in control. If a change in control were to occur, PSAs would immediately pay out on a prorated basis at the greater of target level or the level earned, based on then-current TSR ranking and then-current EPS CAGR results. PSA awards granted following the execution of the Merger Agreement are not subject to such treatment; any such awards are converted to time-vesting cash awards based on deemed achievement of the target level of performance.

Estimated Potential Payments Upon Termination Associated with a Change in Control

The table below illustrates the value that would have been received by NEOs if a change in control had occurred on December 31, 2024, and if, as a result, the NEO's employment had been terminated on the same date. The amounts and narrative disclosure set forth below do not specifically describe compensation and benefits that will or may be payable to our NEOs in connection with the Merger. Those estimates (which, in accordance with SEC rules, are based on different assumptions) are included in the Company’s definitive proxy statement filed with the SEC on July 10, 2024.

	Ms. Owen	Mr. Scissons	Mr. Morris	Ms. Johnson	Mr. Skelton
Severance Payment[1]	$4,412,980	$870,025	$1,966,327	$1,327,246	$1,096,005
Annual Incentive Plan[2]	—	—	—	—	—
Performance Shares[3]	$1,635,307	$156,039	$519,989	$431,360	$285,026
Unvested RSUs[4]	$312,942	$37,707	$105,911	$82,864	$57,512
SERP II Pension[5]	—	—	—	—	—
SERP II Defined Contribution[5]	—	—	—	—	—
Benefits[6]	$44,310	$58,930	$75,649	$65,184	$61,879
Outplacement Services[7]	$25,000	$25,000	$25,000	$25,000	$25,000
Total Payments[8]	$6,430,539	$1,147,701	$2,692,876	$1,931,654	$1,525,422
1    The values for severance payments were calculated based on December 31, 2024, base salary, target annual incentive, and the applicable severance benefit multiple of salary. Under the CIC Severance Plan, if payments constitute "excess parachute payments" within the meaning of Tax Code Section 280G, the payments would be reduced only if the NEO would receive a greater net after-tax benefit than they otherwise would receive with no reduction in payments. The amounts shown above reflect no such reductions.
2    The performance period ended on December 31, 2024. Therefore, no benefit acceleration would have occurred under this scenario.
3 Outstanding performance shares for the 2022-2024, 2023-2025, and 2024-2026 performance periods would accelerate under this scenario. Under the LTIP, if a change in control and employment termination were to occur, performance shares would be paid on a prorated basis based on the number of months that had transpired as of December 31, 2024, for each applicable three-year performance period and the award values shown reflect this proration. In this scenario, under the LTIP, performance shares would be paid using the greater of actual performance or target as of December 31, 2024. The award values shown for PSAs based on the TSR metric were calculated based on target TSR performance for the 2022-2024 performance period, 2023-2026 performance period, and the 2024-2027 performance period. The award values shown for PSAs based on the EPS CAGR metric were calculated based on target EPS CAGR performance for the 2022-2024 performance period, 139 percent of target for the 2023-2025 period, and target for the 2024-2026 performance period. All PSA award values shown reflect the $64.80 closing price of Common Stock on December 31, 2024.
4    Under the LTIP, if a change in control and employment termination were to occur, unvested RSUs would vest and be payable on a prorated basis based on the number of months that had transpired between the start of the three-year vesting period and December 31, 2024, relative to the full three-year vesting period.
5    The CIC Severance Plan does not provide for any additional age or service credit for supplemental executive retirement benefits under the SERP.
6    The values for benefit payments were based on the applicable severance multiplier times the sum of (i) medical, dental, and basic group term life insurance benefit premiums, and (ii) Company contributions under the Flexible Compensation Plan.
7    The Company will pay outplacement directly to service providers up to the amount shown for the cost of outplacement services provided to the NEOs. No amount will be paid unless the NEO utilizes outplacement services within the time frame specified in the CIC Severance Plan.
8     The CIC Severance Plan provides that if payments are delayed as a result of Tax Code Section 409A, interest is required to be paid at the short-term applicable federal rate. The amounts shown exclude interest.

Estimated Potential Payments Upon Termination Due to Retirement, Disability, or Death

If NEOs were to retire, become disabled, or die, they would remain eligible to receive a prorated AIP award, based on actual year-end results. They would also be entitled to receive prorated PSAs if PSA goals are achieved at the conclusion of the applicable three-year performance period. Upon an NEO's retirement, disability, or death, the LTIP provides for immediate, accelerated vesting of RSUs, on a prorated basis.
The following table illustrates the value each NEO would have received in connection with accelerated vesting and payments triggered by a retirement, disability, or death had the event occurred on December 31, 2024.

	Ms. Owen	Mr. Scissons	Mr. Morris	Ms. Johnson	Mr. Skelton
Annual Incentive[1]	—	—	—	—	—
Performance Shares[2]	$1,103,515	$95,352	$342,682	$283,920	$205,831
Unvested RSUs[3]	$312,942	$37,707	$105,911	$82,864	$57,512
Total Payments	$1,416,457	$133,059	$448,593	$366,784	$263,343
1    Because the annual performance period ended on December 31, 2024, no acceleration of benefits would have occurred.
2    Outstanding performance shares for the performance periods 2022-2024, 2023-2025, and 2024-2026 would be earned on a prorated basis under this scenario if TSR and EPS CAGR performance goals were achieved at the conclusion of each three-year performance period. The award values shown for PSAs based on the TSR metric were calculated based on TSR performance of 89.9 percent of target for the 2022-2024 performance period, 100 percent of target for the 2023-2025 performance period, and threshold performance for the 2024-2026 performance period. The award values shown for PSAs based on the EPS CAGR metric were calculated based on no performance payout for the 2022-2024 performance period, 139 percent of target for the 2023-2025 period, and threshold performance for the 2024-2026 performance period. For all NEOs, PSA award values were calculated using $64.80, the closing price of Common Stock on December 31, 2024.
3    For all NEOs, the values shown reflect the $64.80 closing price of Common Stock on December 31, 2024.

CEO PAY RATIO
________________________________________________________________

Employees drive ALLETE’s success. Our compensation strategy is designed to compensate all employees appropriately and competitively. When determining employee compensation, we consider multiple factors including market data, job responsibilities, experience, performance, and internal equity.

For purposes of this CEO pay ratio disclosure, we have used the same median employee identified in 2023. Because there has been no material change in our employee population or our employee compensation arrangements, and there have been no material change in the median employee's circumstances, we believe that using the same median employee is appropriate for our 2024 pay ratio disclosure. ALLETE's median employee was identified in 2023 by computing the median annual W-2 Medicare reported wages for all employees, other than the CEO, who were employed on December 15, 2023, which was the last day of ALLETE's 2023 payroll reporting period. We did not make assumptions, adjustments, or estimates; nor did we annualize compensation for any full-time employee who was not employed for all of 2023.

We calculated the median employee's 2024 annual total compensation using the same methodology used to report the NEO's compensation in the Summary Compensation Table on page 58. The total compensation reported in column (i) of the Summary Compensation Table for Ms. Owen in 2024 is $3,720,063. This amount is 27 times that of the median employee’s 2024 total compensation of $138,809.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, to apply various assumptions, and to make reasonable estimates and exclusions. The application of various methodologies, assumptions, estimates, and exclusions may result in significant differences in the results reported by SEC reporting companies. For this reason, the CEO pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PAY VERSUS PERFORMANCE
________________________________________________________________

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the following disclosure is provided regarding “compensation actually paid” for (i) ALLETE's CEO ("PEO") and (ii) ALLETE's NEOs other than the PEO on an average basis, as well as certain Company performance measures for the past four fiscal years.

Refer to our CD&A starting on page 34 for a complete description of how executive compensation relates to Company performance and how the ECHC Committee makes its compensation decisions.

(a)	(b1)	(b2)	(c1)	(c2)	(d)	(e)	(f)	(g)	(h)	(i)
							Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO[1] (Ms. Owen)	Summary Compensation Table Total for PEO[2] (Mr. Hodnik)	Compensation Actually Paid to PEO[1,3] (Ms. Owen)	Compensation Actually Paid to PEO [2,3] (Mr. Hodnik)	Average Summary Compensation Table Total for Non-PEO NEOs[4]	Average Compensation Actually paid Non-PEO NEOs[5]			Net Income (millions)	EPS
							TSR	Peer Company TSR[6]
2024	$3,719,976	—	$2,951,380	—	$1,076,422	$910,470	$99	$114	$179	$3.10
2023	$3,574,742	—	$3,889,182	—	$1,165,708	$1,243,133	$89	$98	$247	$4.30
2022	$2,338,422	—	$2,466,968	—	$805,560	$741,696	$90	$111	$189	$3.38
2021	$2,578,539	—	$2,174,091	—	$924,190	$853,982	$88	$114	$169	$3.23
2020	$1,985,344	$3,312,220	$1,481,717	$1,328,953	$949,548	$685,329	$80	$99	$165	$3.18
1    Ms. Owen was elected CEO effective February 3, 2020, and has served as CEO since that date.
2    Mr. Hodnik served as CEO during the period January 1, 2020, to February 2, 2020. Mr. Hodnik served as Executive Chairman during the period February 3, 2020, to December 31, 2020. Consistent with SEC rules, we have included
Mr. Hodnik's total 2020 compensation in the columns (b2) and (c2).

3    The dollar amounts shown in the table above do not reflect the actual amount of compensation earned by or paid to Ms. Owen or Mr. Hodnik, as applicable, during the applicable year. To calculate the amounts shown in the "Compensation Actually Paid to PEO" columns (c1) and (c2), amounts were deducted from and added to, as applicable, the amount in the corresponding "Summary Compensation Table Total Compensation for PEO" columns (b1) and (b2) as shown in the following table:

	2024	2023	2022	2021	2020
	PEO (Ms. Owen)	PEO (Ms. Owen)	PEO (Ms. Owen)	PEO (Ms. Owen)	PEO (Ms. Owen)	PEO (Mr. Hodnik)
Total Compensation from Summary Compensation Table	$3,719,976	$3,574,742	$2,338,422	$2,578,539	$1,985,344	$3,312,220
Adjustments for Pension
Amounts Reported in "Change in Pension Value" Column of Summary Compensation Table	$(2,322)	$(75,329)	—	$(385,368)	$(307,375)	$(1,766,933)
Current Year Service Cost	—	—	—	—	—	—
Prior Service Cost Impacting Current Year	—	—	—	—	—	—
Adjustments for Equity Awards(a)
Amounts Reported in "Stock Awards" Column of the Summary Compensation Table	$(1,378,138)	$(963,802)	$(797,313)	$(757,908)	$(596,185)	$(414,543)
Year-end Fair Value of Unvested Awards Granted in the Current Year	$891,467	$1,031,423	$839,445	$753,194	$425,474	$317,983
Year-Over-Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years	$(262,484)	$392,710	$(49,272)	$(18,216)	$(33,165)	$(159,667)
Fair Values at Vesting Date for Awards Granted and Vested in Current Year	—	—	—	—	—	—
Difference in Fair Values Between Prior Year-End Fair Values and Vesting Date Fair Values for Awards Granted in Prior Years	$(17,119)	$(70,562)	$135,686	$3,850	$7,624	$39,893
Forfeitures During Current Year Equal to Prior Year-End Fair Value	—	—	—	—	—	—
Dividends or Dividend Equivalents Not Otherwise Included in the Total Compensation	—	—	—	—	—	—
Compensation Actually Paid (as calculated)	$2,951,380	$3,889,182	$2,466,968	$2,174,091	$1,481,717	$1,328,953
(a) Equity valuation assumptions for calculating "compensation actually paid" are not materially different from grant date valuation assumptions.
4    Non-PEO NEOs include the following individuals for each year as shown below:
2024: Mr. Scissons, Mr. Morris, Ms. Johnson, and Mr. Skelton.
2023: Mr. Morris, Margaret A. Thickens (retired Vice President, Chief Legal Officer, and Corporate Secretary,
Ms. Johnson, and Mr. Skelton.
2022: Mr. Morris, Ms. Thickens, Ms. Johnson, Mr. Cutshall, and Robert J. Adams, retired Senior Vice President and former CFO.
2021: Mr. Adams, Ms. Johnson, Mr. Morris, and Ms. Thickens.
2020: Mr. Adams, Ms. Johnson, Mr. Morris, and Ms. Thickens.

5    The dollar amounts shown in the table above do not reflect the actual amount of compensation earned by or paid to Ms. Owen or Mr. Hodnik, as applicable, during the applicable year. To calculate the amounts shown in the "Average Compensation Actually Paid to Non-PEO NEOs" column (e), amounts were deducted from and added to (as applicable) the amount shown in the "Average Summary Compensation Table Total Compensation for Non-PEO NEOs" column (d) as shown in the following table:

	2024	2023	2022	2021	2020
	Average Non-PEO NEOs	Average Non-PEO NEOs	Average Non-PEO NEOs	Average Non-PEO NEOs	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$1,076,422	$1,165,708	$805,560	$924,190	$949,548
Adjustments for Pension
Amounts Reported in "Change in Pension Value" Column of Summary Compensation Table	—	$(13,083)	—	$(65,409)	$(187,761)
Current Year Service Cost	—	—	—	—	—
Prior Service Cost Impacting Current Year	—	—	—	—	—
Adjustments for Equity Awards(a)
Amounts Reported in "Stock Awards" Column of Summary Compensation Table	$(334,616)	$(241,002)	$(229,859)	$(243,621)	$(217,331)
Year-end Fair Value of Unvested Awards Granted in the Current Year	$216,059	$257,892	$180,751	$242,101	$155,102
Year-Over-Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years	$(47,070)	$90,343	$(38,376)	$(5,467)	$(18,071)
Fair Values at Vesting Date for Awards Granted and Vested in Current Year	—	—	$2,625	—	—
Difference in Fair Values Between Prior Year-End Fair Values and Vesting Date Fair Values for Awards Granted in Prior Years	$(325)	$(16,725)	$20,995	$2,188	$3,842
Forfeitures During Current Year Equal to Prior Year-End Fair Value	—	—	—	—	—
Dividends or Dividend Equivalents Not Otherwise Included in the Total Compensation	—	—	—	—	—
Compensation Actually Paid (as calculated)	$910,470	$1,243,133	$741,696	$853,982	$685,329
(a) Equity valuation assumptions for calculating "compensation actually paid" are not materially different from grant date valuation assumptions.
6 The peer group is comprised of the companies in the Philadelphia Utility Index.

The following three graphs describe the relationship between "compensation actually paid" to the PEOs, as calculated in accordance with the SEC rules, and the average of "compensation actually paid" to the NEOs other than the PEOs, as calculated in accordance with SEC rules, and the TSR, net income, and EPS information presented in the Pay Versus Performance table on page 72.

Compensation Actually Paid and TSR
We believe that the increases in the Company's TSR over the four-year period 2020 through 2022 generally align with compensation actually paid to our PEOs and non-PEO NEOs over this same period. As described in our CD&A, a significant portion of our NEOs’ compensation is based on long-term equity-based incentives that include both performance-based PSAs and time-based RSUs. Also as discussed in our CD&A, PSAs are paid based, in part, on achievement of a relative TSR goal.

Compensation Actually Paid and Cumulative TSR

$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation (thousands)
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
TSR
2020
2021
2022
2023
2024
PEO Compensation Actually Paid (Hodnik)
PEO Compensation Actually Paid (Owen)
Average Non-PEO NEO Compensation Actually Paid
ALLETE TSR
Peer Company TSR

Compensation Actually Paid and Net Income
As the below chart illustrates, changes compensation actually paid for our PEOs and for our non-PEO NEOs are generally aligned with performance on net income. As discussed in our CD&A, our AIP is most heavily weighted toward financial performance measured by net income.

Compensation Actually Paid and Net Income

Compensation Actually Paid and EPS
We have identified EPS as our company-selected measure that represents, in our view, the most important additional financial measure used to link compensation actually paid to Company performance. As discussed in the CD&A, performance for PSAs is measured, in part, by EPS CAGR. The ECHC Committee selected EPS CAGR because it measures, in absolute terms, how the Company's EPS over the PSAs' three-year performance period compares to our established long-term growth objectives. As the table below shows, relative changes in compensation actually paid generally align with relative changes in the Company’s EPS over each of the last four years.

Compensation Actually Paid and EPS

$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation (thousands)
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
EPS
2020
2021
2022
2023
2024
PEO Compensation Actually Paid (Hodnik)
PEO Compensation Actually Paid (Owen)
Average Non-PEO NEO Compensation Actually Paid
EPS

Financial Performance Measures
In our assessment, the most important financial performance measures used to link compensation actually paid to our NEOs in 2024, as calculated in accordance with the SEC rules, to our performance were, in unranked order:
•TSR
•Net Income
•EPS CAGR
•Cash from Operating Activities

DIRECTOR COMPENSATION
________________________________________________________________

The ECHC Committee has primary responsibility for developing and evaluating the non-employee Director compensation program, which is then approved by the Board. The ECHC Committee reviews non-employee Director compensation annually. The ECHC Committee receives advice from its independent compensation consultant, Pearl Meyer, to help ensure that non-employee Director compensation is market-based, aligned with shareholder interests, and consistent with our compensation principles. Pearl Meyer reviews each director compensation element and total director compensation, comparing those to the director compensation of the same group of peer companies used in connection with designing ALLETE's executive compensation. See “Process for Determining Executive Compensation" section, page 38, for the list of the peer group companies. Pearl Meyer also examines director compensation data from similarly-sized companies in all industries. The ECHC Committee reviews Pearl Meyer's benchmarking report and determines whether to recommend to the Board any changes to non-employee Director compensation.

As discussed in the proxy statement for the 2024 annual meeting of the shareholders, based on its review and evaluation in October 2022, the ECHC Committee determined that compensation for non-employee Directors was below the market median. To align compensation more closely to the market median, effective January 1, 2023, the Board approved a 12.8 percent increase to the stock retainer ($110,000 compared to $97,500 in 2022) and a 6.2 percent increase to the cash retainer ($85,000 compared to $80,000 in 2022) for non-employee Directors. Additionally, to better align with benchmarking data for Lead Director compensation, the ECHC Committee reduced the additional Lead Director cash retainer from $40,000 to $25,000 and added individual committee retainers. There have been no changes to the non-employee Director compensation since January 1, 2023.

The following table sets forth the non-employee Director compensation earned in 2024:

Director Compensation—2024
(a)	(b)	(c)	(d)
Name[1]	Fees Earned or Paid in Cash[2]	Stock Awards[2,3]	Total
George G. Goldfarb	$107,000	$110,000	$217,000
James J. Hoolihan	$95,000	$110,000	$205,000
Madeleine W. Ludlow	$110,000	$110,000	$220,000
Charles R. Matthews	$105,000	$110,000	$215,000
Susan K. Nestegard	$140,000	$110,000	$250,000
Douglas C. Neve	$105,000	$110,000	$215,000
Barbara A. Nick	$105,000	$110,000	$215,000
Robert P. Powers	$102,500	$110,000	$212,500
Charlene A. Thomas	$105,000	$110,000	$215,000
1     Ms. Owen is not included in this table because she was an NEO and her compensation is fully discussed in the CD&A starting on page 34 and reflected in the Summary Compensation Table on page 58.
2    Mr. Matthews, Ms. Nestegard, and Mr. Powers elected to defer their 2024 stock retainer; Mr. Mathews elected to defer his 2024 cash retainers. These amounts were deferred under the Deferral Plan II.
3    For all Directors, the amounts shown in column (c) reflect the grant date fair value of the annual stock retainer paid on
June 3, 2024. On that date, Directors each received 1,742.712 shares of Common Stock valued based on a share price of $63.12 (the five-day average closing price, including the date that is ten calendar days prior to June 3, 2024).

Employee Directors receive no additional compensation for their services as Directors. Accordingly, Ms. Owen received no additional compensation in 2024 for her service on the Board and her 2024 compensation is covered in detail in the CD&A starting on page 34.

Under the terms of the ALLETE Director Stock Plan, ALLETE pays each non-employee Director an annual retainer fee, a portion of which is paid in cash and a portion of which is paid in Common Stock as set forth below:

Non-Employee Director Retainers—2024
	Cash	Stock
All Directors	$85,000	$110,000
Lead Director (Additional)	$25,000	—

We also pay each non-employee Director an annual cash retainer for each committee membership and committee chair assignment, which they may elect to receive all or part of the cash portions of their retainer fees in Common Stock, as set forth below:

Non-Employee Committee Retainers—2024
	Member	Additional Chair Retainer
Audit Committee	$10,000	$12,000
Executive Compensation and Human Capital Committee	$10,000	$7,500
Corporate Governance and Nominating Committee	$10,000	$5,000

The Lead Director receives her designated cash retainer, the Director cash retainer, the Director stock retainer, and a retainer for each committee.

The Company provides a deferral account benefit to the Directors under the terms of the Deferral Plan II. Effective January 1, 2005, the Company established Deferral Plan II to comply with Section 409A of the Tax Code. Deferral Plan II governs all cash retainers initially deferred after December 31, 2004. On May 1, 2009, the Board amended Deferral Plan II to permit Directors to elect to defer their stock retainers.

Annually, non-employee Directors may elect to defer to a Deferral Plan II cash account some or all of their cash retainer fees. Directors can select among different investment crediting rates to apply to deferral cash account balances under the Deferral Plan II. These investment options include mutual funds and similar investments. The Directors may change their investment elections at any time.

Annually, non-employee Directors also may elect to defer to a Deferral Plan II stock account some or all of their stock retainer fees. Deferred stock retainer fees are credited to a Director's stock account, which has a single investment option that mirrors the performance of our Common Stock and is credited with dividend equivalents equal to cash dividends that are declared and paid on our Common Stock.

Non-employee Directors elect a date when benefit payments from their Deferral Plan II accounts will commence and the form of benefit payment. Generally, Deferral Plan II account benefit payments will not begin earlier than the elected commencement date. Non-employee Directors may not elect to receive an early withdrawal of amounts contributed to their Deferral Plan II account after January 1, 2005, except that they may request an early withdrawal in the event of an unforeseen emergency, which request is subject to the approval of the ECHC Committee.

Non-employee Directors may elect to receive their Deferral Plan cash and stock account balances in the form of either a lump sum payment or annual installments over a 5-, 10-, or 15-year period, or a combination of both. A Director's Deferral Plan cash account balance will be credited or debited with notional gains or losses until the balance has been paid in full. Directors will receive dividend equivalents on their Deferral Plan II stock account balances until paid in full.

ITEM NO. 3—APPROVAL OF THE ALLETE EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

Explanatory Note

Solely as a precautionary measure, we are asking shareholders to approve a new executive compensation plan. The ALLETE Executive Long-Term Incentive Compensation Plan is designed to replace the current LTIP, which by its terms does not allow for any new grants after December 31, 2025, the ten-year anniversary of the current LTIP's effective date. There is a possibility that the Merger will not be completed by December 31, 2025. In that case, absent an approval of this Item No. 3, we would no longer have a shareholder-approved equity compensation plan and would be unable to continue operating our equity compensation program.

Accordingly, on January 29, 2025, the Board adopted the ALLETE Executive Long-Term Incentive Compensation Plan, subject to shareholder approval at the 2025 Annual Meeting. If approved by the affirmative vote of the greater of (1) a majority of the shares present or represented by proxy and entitled to vote on this proposal, or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, the plan will not become effective until January 1, 2026. This delayed effective date means that if the Merger closes on or before January 1, 2026, the plan will never become effective and no awards will be made thereunder. The following summary and request for approval should be read in this context.

To distinguish between the current LTIP and the ALLETE Executive Long-Term Incentive Compensation Plan that you are being asked to approve at the 2025 Annual Meeting, the summary and discussion below refers to the former as the "Prior Plan" (which is the current LTIP) and to the latter as the "2026 LTIP."

Summary of the 2026 LTIP

The terms of the 2026 LTIP are substantially identical to those of the Prior Plan, other than with respect to expiration date and number of shares reserved. The material features of the 2026 LTIP are summarized below. This summary is not intended to be a complete description of the 2026 LTIP and is qualified, in its entirety, by reference to the text of the 2026 LTIP, which is set forth in Appendix A to this Proxy Statement. The terms of the 2026 LTIP are substantially identical to those of the Prior Plan, other than with respect to expiration date and number of shares reserved.

Purpose. The purpose of the 2026 LTIP is to promote the success and enhance the value of the Company by linking participants' personal interests to those of Company shareholders and customers, providing participants with an incentive for outstanding performance. As discussed in the Compensation Discussion and Analysis starting on page 58, long-term equity compensation plays an important part in ALLETE's pay-for-performance philosophy. The 2026 LTIP, if approved and made effective, will permit grants of RSUs, restricted stock, PSAs, performance units, non-incentive stock options, incentive stock options, stock appreciation rights, and other stock or cash grants. The 2026 LTIP is further intended to enhance the Company's ability to attract and retain exceptionally qualified individuals upon whom the Company's sustained progress, growth and profitability largely depend. The 2016 LTIP will not be utilized if the Merger closes on or before January 1, 2026; the Company’s long-term incentive program following the Merger will be determined in the future.

Administration. The 2026 LTIP will be administered by the ECHC Committee, which is comprised solely of Directors who are: (a) "non-employee directors" as contemplated by Rule 16b-3 under the Exchange Act and (b) "independent directors" as contemplated by Section 303A.02 of the NYSE Listed Company Manual.

The ECHC Committee's authority under the 2026 LTIP will include the right to: make grants; determine the size and types of grants; establish terms and conditions for each grant; interpret the plan and any agreement or instrument entered into pursuant to the plan; establish, amend or waive plan administration rules; amend the terms and conditions of any outstanding grant; delay issuance of Common Stock or suspend a participant’s right to exercise a grant to comply with applicable laws; determine the duration and purposes of leaves of absence that may be granted to a participant without constituting termination of his or her employment for plan purposes; authorize any person to execute, on behalf of the Company, any instrument required to carry out the plan's purposes; correct any defect, supply any omission, or reconcile any inconsistency in the plan or any grant; make determinations that it determines to be necessary or advisable for the plan administration; and address participants'
claims, including resolving disputed issues of fact.

The ECHC Committee may, in its sole discretion, delegate any or all of its authority to administer the plan to any other persons or committee; provided, however, that any delegation will only be permitted to the extent permissible under applicable securities laws and NYSE rules.

Shares Available for Grants. Subject to adjustment as provided in the 2026 LTIP, the aggregate number of Common Stock shares that will be available for issuance through grants made pursuant to the 2026 LTIP will be the sum of: (1) 350,000 Common Stock shares newly authorized by shareholders with the 2026 LTIP and (2) any Common Stock shares previously authorized for grants pursuant to the Prior Plan that either remain available for issuance as of the effective date of the 2026 LTIP or are subject to outstanding grants that subsequently terminate by expiration, forfeiture, or otherwise without the issuance of such shares.

Common Stock shares subject to a grant will not be made available again for issuance pursuant to the 2026 LTIP if those shares are: subject to a stock option or a stock-settled stock appreciation right and were not issued upon the settlement or exercise of such option or stock appreciation right; delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to a stock option or stock appreciation right; or repurchased on the open market with the proceeds of an option exercise.
Shares related to a grant that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares will be available again for grants.

Eligibility. The ECHC Committee may select any employee (as defined in the 2026 LTIP) to receive a Grant, provided, however, that ISOs may only be awarded to employees of the Company or a subsidiary within the meaning of Section 422 of the Tax Code.

As of the Record Date of this Proxy Statement, six executive officers and approximately forty-five other employees could be eligible to participate in the 2026 LTIP. Because our executive officers are eligible to receive awards under the 2026 LTIP, they may be deemed to have a personal interest in the approval of this Item No. 3.

Award Types.
•RSUs and Restricted Stock. Grants of RSUs represent the future right to receive Common Stock, an equivalent cash value, or a combination of Common Stock and cash. Grants of restricted stock represent a current award of Common Stock. Each RSU or restricted stock award will be subject to certain restrictions and risk of forfeiture according to terms set by the ECHC Committee in the grant. The ECHC Committee may permit a participant to defer payment of Common Stock related to an RSU so long as such deferral is made pursuant to a deferred compensation plan offered by the Company and satisfies the requirements of Tax Code Section 409A.

•Performance Shares and Performance Units. Grants of PSAs or performance units represent the future right to earn Common Stock, an equivalent cash value, or a combination of Common Stock and cash based on achieving performance goals over a specified performance period, both as set by the ECHC Committee in the grant.

•Stock Options and Stock Appreciation Rights. Grants of stock options give the participant the right to purchase Common Stock at a specified price during specified time periods. Grants of SARs give the participant the right to receive for each SAR the excess, if any, of the fair market value of one share of Common Stock on the date of exercise over the base price of the SAR. The exercise price of a stock option or the base price of a SAR granted under the 2026 LTIP may not be less than the fair market value of the Common Stock on the date of grant. Stock option and SAR grants will have a maximum duration of ten years.

•Other Grants. The ECHC Committee may make other grants that can include, without limitation, grants of Common Stock based on certain conditions, cash payments based on attaining performance goals or other criteria, and the payment of Common Stock in lieu of cash under other Company incentive or bonus programs. Payment or settlement of any such grants will be made in the manner and at such times as the ECHC Committee may determine.

Performance Goals. The ECHC Committee may make grants of performance-based compensation. Performance goals for such grants may be based on one or more of the following criteria:

•total shareholder return (i.e., increase in shareholder value measured by adding Common Stock appreciation and declared dividends);
•return on invested capital, assets, or net assets;
•share earnings;
•cash flow;
•cost of services to consumers;
•revenue;
•sales;
•operating income;
•net income;
•stock price;
•return on shareholders’ equity;
•economic value created;
•customer satisfaction;
•customer service quality; or
•operating effectiveness.

Shareholder Rights. Except as provided in the plan or a grant pursuant to the plan, no participant will have any Common Stock subject to such grant or any of the rights of a shareholder unless and until such participant has satisfied all requirements for exercise or vesting of the grant pursuant to its terms, shares have actually been issued, restrictions imposed on the shares, if any, have been removed, and the Common Stock is entered in the records of the duly authorized transfer agent of the Company.

Dividend Equivalents. Participants receiving a grant (other than stock options or SARs) may be entitled to receive dividend equivalents, and the ECHC Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock shares or otherwise reinvested. Dividends or dividend equivalents shall only become payable if and to the extent the underlying grant vests, regardless of whether or not vesting is contingent upon continued employment, the achievement of performance goals, or both.

Limits on Awards. The 2026 LTIP contains the following limitations:

• No more than an aggregate of 500,000 Common Stock shares may be issued under ISOs.

•The maximum number of Common Stock shares subject to either RSUs or Restricted Stock Grants that may be granted to any single participant during any one calendar year is 200,000.

•The maximum amount of performance units to be settled in cash that may be granted to any single participant during any one calendar year is $2,500,000.

•The maximum number of Common Stock shares subject to either PSAs or Performance Units to be settled in Common Stock that may be granted to any single participant during any one calendar year is 200,000.

•The maximum number of Common stock shares subject to either stock options or SARs that may be granted to any single participant during any one calendar year is 200,000.

•The maximum amount of cash-denominated other awards granted to any single participant during any one calendar year is $2,500,000.

•The maximum number of Common Stock shares subject to share-denominated other grants which may be granted to any single participant during any one calendar year is 200,000.

Restrictions on Transfer. Except as provided by the ECHC Committee, no grant and no right under any such grant will be assignable, alienable, saleable, or transferable by a participant other than by will or by the laws of descent and distribution. If so determined by the ECHC Committee, a participant may, however, in the manner established by the ECHC Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any grant upon the participant's death. Each grant, and each right under any grant, will be exercisable during the participant’s lifetime, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. The ECHC Committee may impose such restrictions on any Common Stock acquired pursuant to a grant as it deems advisable, including, without limitation, restrictions to comply with applicable federal securities laws, with the requirements of any stock exchange upon which such the Common Stock is then listed, and with any blue sky or state securities laws applicable to such
Common Stock.

Hedging, Pledging, and Short Sales Prohibited. No grant and no right under any such grant may be pledged, alienated, attached, or otherwise encumbered. Any purported pledge, alienation, attachment, or encumbrance will be void and unenforceable against the Company or any subsidiary of the Company.

Compensation Recovery Policy. Incentive award grants made pursuant to the 2026 LTIP will be subject to the Compensation Recovery Policy, which is discussed in detail the Compensation Discussion and Analysis on page 58.

Termination of Employment. Each grant will set forth the extent to which the right to vest, exercise or receive payout of a grant will continue following termination of the participant’s employment with the Company, and any forfeiture provisions. Such provisions shall be determined by the ECHC Committee, shall be included in the Grant, need not be uniform among all grants or among participants, and may reflect distinctions based on the reasons for termination of employment.

Change in Control. Subject to the provisions of the Merger Agreement, unless specifically prohibited by the plan or unless the ECHC Committee provides otherwise prior to the change in control, upon the occurrence of a change in control:

•Any period of restriction and other restrictions imposed on RSUs and Restricted Stock shall be deemed to have expired. No period of restriction and other restrictions will be deemed to have expired, however, if and to the extent that an RSU or restricted stock grant is, in connection with the change in control, fully assumed by the successor corporation or parent thereof. In such case, any period of restriction and other restrictions imposed on RSUs and restricted stock shall be deemed to have expired upon a participant's termination of employment by the successor corporation for reasons other than cause within 18 months following the occurrence of the change in control;

•With respect to outstanding grants of PSAs, performance units and other performance-based grants, the ECHC Committee (i) shall determine the greater of (x) the payout at 100% of the number of PSAs or performance units granted for the entire performance period and (y) the payout based upon actual performance for the performance period ending as of the effective date of the change in control (in either case after giving effect to the accumulation of dividend equivalents), and (ii) shall pay to the participants the greater of such amounts, prorated based upon the number of complete and partial calendar months within the performance period which have elapsed as of the effective date of the change in control in relation to the number of calendar months in the full performance period. Payment shall be made in cash or in stock as determined by the ECHC Committee;

• All earned PSAs, performance units, and other performance-based grants (as increased by any dividend equivalents to the date of payment) not yet paid out shall be paid out immediately, in cash or in stock, as determined by the ECHC Committee; and

•Any and all stock options and SARs shall become immediately exercisable.

Adjustments. In the event of a transaction between the Company and its shareholders that causes the per share value of Common Stock to change (including, without limitation, a merger, reorganization, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off), the ECHC Committee will make adjustments and other substitutions to the 2026 LTIP and to grants as the ECHC Committee deems equitable or appropriate. Such adjustments may include, without limitation, adjustments in: the aggregate number, class, and kind of securities that may be delivered, in the aggregate or to any one participant; and in the number, class, kind, and option or exercise price of securities subject to outstanding grants.

Prohibition on Repricing or Cash Buyouts. Other than as part of an adjustment in connection with a transaction described above, at any time when the exercise price of a stock option or SAR is above the fair market value of Common Stock, the Company shall not, without shareholder approval, reduce the purchase price of such stock option or SAR and shall not exchange such stock option or SAR for a new grant with a lower (or no) purchase price or for cash.

Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to a grant; provided, however, with respect to any grant that is subject to Tax Code Section 409A, the Company may, to the extent permitted by Section 409A, permit the acceleration of the time or schedule of a payment to pay the FICA amount, and any related income tax at source imposed by Tax Code Section 3401 on the FICA amount.

With respect to withholding required upon the exercise of stock options or SARs, upon the vesting of RSUs, the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of grants, participants may elect, subject to the approval of the ECHC Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Common Stock shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; provided, however, with respect to any grant that is subject to Tax Code Section 409A, the Company may, to the extent permitted by Section 409A, permit the acceleration of the time or schedule of a payment to pay the FICA amount, and any related income tax at source imposed by Tax Code Section 3401 on the FICA amount. All elections shall be made in writing, signed by the participant and irrevocable.

Claims Procedure. The 2026 LTIP sets forth mandatory claims procedures designed to reduce the likelihood of disputes between a participant and the Company in connection with the plan and, to the extent a dispute arises, to lessen the time, expense, complexity, and uncertainty associated with resolving the dispute. The claims procedures include the following: a one-year limit on a participant's right to bring a claim; requirements as to the form of claim; a requirement that any dispute based on a denied claim be resolved by binding arbitration; a six-month limit on a participant's right to request arbitration of a denied claim; specific rules for arbitration; deference given to administrative decisions unless they are arbitrary, capricious, or unlawful; and provisions related to venue, arbitration costs, and attorneys' fees.

Compliance with Tax Code Section 409A. Payments and benefits pursuant to the 2026 LTIP are intended to comply with Tax Code Section 409A, to the extent it applies, or an exemption therefrom, and, accordingly, to the maximum extent permitted, the plan will be interpreted and be administered to be in compliance with that regulation.

Amendment, Modification, and Termination. The Board may amend, suspend, or terminate the plan in whole or in part at any time; provided, however, that no amendment will be effective unless it has been approved by the requisite vote of the shareholders of the Company entitled to vote thereon if such shareholder approval is required for the plan to comply with Tax Code Section 422, Section 303A.08 of the NYSE Listed Company Manual, or any other applicable law, regulation, or rule. No termination, amendment, or modification shall adversely affect in any material way any outstanding grant, without the written consent of the participant holding such grant unless such termination, modification, or amendment is required by applicable law.

New Plan Benefits

Any awards made pursuant to the 2026 LTIP will be made at the discretion of the ECHC Committee. It is not possible at present to determine the amount or form of any award to be granted to any individual during the term of the 2026 LTIP.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards granted to individual service providers under the 2026 LTIP. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options An optionee generally will not recognize taxable income upon the grant of a non-incentive option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the common shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any common shares received upon exercise of an option will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.

Stock Appreciation Rights A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the shares of our common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs In general, the grant of RSUs (including performance share units) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards With respect to other awards granted under the 2026 LTIP, including stock bonuses, other stock-based awards and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of our common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Share Usage The annual share usage under the Prior Plan for the last three fiscal years was as follows:

	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Average
Shares Granted	86,940	68,435	45,326	66,900
B: Basic Weighted Average Shares Outstanding	57,728,564	57,387,318	55,931,482	57,015,788
Burn Rate (A / B)	0.15%	0.12%	0.08%	0.12%

The closing price of Common Stock on March 14, 2025, was $ 65.64 per share.

The Board recommends that the Company's shareholders vote “FOR” approval of the ALLETE Executive Long-Term Incentive Compensation Plan.

Equity Compensation Plan Information

The following table sets forth the shares of Common Stock available for issuance under the Company's equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)

Equity Compensation Plans Approved by Security Holders	227,422	—	783,025
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	227,422	—	783,025
(a)    Includes the following as of December 31, 2024: (i) 32,674 securities representing the performance shares (including accrued dividends) granted under the executive long-term incentive compensation plan that vested but were not paid as of December 31, 2024; (ii) 108,927 securities representing the target number of performance share awards (including accrued dividends) granted under the executive long-term incentive compensation plan that were unvested; and (iii) 85,821 director deferred stock units (including accrued dividends) under the non-employee director compensation deferral plan. With respect to unvested performance share awards, the actual number of shares to be issued will vary from 0 percent to 200 percent of the target level depending upon the achievement of total shareholder return objectives established for such awards.
(b)    Earned performance share awards are paid in shares of ALLETE common stock on a one-for-one basis. Accordingly, these awards do not have a weighted-average exercise price.
(c)    Excludes the number of securities shown in the first column as to be issued upon exercise of outstanding options, warrants, and rights. The amount shown is comprised of: (i) 494,870 shares available for issuance under the executive long-term incentive compensation plan in the form of options, rights, restricted stock units, performance share awards, and other grants as approved by the Executive Compensation Committee of the Company’s Board of Directors; (ii) 255,431 shares available for issuance under the Non-Employee Director Stock Plan as payment for a portion of the annual retainer payable to non-employee Directors; and (iii) 32,724 shares available for issuance under the ALLETE and Affiliated Companies Employee Stock Purchase Plan.

ITEM NO. 4—TO APPROVE AN AMENDMENT TO ALLETE’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO MODIFY CERTAIN TERMS RELATED TO THE SERIAL PREFERRED STOCK A AS CONTEMPLATED BY THE TERMS AGREED UPON IN THE MERGER AGREEMENT.
_______________________________________________________________

Explanatory Note

Under the terms of the Merger Agreement, the Company and Alloy Parent agreed that: (1) at any time during the period from July 1, 2025 to September 30, 2025, we may provide Alloy Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $150 million and; (2) at any time during the period from October 1, 2025 to December 31, 2025, we may provide Alloy Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $300 million (less any amounts called by us in connection with any initial equity capital raise between July 1, 2025 and September 30, 2025), and, in each case, Alloy Parent shall have 10 business days to notify us of its election to participate in such equity capital raises by funding such amounts in exchange for shares of the Serial Preferred Stock A, no par value, having the rights, preferences and privileges to be set forth in a certificate of designation and consistent with the summary of indicative terms set forth in Exhibit D of the Merger Agreement.

Certain terms included in Exhibit D of the Merger Agreement are inconsistent with the existing provisions of the Amended and Restated Articles of Incorporation. Under the terms of the Merger Agreement, upon Alloy Parent’s or the Company’s request, the Company is required to seek shareholder approval of an amendment to the Amended and Restated Articles of Incorporation to amend such provisions of the Amended and Restated Articles of Incorporation that are inconsistent with the terms set forth in Exhibit D of the Merger Agreement. We are submitting the amendment to the Amended and Restated Articles of Incorporation for shareholder approval to satisfy this obligation in the Merger Agreement. Agreement. As of the date of this Proxy Statement, the Company has made no decision regarding whether it will seek to raise preferred equity capital from Alloy Parent. Our Amended and Restated Articles of Incorporation currently authorize the issuance of up to 2,500,000 shares of Serial Preferred Stock A, without par value. As of the date of this Proxy Statement, no shares of Serial Preferred Stock A were issued and outstanding.

The proposed amendment to the Amended and Restated Articles of Incorporation is attached as Appendix A to this Proxy Statement, with deletions indicated by strike-outs and additions indicated by underlining. The summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment set forth in Appendix A.

Description of Amendment

Voting: The amendment provides that the right of the preferred shareholders, including the holders of Serial Preferred Stock A, to vote together with the common shareholders is subject to the terms of any certificate of designation with respect to such preferred stock. The certificate of designation with respect to the Serial Preferred Stock A is expected to provide that the Serial Preferred Stock A will not have voting rights, except in certain limited circumstances.

Redemption: The amendment provides that the Company’s right to redeem certain preferred stock, including the Serial Preferred Stock A, is subject to the terms of any certificate of designation with respect to such preferred stock. The certificate of designation with respect to the Serial Preferred Stock A is expected to provide that the Company may not redeem the Serial Preferred Stock A prior to the termination of the Merger Agreement and, in the event of a redemption, upon the terms with respect thereto.

Dividends: The amendment removes certain restrictions on declaring or paying dividends on common stock that would otherwise be in place so long as any preferred stock of the Company is outstanding.

Consent Rights: The amendment exempts holders of Serial Preferred Stock A from the provision in the Amended and Restated Articles of Incorporation that provides that preferred shareholders have a consent right over certain actions of the Company, including with respect to certain merger transactions, incurrence of certain indebtedness and issuance of certain equity securities. The certificate of designation with respect to the Serial Preferred Stock A is expected to include certain negative covenants that will require prior consent of the majority of holders of the Serial Preferred Stock A to certain actions of the Company.

Default: The amendment exempts Serial Preferred Stock A from the provision in the Amended and Restated Articles of Incorporation that provides that preferred shareholders have the right to elect a majority of the Board if dividends on preferred shares are in default in an amount equal to four quarterly payments or more. The certificate of designation with respect to the Serial Preferred Stock A is expected to provide that the holders of Serial Preferred Stock A will have the right to elect two directors if dividends on the Serial Preferred Stock A are in default in an amount equal to six quarterly payments or more.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendments to the Amended and Restated Articles of Incorporation attached as Appendix B to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Reasons for Approval

The Board has carefully considered the merits of the amendment to the Amended and Restated Articles of Incorporation. The proposed changes are consistent with the terms agreed by the Company and Alloy Parent at the time of the Merger Agreement, as approved by the requisite number of the
Company’s shareholders at a special meeting of shareholders held on August 21, 2024, and would enable the issuance of the Serial Preferred Stock A to Alloy Parent pursuant to the terms and conditions set forth in the Merger Agreement. For these reasons, the Board, including our disinterested directors, accordingly recommends that shareholders approve this proposal.

If the shareholders do not approve this proposal, then the Amended and Restated Articles of Incorporation will not be amended. Under the terms of the Merger Agreement, to the extent permitted by law, the documents with respect to the issuance of the Serial Preferred Stock A, if any, to Alloy Parent would include a waiver of any provisions of the Amended and Restated Articles of Incorporation as may be inconsistent with the terms set forth in Exhibit D to the Merger Agreement, and the Company and Alloy Parent have agreed to cooperate and use reasonable best efforts to ensure that such provisions would not apply to any Serial Preferred Stock A issued as contemplated by the Merger Agreement.

Effective Time

If approved, the amendment to the Amended and Restated Articles of Incorporation will become effective upon its filing with the Minnesota Secretary of State, which the Company expects will occur promptly after the Annual Meeting.

The Board recommends a vote “FOR” approving an amendment to ALLETE’s Amended and Restated Articles of Incorporation to modify certain terms relating to the Serial Preferred Stock A as contemplated by the terms agreed upon in the Merger Agreement.

ITEM NO. 5—RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
________________________________________________________________

The Audit Committee has selected PricewaterhouseCoopers as the Company's independent registered public accounting firm for the year 2025. PricewaterhouseCoopers has acted in this capacity since October 1963.

While the Audit Committee is responsible for the selection, retention, evaluation of independence and performance, approval of fees and retention terms, oversight, and termination (when appropriate) of the Company’s principal independent accountants, the Audit Committee and Board request that shareholders ratify the selection of PricewaterhouseCoopers as the Company's independent registered public accounting firm as a matter of good corporate practice. The Audit Committee is not required to take any action as a result of the outcome of this vote, but will take it into consideration. Even if the selection is ratified by shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of PricewaterhouseCoopers is expected to be present at the 2025 Annual Meeting. The representative will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratifying the selection of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2025.

AUDIT COMMITTEE REPORT
________________________________________________________________

The Audit Committee is comprised of six non-employee Directors, each of whom has been determined by the Board to be “independent” under ALLETE's Corporate Governance Guidelines, and within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Goldfarb, Mr. Matthews, and Mr. Neve are each an “audit committee financial expert” within the meaning of the SEC rules. The Audit Committee operates pursuant to a written charter. The Audit Committee charter, which was reviewed and approved in January 2025, is available on the Company's website www.allete.com/governance. The Audit Committee assists in the Board's oversight of the integrity of the Company's financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, both the internal and external audit processes, and internal controls over financial reporting. The Audit Committee reviews and recommends to the Board that the audited financial statements be included in the Company's annual report on Form 10-K.

During 2024, the Audit Committee met and held separate discussions with members of management and the Company's independent registered public accounting firm, PricewaterhouseCoopers, regarding certain audit activities and with the Company's Chief Audit Officer regarding the plans for and results of selected internal audits. The Audit Committee reviewed the quarterly financial statements. It reviewed with management and the independent registered public accounting firm the effectiveness of internal controls over financial reporting and the Company's compliance with laws and regulations.

The Audit Committee received and reviewed the written disclosures and letters from PricewaterhouseCoopers specified by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed the firm's independence with the independent registered public accounting firm. The Audit Committee has received written material addressing PricewaterhouseCoopers' internal quality control procedures and other matters, as required by the NYSE listing standards.

The Audit Committee has: (i) reviewed and discussed the Company's Consolidated Financial Statements for the year ended December 31, 2024, with the Company's management and with the Company's independent registered public accounting firm; (ii) met with management to discuss all quarterly and annual financial reports prior to their issuance and to discuss significant accounting issues and management judgments; and (iii) discussed with the Company's independent registered public accounting firm the matters required to be discussed under the rules adopted by the PCAOB. Management represented to the Audit Committee that the Company's Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Based on the above-mentioned review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in ALLETE's Form 10-K for the year ended December 31, 2024.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services by the independent registered public accounting firm. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of the independence of the independent registered public accounting firm, including compliance with the SEC's rules and regulations.

The Audit Committee will, as necessary, consider and, if appropriate, pre-approve the provision of additional audit and non-audit services by the independent registered public accounting firm that were not encompassed by the Audit Committee's annual pre-approval and that are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, these additional audit and non-audit services, provided that the Chair shall promptly report any decisions to pre-approve such services to the Audit Committee.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the years ended December 31, 2024, and December 31, 2023, and fees billed for other services rendered by PricewaterhouseCoopers during those periods. All audit and non-audit services and fees for 2024 and 2023 were pre-approved by the Audit Committee. The Company has considered and determined that the provision of the non-audit services noted below is compatible with maintaining PricewaterhouseCoopers' independence.

	2024	2023
Audit Fees[1]	$2,683,800	$2,504,700
Audit-Related Fees	—	—
Tax Fees[2]	89,000	85,850
All Other Fees[3]	2,000	27,900
Total	$2,774,800	$2,618,450
1    Audit fees were incurred in connection with audit work performed on the integrated audit of the Consolidated Financial Statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to perform, such as required regulatory audits, subsidiary audits, accounting consultations, and services in connection with securities offerings.
2    Tax fees consisted primarily of tax compliance services.
3    Other fees consisted of license fees for accounting research software and training services.

March 31, 2025

Audit Committee

George G. Goldfarb, Chair
Susan K. Nestegard, ex officio
Charles R. Matthews
Douglas C. Neve
Barbara A. Nick
Charlene A. Thomas

OTHER BUSINESS ________________________________________________________________

The Board knows of no other business to be presented at the 2025 Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy form to vote the Common Stock represented thereby pursuant to the proxies in accordance with their judgment in such matters.

All shareholders are respectfully asked to vote their proxies so that the necessary vote may be present at the Annual Meeting.

Shareholder Proposals for the 2026 Annual Meeting

Due to the pending Merger, which was approved at a special meeting of our shareholders held on August 21, 2024, it is not certain that the Company will hold an Annual Meeting in 2026. However, if the Company does hold a 2026 Annual Meeting, shareholders may submit proposals for consideration at the 2026 Annual Meeting pursuant to the following procedures.

All proposals from shareholders to be considered for inclusion in the Proxy Statement relating to the Annual Meeting scheduled for May 12, 2026, must be received by the Corporate Secretary of ALLETE at 30 West Superior Street, Duluth, MN 55802-2093 not later than December 1, 2025. The Company's Bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have delivered timely notice to the Company's Corporate Secretary. To be timely, advance notice for business to be brought before an Annual Meeting generally must be received not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting. Therefore, for the Annual Meeting scheduled for May 12, 2026, ALLETE must receive a shareholder's notice between January 13, 2026 and February 12, 2026. A shareholder's notice must also comply with the informational and other requirements set forth in the Company's Bylaws. In addition to the information and other requirements in the Company's Bylaws, as noted in the prior sentence, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2026. The persons to be named as proxies in the proxy card relating to the 2026 Annual Meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which ALLETE did not have notice in accordance with the advance notice provisions in the Company's Bylaws, without discussion of such matter in the Proxy Statement relating to the 2026 Annual Meeting.

                    By order of the Board of Directors,

Julie L. Padilla
    Vice President, Chief Legal Officer, and Corporate Secretary

                    March 31, 2025
                    Duluth, Minnesota

Appendix A

ALLETE
EXECUTIVE LONG-TERM
INCENTIVE COMPENSATION PLAN

Effective January 1, 2026

Appendix A
ALLETE
EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
Effective January 1, 2026

Article 1.Establishment, Purpose and Duration
1.1.Establishment of the Plan. This plan document, containing the terms of the ALLETE Executive Long-Term Incentive Compensation Plan (the “Plan”) will become effective following shareholder approval as of January 1, 2026 (the "Effective Date"), and applies to Grants on or after the Effective Date. The Plan permits the grant of RSUs, Restricted Stock, Performance Shares, Performance Units, NSOs, ISOs, SARs, and other stock or cash grants. Except as otherwise indicated, capitalized terms are defined in Article 16.
1.2.Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers, providing Participants with an incentive for outstanding performance. The Plan is further intended to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom the Company’s sustained progress, growth and profitability largely depend.
1.3.Prior Plan. The Plan replaces the ALLETE Executive Long-Term Incentive Compensation Plan, originally effective January 1, 2016, and amended from time to time since then (the “Prior Plan”). No grants will be made pursuant to the Prior Plan after 2025, but the Prior Plan will remain in effect with respect to grants prior to the Effective Date.
1.4.Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions; provided, however, in no event may a Grant be made on or after the fifth anniversary of the Effective Date.
Article 2.Administration
2.1.The Committee. The Plan shall be administered by the Executive Compensation and Human Capital Committee of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee, to the extent necessary, shall be comprised solely of Directors who are: (a) "non-employee directors" as contemplated by Rule 16b-3 under the Exchange Act; and (b) "independent directors" as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
2.2.Authority of the Committee. Subject to the Plan terms, applicable law, the Company’s Articles of Incorporation and Bylaws, and such other restricting limitations or

Appendix A
directions as may be imposed by the Board, the Committee shall have full power and discretionary authority to:
(a)determine the size and types of Grants;
(b)determine the terms and conditions of each Grant, including without limitation, and to the extent applicable, the amount, the Exercise Price, the Exercise Period, vesting conditions, any vesting acceleration, any waiver of forfeiture restrictions, and any other restriction, condition, or limitation regarding any Grant or its related Shares (including subjecting the Grant or its related Shares to compliance with restrictive covenants);
(c)construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan;
(d)establish, amend or waive rules and regulations for the Plan's administration;
(e)amend the terms and conditions of any outstanding Grant (subject to the provisions of Article 11);
(f)delay the issuance of Shares or suspend a Participant’s right to exercise a Grant as deemed necessary to comply with applicable laws;
(g)determine the duration and purposes of leaves of absence that may be granted to a Participant without constituting termination of their employment for purposes of the Plan;
(h)authorize any person to execute, on behalf of the Company, any instrument required to carry out the Plan purposes;
(i)correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Grant in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(j)make any and all determinations which it determines to be necessary or advisable for the Plan administration; and
(k)address claims submitted in accordance with Article 13, including resolving disputed issues of fact and interpreting plan provisions.
(l)The Committee may, in its sole and absolute discretion, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper Plan administration; provided, however, that any delegation shall only be permitted to the extent permissible under applicable securities laws and

Appendix A
the rules of any securities exchange on which the Shares are listed. Any delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation. At all times, the delegatee shall serve in such capacity at the pleasure of the Committee.
2.3.Decisions Binding. Except as provided in Article 13, all determinations and decisions made by the Committee pursuant to the Plan and all related Board decisions and actions shall be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries. The Committee shall consider such factors as it deems relevant to making its decisions, determinations, and interpretations including, without limitation, the recommendations or advice of any Director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of a Grant may contest a decision or action by the Committee with respect to such person or Grant only in accordance with Article 13, and only on the grounds that such decision or action was arbitrary or capricious or was unlawful.
2.4.Costs. The Company shall pay all costs of Plan administration.
Article 3.Shares Subject to the Plan
3.1.Number of Shares. Subject to Section 3.2, the aggregate number of Shares authorized for issuance pursuant to this Plan is the sum of: (a) 350,000 Shares newly authorized by shareholders with this Plan; and (b) any Shares authorized for grants pursuant to the Prior Plan that either remain available for issuance as of the Effective Date, or are subject to outstanding awards that subsequently terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares. Shares may be authorized but unissued Shares or Shares purchased on the open market. Notwithstanding anything to the contrary, any Shares related to Grants that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for Grants. Shares subject to a Grant may not again be made available for issuance pursuant to the Plan if such Shares are: (i) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (ii) Shares delivered to or withheld by the Company to pay the Exercise Price or the withholding taxes under Options or Stock Appreciation Rights, or (iii) Shares repurchased on the open market with the proceeds of an Option exercise.
3.2.Adjustments in Authorized Shares and Grants. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, spilt-off, or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Grants as the Committee deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Grants as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Grant shall always be a whole number and further provided that in no event may any change be made to an ISO which would constitute a modification within the meaning of Code Section 424(h)(3). Moreover,

Appendix A
notwithstanding anything to the contrary, an adjustment to a Grant may not be made in a manner that would result in adverse tax consequences under Code Section 409A.
Article 4.Eligibility
The Committee may select any Employee to receive a Grant; provided, however, that ISOs shall only be awarded to key Employees of the Company or a Subsidiary, within the meaning of Section 422 of the Code.
Article 5.Restricted Stock Units and Restricted Stock
5.1.Grant of Restricted Stock Units and Restricted Stock. The Committee may grant Awards of Restricted Stock Units, Restricted Stock, or both to an Employee at any time and from time to time.
5.2.Terms of RSUs and Restricted Stock. Each RSU or Restricted Stock Grant shall contain provisions regarding: (a) the number or a formula for determining the number of Shares subject to the Grant; (b) the purchase price of the Shares, if any, and the means of payment; (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable or vested; (d) such terms and conditions on the grant, issuance, vesting and forfeiture of the Shares as may be determined from time to time by the Committee; (e) restrictions on the transferability of the Shares; and (f) such further terms and conditions as may be determined from time to time by the Committee. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which RSUs or Restricted Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of the Shares at the date of grant or issuance.
5.3.Vesting of RSUs and Restricted Stock. The grant, issuance, retention, and vesting of RSUs or Restricted Stock shall be at such time and in such installments as determined by the Committee, or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and the issuance, ability to retain and vesting of RSUs or Restricted Stock subject to continued employment, passage of time, or such performance criteria and level of achievement against these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and personal performance evaluations.
5.4.Settlement of RSUs; Lapse of Restrictions on Restricted Stock. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Grant Agreement. The Committee may settle earned RSUs in cash, Shares, or a combination of both cash and Shares. The Committee may also permit a Participant to defer payment of Shares related to an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and the deferral is pursuant to a deferred compensation plan offered by the Company or a Subsidiary. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

Appendix A
Article 6.Performance Shares and Performance Units
6.1.Grant of Performance Shares and Performance Units. The Committee may grant, Performance Shares, Performance Units or both to an Employee at any time and from time to time.
6.2.Terms of Performance Shares and Performance Units. Each grant of Performance Shares or Performance Units shall contain provisions regarding: (a) the number of Performance Shares or Performance Units granted or a formula for determining such; (b) the initial value (if applicable); (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Units granted, issued, retainable, and vested; (d) such terms and conditions on the grant, issuance, vesting, and forfeiture of the Shares as may be determined from time to time by the Committee; and (e) such further terms and conditions as may be determined from time to time by the Committee.
6.3.Earning of Performance Shares and Units. After the applicable Performance Period has ended, the holder of Performance Shares or Performance Units shall be entitled to receive payout with respect to the Performance Shares or Performance Units earned by the Participant over the Performance Period, to be determined by the Committee based on the extent to which the corresponding Performance Goals have been achieved.
6.4.Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares and Performance Units shall be made following the close of the applicable Performance Period. The Committee may pay earned Performance Shares and Performance Units in cash, Shares, or a combination of both cash and Shares, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Performance Units. Shares may be granted subject to any restrictions deemed appropriate by the Committee.
Article 7.Stock Options and Stock Appreciation Rights
7.1.Grant of Options and SARs. The Committee may grant, Options, Stock Appreciation Rights, or a combination of Options and SARs to an Employee at any time and from time to time.
7.2.Terms of Options and SARs. Each grant of Options or SARs shall specify the Exercise Price, the duration, the number of Shares to which the Option or SAR pertains, the Exercise Period, and such other provisions as the Committee shall determine. The Committee shall have complete discretion in determining the number of Shares subject to Options or SARs granted to each participant, and the terms and conditions pertaining to such Options or SARs. The Committee may grant ISOs, NQSOs, or a combination of ISOs and NQSOs. Each Option Grant Agreement shall specify whether the Option is intended to be an ISO or a NQSO.
7.3.Duration of Options and SARs. Each Option or SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option or SAR shall be exercisable later than the tenth (10th) anniversary of its date of grant.

Appendix A
7.4.Exercise of and Payment for Options and SARs. Options and SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Grant or for each Participant. A Participant may exercise an Option or SAR at any time during the Exercise Period.
Options and SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option or SAR is to be exercised, and, in the case of Options, accompanied by provisions for full payment for the Shares.
The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash or its equivalent; (b) by tendering, either by actual or constructive delivery, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (c) by Share withholding; or (d) by any combination of (a), (b), and (c). To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, the Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.
As soon as practicable after receipt of a written notification of exercise of an Option or SAR and provisions for full payment for an Option, the Company shall deliver to the Participant, in the Participant's name, Shares in an appropriate amount based upon the number of Shares purchased under the Option(s) or SAR. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company of Shares equal in value to the product of: (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the SAR Exercise Price, multiplied by (b) the number of Shares with respect to which the SAR is exercised.
Article 8.Other Grants
The Committee may make other Grants which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on Performance Goals, or other criteria, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment or settlement of any such Grants shall be made in such manner and at such times as the Committee may determine.
Article 9.General Provisions Applicable to Grants
9.1.Tax Code Limits on Grants. Subject to any adjustments described in Section 3.2: the following limits shall apply to Grants:
(a)No more than an aggregate of 500,000 Shares may be issued under ISOs.
(b)The maximum number of Shares subject to either RSUs or Restricted Stock Grants that may be granted to any single Participant during any one calendar year is 200,000.

Appendix A
(c)The maximum amount of Performance Units to be settled in cash that may be granted to any single Participant during any one calendar year is $2,500,000.
(d)The maximum number of Shares subject to either Performance Share Grants or Performance Units to be settled in Shares that may be granted to any single Participant during any one calendar year is 200,000.
(e)The maximum number of Shares subject to either Options or SARs that may be granted to any single Participant during any one calendar year is 200,000.
(f)The maximum amount of cash-denominated Other Grants that may be granted to any single Participant during any one calendar year is $2,500,000.
(g)The maximum number of Shares subject to share-denominated Other Grants that may be granted to any single Participant during any one calendar year is 200,000.
9.2.Restrictions on Transfers of Grants. Except as provided by the Committee, no Grant and no right under any such Grant shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries, in the manner set forth in Section 14.5, to exercise the rights of the Participant with respect to any Grant upon the death of the Participant. Each Grant, and each right under any Grant, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Grant and no right under any such Grant may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.
9.3.Restrictions on Transfers of Shares. The Committee may impose such restrictions on any Shares acquired pursuant to a Grant as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange upon which such Shares are then listed and with any blue sky or state securities laws applicable to such Shares.
9.4.Additional Restrictions on Grants and Shares. Either at the time a Grant is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate on the Grant, any Shares issued under a Grant, or both, including, without limitation: (a) restrictions under an insider trading policy, (b) any compensation recovery policy or policies established by the Company; (c) any Share ownership and retention guidelines, minimum holding requirements, and other restrictions designed to delay or coordinate the timing and manner of sales by the Participant or Participants; (d) restrictions as to the use of a specified brokerage firm for receipt, resales, or

Appendix A
other transfers of such Shares; (e) restrictions relating to a Participant’s activities following termination of employment, including but not limited to, competition against the Company, disclosure of Company confidential information, and solicitation of company employees; and (f) other policies that may be implemented by the Board from time to time.
9.5.Shareholder Rights; Dividend Equivalents. Except as provided in the Plan or a Grant Agreement, no Participant shall receive any Shares in connection with a Grant nor be afforded any of the rights of a shareholder unless and until: (i) such Participant has satisfied all requirements for exercise or vesting of the Grant pursuant to its terms; (ii) the Shares have actually been issued; (iii) restrictions imposed on the Shares, if any, have been removed; and (iv) the Shares are entered upon the records of a duly authorized transfer agent of the Company. The recipient of a Grant (other than Options and SARs) may be entitled to receive Dividend Equivalents, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, that dividends and or Dividend Equivalents shall only become payable if and to the extent the underlying Grant vests, regardless of whether or not vesting is contingent upon continued employment, the achievement of Performance Goals, or both.
9.6.Termination of Employment. Each Grant Agreement shall set forth the extent to which the right to vest, exercise, or receive payout of the Grant will continue following termination of the Participant’s employment with the Company and its Subsidiaries, and any forfeiture provisions. Such provisions shall be determined by the Committee, shall be included in the Grant Agreement entered into with Participants, need not be uniform among all Grants or among Participants, and may reflect distinctions based on the reasons for termination of employment.
9.7.Effect of Change in Status. The Committee shall have the discretion to determine the effect of a change in an individual’s status as an Employee (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) upon the vesting, expiration, or forfeiture of a Grant in the case of: (i) any individual who is employed by an entity that ceases to be a Subsidiary, (ii) any leave of absence approved by the Company or a Subsidiary; (iii) any transfer between locations of employment with the Company or a Subsidiary, between the Company and any Subsidiary, or between any Subsidiaries; (iv) any change in the Participant’s status from an employee to a consultant or Director, or vice versa; and (v) at the request of the Company or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation, or other entity not meeting the requirements of a Subsidiary.
Article 10.Change in Control
Unless specifically prohibited by the Plan or unless the Committee provides otherwise prior to the Change in Control, upon the occurrence of a Change in Control:
(a)Any Period of Restriction and other restrictions imposed on RSUs and Restricted Stock shall be deemed to have expired. No Period of Restriction and other restrictions will be deemed to have

Appendix A
expired, however, if and to the extent that an RSU or Restricted Stock Grant is, in connection with the Change in Control, fully assumed by the successor corporation or parent thereof; in such case, any Period of Restriction and other restrictions imposed on RSUs and Restricted Stock shall be deemed to have expired upon a Participant's termination of employment by the successor corporation for reasons other than Cause within 18 months following the occurrence of the Change in Control;
(b)With respect to all outstanding Grants of Performance Shares, Performance Units and other performance-based Grants, the Committee: (i) shall determine the greater of (x) the payout at 100% of the number of Performance Shares or Units granted for the entire Performance Period and (y) the payout based upon actual performance for the Performance Period ending as of the effective date of the Change in Control, in each case after giving effect to the accumulation of Dividend Equivalents; and (ii) shall pay to the Participants the greater of such amounts, prorated based upon the number of complete and partial calendar months within the Performance Period which have elapsed as of the effective date of the Change in Control in relation to the number of calendar months in the full Performance Period. Payment shall be made in cash or in stock, as determined by the Committee;
(c)All earned Performance Shares, Performance Units and other performance-based Grants (as increased by any Dividend Equivalents to the date of payment) not yet paid out shall be paid out immediately, in cash or in stock, as determined by the Committee; and
(d)Any and all Options and SARs shall become immediately exercisable.
Article 11.Amendment, Modification, and Termination
11.1.Amendment, Modification, and Termination. The Board may, at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to comply with Section 422 of the Code, Section 303A.08 of the New York Stock Exchange Listed Company Manual, or any other applicable law, regulation or rule, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon.
11.2.Grants Previously Made. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Grant without the written

Appendix A
consent of the Participant holding such Grant unless such termination, modification, or amendment is required by applicable law.
11.3.Restrictions on Repricing and Cash Buyouts. Other than in connection with a transaction described in Section 3.2, at any time when the Exercise Price of a Stock Option or SAR is above the Fair Market Value of a Share, the Company shall not, without shareholder approval, reduce the purchase price of such Stock Option or SAR and shall not exchange such Stock Option or SAR for a new Grant with a lower (or no) purchase price or for cash.
Article 12.Withholding
12.1.Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to a Grant; provided, however, with respect to any Grant that is subject to Section 409A of the Code, the Company may, to the extent permitted by Section 409A of the Code, permit the acceleration of the time or schedule of a payment to pay the FICA Amount, and any related income tax at source imposed by Section 3401 of the Code on the FICA Amount.
12.2.Share Withholding. With respect to withholding required upon the exercise of Options or SARs, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined in an amount that is not less than the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.
With respect to withholding required upon the vesting of RSUs, the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as the result of Grants that is not covered by Section 12.2 above, the Company shall have the power and the right to satisfy the withholding requirement, in whole or in part, for any Participant by withholding Shares having a Fair Market Value on the date the tax is to be determined in an amount that is not less than the minimum statutory total tax which could be imposed on the transaction.
12.3.Section 409A Compliance. With respect to any Grant that is subject to Section 409A of the Code, the Company may, to the extent permitted by Section 409A of the Code, permit the acceleration of the time or schedule of a payment to pay the FICA Amount, and any related income tax at source imposed by Section 3401 of the Code on the FICA Amount.
Article 13.Claims Procedure and Arbitration
13.1.Mandatory Procedures for Addressing Claims. Any person (a “Claimant”) who has any claim or dispute concerning or relating in any way to the Plan or any Grant (“Claim”) must follow the procedures described in this Article, which describes the exclusive means of addressing Claims. All Claims must be brought no later than one year following the

Appendix A
date on which the Claim first arose and any Claim that is not submitted within the applicable time limit shall be waived.
13.2.Authority to Address Claims. For purposes of this Article 13, the “Claims Administrator” is the Committee with respect to Company’s executive officers (within the meaning of Exchange Act Rule 3b-7) and the Company’s Chief Executive Officer with respect to all other Participants.
13.3.Claim Submission. Any Claim shall be made in writing to the Claims Administrator. The Claims Administrator, or its delegate, shall notify the Claimant of the resolution of the Claim within 90 days after receipt of the Claim; provided, however, if the Claims Administrator determines that an extension is necessary, the 90-day period shall be extended to up to 180 days upon notice to that effect to the Claimant.
13.4.Notice of Denial. If a Claim is wholly or partially denied, the notice of denial shall contain (i) the specific reason or reasons for denial of the Claim, and (ii) specific references to the pertinent Plan provisions upon which the denial is based. Except as provided in Section 13.5, the decision or action of the Claims Administrator shall be final, conclusive and binding on all persons having any interest in the Plan.
13.5.Arbitration. If, after exhausting the procedures set forth in this Article, a Claimant wishes to pursue legal action, any action by the Claimant with respect to a Claim, must be resolved by arbitration in the manner described in this Section.
(a)Time Limits. A Claimant seeking arbitration of any determination of the Claims Administrator must, within six (6) months of the date of the Claims Administrator’s final decision, file a demand for arbitration with the American Arbitration Association submitting the Claim to resolution by arbitration. A Claimant waives any Claim not filed timely in accordance with this Section.
(b)Rules Applicable to Arbitration. The arbitration process shall be conducted in accordance with the Commercial Law Rules of the American Arbitration Association.
(c)Venue. The arbitration shall be conducted in Minneapolis, Minnesota.
(d)Binding Effect. The decision of the arbitrator with respect to the Claim will be final and binding upon the Company and the Claimant. By participating in the Plan, and accepting Grants, Participants, on behalf of themselves and any person with a Claim relating to Participant’s Grants, agree to waive any right to sue in court or to pursue any other legal right or remedy that might otherwise be available in connection with the resolution of the Claim.
(e)Enforceability. Judgment upon any award entered by an arbitrator may be entered in any court having jurisdiction over the parties.

Appendix A
(f)Waiver of Class, Collective, and Representative Actions. Any Claim shall be heard without consolidation of such claims with any other person or entity. To the fullest extent permitted by law, whether in court or in arbitration, by participating in the Plan, Participants waive any right to commence, be a party to in any way, or be an actual or putative class member of any class, collective, or representative action arising out of or relating to any Claim, and Participants agree that any Claim may only be initiated or maintained and decided on an individual basis.
(g)Standard of Review. Any decision of an Arbitrator on a Claim shall be limited to determining whether the Claim Administrator’s decision or action was arbitrary or capricious or was unlawful. The Arbitrator shall adhere to and apply the deferential standard of review set out in Conkright v. Frommert, 559 U.S. 506 (2010), Metropolitan Life Insurance Co. v. Glenn, 554 U.S. 105 (2008), and Firestone Tire and Rubber Co. v. Bruch, 489 U.S. 101 (1989), and shall accord due deference to the determinations, interpretations, and construction of the Plan document of the Claims Administrator.
(h)General Procedures.
i.Arbitration Rules. The arbitration hearing will be conducted under the AAA Commercial Arbitration Rules (as amended or revised from time to time by AAA) (hereinafter the “AAA Rules”), before one AAA arbitrator who is from the Large, Complex Case Panel and who has experience with matters involving executive compensation and equity compensation plans. The AAA Rules and the terms and procedures set forth here may conflict on certain issues. To the extent that the procedures set forth here conflict with the AAA Rules, the procedures set forth here shall control and be applied by the arbitrator. Notwithstanding the amount of the Claim, the Procedures for Large, Complex Commercial Disputes shall not apply.
ii.Substantive Law. The arbitrator shall apply the substantive law (and the laws of remedies, if applicable), of Minnesota or federal law, or both, depending upon the Claim. Except to the extent required by applicable law, all arbitration decisions and awards shall be kept strictly confidential and shall not be disclosed by the Claimant to anyone other than the Claimant’s spouse, attorney or tax advisor.
iii.Authority. The arbitrator shall have jurisdiction to hear and rule on prehearing disputes and is authorized to hold prehearing conferences by telephone or in person as the arbitrator deems necessary. The arbitrator will have the authority to hear a motion to dismiss and/or a motion for summary judgment by any party and in doing so shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
iv.Pre-Hearing Procedures. Each party may take the deposition of not more than one individual and the expert witness, if any, designated by another party. Each party will have the right to subpoena witnesses in accordance with the

Appendix A
Arbitration Act. Additional discovery may be had only if the arbitrator so orders, upon a showing of substantial need.
v.Fees and Costs. Administrative arbitration fees and arbitrator compensation shall be borne equally by the parties, and each party shall be responsible for its own attorney’s fees, if any; provided, however, that the Committee will authorize payment by the Company of all administrative arbitration fees, arbitrator compensation and attorney’s fees if the Committee concludes that a Claimant has substantially prevailed on his or claims. Unless prohibited by statute, the arbitrator shall assess attorney’s fees against a party upon a showing that such party’s claim, defense or position is frivolous, or unreasonable, or factually groundless. If either party pursues a Claim by any means other than those set forth in this Article, the responding party shall be entitled to dismissal of such action, and the recovery of all costs and attorney’s fees and losses related to such action, unless prohibited by statute.
(i)Interstate Commerce and the Federal Arbitration Act. The Company is involved in transactions involving interstate commerce, and the employee’s employment with the Company involves such commerce. Therefore, the Arbitration Act will govern the interpretation, enforcement, and all judicial proceedings regarding the arbitration procedures in this Section.
Article 14.General Provisions
14.1.Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
14.2.Severability. In the event any Plan provision shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining Plan provisions, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
14.3.Successors. All Company obligations with respect to Grants shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all, or substantially all, of the business or assets of the Company.
14.4.Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or no reason. in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.
14.5.Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any Plan benefit is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall

Appendix A
be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. The spouse of a married Participant domiciled in a community property jurisdiction shall join any designation of beneficiary or beneficiaries other than the Participant’s spouse.
14.6.Participation. No Employee shall have the right to be selected to receive a Grant or, having been so selected, to be selected to receive a future Grant.
14.7.Requirements of Law. The making of Grants and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to issue or deliver any certificates, or make any book entries evidencing Shares pursuant to the exercise or vesting of any Grant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities, and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or by an applicable exemption from registration. In addition to the terms and conditions provided in the Plan, the Board or the Committee may require that a holder make such reasonable covenants, agreements, and representations as the Board or the Committee deems advisable in order to comply with any such laws, regulations, or requirements.
Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred within the minimum time limits specified or required in such rule, except to the extent Rule 16b-3 exempts any such sale or transfer from the restrictions of Section 16. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16a-1 under the Exchange Act.
14.8.Securities Law Compliance. Plan transactions are intended to comply with all applicable conditions of the Federal securities laws. To the extent any Plan provision or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
14.9.Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Minnesota applicable to contracts made and to be entirely performed in Minnesota and wholly disregarding any choice of law provisions that might otherwise be contrary to this express intent.
14.10.Effect on Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Appendix A
14.11.Unfunded Plan. The Plan is intended to be an unfunded plan for incentive compensation.  With respect to any payments not yet made to a holder pursuant to a Grant, nothing contained in the Plan or any Grant Agreement shall give the holder any rights that are greater than those of a general creditor of the Company or any affiliate.
Article 15.Compliance with Code Section 409A.
Plan payments and benefits are intended to comply with Section 409A, to the extent it applies, or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall be paid prior to the 15th day of the third month of the year immediately following the year in which any applicable restrictions lapse and shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan: (i) no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a separation from service as defined in Section 409A; and (ii) to the extent required in order to comply with Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for Plan purposes, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A. For any Plan payment that constitutes deferred compensation under Section 409A, to the extent required to comply with Section 409A, a Change in Control shall be deemed to have occurred with respect to such payment only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
Article 16.Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:
“Arbitration Act” means the Federal Arbitration Act, Title 9 of the United States Code.
"Board" or "Board of Directors" means the Board of Directors of the Company.

Appendix A
"Cause" shall have the same meaning provided in the Amended and Restated ALLETE and Affiliated Companies Change in Control Severance Plan, as amended from time to time.
"Change in Control" shall have the same meaning provided in the Amended and Restated ALLETE and Affiliated Companies Change in Control Severance Plan, as amended from time to time.
“Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.
"Committee" means the Executive Compensation and Human Capital Committee of the Board.
"Company" means ALLETE, Inc., a Minnesota corporation, or any successor thereto as provided in Section 3.
"Director" means any individual who is a member of the Board.
"Dividend Equivalent" means, with respect to Shares subject to Grants, a right to an amount equal to dividends declared on an equal number of outstanding Shares.
"Effective Date" means January 1, 2026.
"Employee" means any common-law employee of the Company or any of its Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company shall not be considered Employees. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"Exercise Period" means the period during which a SAR or Option is exercisable, as set forth in the related Grant Agreement.
"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option or SAR, as determined by the Committee and set forth in the Option Grant Agreement. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
"Fair Market Value" means the closing sale price as reported on the New York Stock Exchange for that date or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported, unless otherwise determined by the Committee. For purposes of achieving an exemption from Section 409A in the case of affected Participants

Appendix A
governed by Section 409A, Fair Market Value of the Shares shall be determined in a manner consistent with Section 409A and any applicable regulations.
"FICA Amount" means the Federal Insurance Contributions Act (FICA) tax imposed on any Grant.
"Grant" means, individually or collectively, a Plan grant of RSUs, Restricted Stock, Performance Shares, Performance Units, NQSOs, ISOs, SARs or any other type of grant permitted under Article 8.
"Grant Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to a Grant made to a Participant.
"Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 7, which is designated as an ISO and satisfies the requirements of Section 422 of the Code.
"Insider" means an Employee who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of the common stock of the Company, as contemplated by Section 16 of the Exchange Act.
"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, which is not intended to be an ISO.
"Option" means an ISO or a NQSO.
“Other Grants” means Grants made pursuant to Article 8 herein.
"Participant" means an Employee who has an outstanding Grant.
"Performance Goals" means, the general performance objectives, the attainment of which shall serve as a basis for the determination of the number or value of RSUs, Restricted Stock, Performance Shares, or Performance Units. Unless and until the Committee proposes for shareholder vote a change in the Performance Goals to be used for purposes of grants to Participants, the Performance Goals shall be based upon any one or more of the following measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Grant:
(a)Total shareholder return (measured as the sum of Share price appreciation and dividends declared);
(b)Return on invested capital, assets or net assets;
(c)Share earnings;
(d)Cash flow;

Appendix A
(e)Cost of services to consumers;
(f)Revenue;
(g)Sales;
(h)Operating income;
(i)Net income;
(j)Stock price;
(k)Return on shareholders’ equity;
(l)Economic value created;
(m)Customer satisfaction;
(n)Customer service quality; or
(o)Operating effectiveness.
If applicable tax and securities laws change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes and without losing any income tax benefits to the Company, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
"Performance Period" means the period of time during which the Performance Goals will be measured to determine what, if any, Performance Shares and Performance Units have been earned. A Performance Period shall, in all cases, be at least six (6) months in length.
"Performance Share" means a Grant described in Article 6.
"Performance Unit" means the right of a Participant to receive, upon satisfaction of the Performance Goal, an amount of cash or Shares equal to the difference between the value of the Performance Unit as the date of grant, which may be zero, and the value of the Performance Unit on the date the Performance Goals are met. The value of a Performance Unit at the date of grant is determined by the Committee and may be, but is not required to be, based on the underlying stock price. In accordance with the plan, Performance Units may be paid in cash, shares, or a combination thereof, as determined by Committee.
"Period of Restriction" means the period during which the transfer of Restricted Stock is limited, as provided in Article 5.
"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof including usage in the definition of a "group" in Section 13(d) thereof.

Appendix A
"Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
“Restricted Stock Unit” or “RSU” means a Grant to a Participant covering a number of Shares that at a later date may be settled in cash, or by issuance of those Shares.
"Share" means a share of common stock of the Company, without par value.
"Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as a SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7. Each SAR shall be denominated in terms of one Share.
"Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

ALLETE, Inc.

__________________________________
Bethany M. Owen
Chair, President and Chief Executive Officer

Appendix B
ALLETE, INC.
PROPOSED AMENDMENT
TO
ARTICLES OF INCORPORATION AS
AMENDED AND RESTATED AS OF MAY 8, 2001
(AS AMENDED AS OF SEPTEMBER 20, 2004,
MAY 28, 2009, AND
MAY 19, 2010)

If shareholders approve Item 4 at the 2025 Annual Meeting of the Shareholders, the following amendment to ALLETE’s Amended and Restated Articles of Incorporation (the “Articles”) will be adopted, as described below, with deletions indicated by strike outs and additions indicated by underlining;

1.Article III, Section 5 of the Articles will be amended to read in its entirety as follows:

“5. ~~For the purpose of this (fifth) paragraph of this Article III of these Articles: (i) the term "Common Stock Equity" shall mean the sum of the stated capital of the outstanding Common Stock, premium on Common Stock and the earned surplus and the capital and paid-in surplus of this Corporation, whether or not available for the payment of dividends on the Common Stock; (ii) the term "total capitalization" shall mean the sum of the stated capital applicable to the outstanding stock of all classes of this Corporation, the earned surplus and the capital and paid-in surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock of the Corporation, any premium on Capital Stock of the Corporation and the principal amount of all outstanding debts of the Corporation maturing more than twelve months after the date of the determination of the total capitalization; and (iii) the term "dividends on Common Stock" shall embrace dividends and distributions on Common Stock (other than dividends or distributions payable only in shares of Common Stock), and the purchase or other acquisitions for value of any Common Stock of this Corporation or other stock, if any, subordinate to its 5% Preferred Stock and Serial Stocks.~~ Subject to the rights of the holders of the 5% Preferred Stock~~,~~ and Serial Stocks and subordinate thereto (including those set forth in any certificate of designation filed with respect to any series of Serial Stock) (and subject and subordinate to the rights of any class of stock hereafter authorized), the Common Stock alone shall receive all dividends and shares in liquidation, dissolution, winding up or distribution other than those to be paid on shares of 5% Preferred Stock and Serial Stocks, as hereinbefore provided. ~~So long as any shares of 5% Preferred Stock, or Serial Stocks are outstanding, this Corporation shall not declare or pay any dividends on the Common Stock, except as follows:~~

~~(1)If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 50% of the net income of the Corporation available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared; and~~

Appendix B
(2)~~If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of total capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 75% of the net income of the Corporation available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared; and~~

(3)~~At any time when the Common Stock Equity is 25% or more of total capitalization the Corporation may not declare dividends on shares of the Common Stock which would reduce the Common Stock Equity below 25% of total capitalization, except to the extent provided in subparagraphs (1) and (2) above.~~”

2. Article III, Section 7 of the Articles will be amended to read in its entirety as follows:

“7. Subject to the terms set forth in in any certificate of designation filed with respect to any series of Serial Stock, ~~This~~ this Corporation, by a majority vote of its Board of Directors, may at any time redeem all of the Serial Preferred Stock or Serial Preferred Stock A or     may from time to time redeem any series or any part of any series thereof, by paying in cash the redemption price or prices fixed for the series of Serial Preferred Stock or Serial Preferred Stock A to be redeemed by resolution or resolutions of the Board of Directors establishing such series, plus unpaid accumulated dividends, if any, to the date of redemption.”

3. Article III, Section 8 of the Articles will be amended to read in its entirety as follows:

“8. [Deleted and intentionally reserved] ~~Notice of the intention of this Corporation to redeem all or any part of the 5% Preferred Stock or all or any part of the Serial Preferred Stock or all or any part of the Serial Preferred Stock A shall be mailed 30 days before the date of redemption to each holder of record of preferred stock to be redeemed, at his post office address as shown by this Corporation's records; but no failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of preferred stock so to be redeemed. At any time after such notice has been mailed as aforesaid, this Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such preferred stock) with any bank or trust company in the City of New York, New York, or in the City of Duluth, Minnesota, named in such notice, payable to the order of the record holders of the preferred stock so to be redeemed, on the endorsement, if required, and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to said shares, and from and after the making of such deposit, said holders shall have no interest in or claim against this corporation with respect to said shares, but shall be entitled only to receive the said moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company on such moneys deposited as in this paragraph provided, on endorsement, if required, and surrender of their certificates as aforesaid. Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Corporation and in the event of such repayment to the Corporation such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be~~

Appendix B
~~unsecured creditors of the Corporation for an amount without interest equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated for the redemption of such shares and so paid to the Corporation. If less than all of the shares of the 5% Preferred Stock or less than all of the shares of any series of the Serial Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the Board of Directors of this Corporation shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of this Corporation. If less than all of the shares of any series of the Serial Preferred Stock A are to be redeemed, the shares to be redeemed shall be selected by lot, pro rata, or by such other method, and in such manner as the Board of Directors of this Corporation shall determine. Nothing herein contained shall limit any right of this Corporation to purchase or otherwise acquire any shares of 5% Preferred Stock or Serial Preferred Stock or Serial Preferred Stock A.~~”

4. Article III, Section 9 of the Articles will be amended to read in its entirety as follows:

“9. Except as hereinafter otherwise provided or as otherwise provided in any certificate of designation filed with respect to any series of Serial Stock, every shareholder of record or his legal representative, at the date fixed for the determination of persons entitled to vote at the meeting of shareholders, or, if no date has been fixed, then at the date of the meeting shall be entitled at such meeting to one vote for each share of Common Stock, 5% Preferred Stock or Serial Preferred Stock standing in his name on the books of the Corporation. There shall be no cumulative voting by any class, series or shares of stock of this Corporation.”

5. Article III, Section 10 of the Articles will be amended to read in its entirety as follows:

“10. If and when dividends payable on any of the preferred stocks other than the Serial Preferred Stock A shall be in default in an amount equal to four full quarterly payments or more per share, and thereafter until all dividends on any of ~~the~~ such preferred stocks in default shall have been paid, the holders of all of the then outstanding preferred stocks other than the Serial Preferred Stock A (such preferred stocks, the “Voting Preferred Stock”), voting as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting as a class, shall be entitled to elect the remaining directors of the Corporation, anything herein or in the Bylaws to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Voting Preferred Stock ~~preferred stocks~~, except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation, as constituted just prior to the election of a majority of the Board of Directors by the holders of the Voting Preferred Stock ~~preferred stocks~~, shall elect the remaining directors of the Corporation. Thereafter, while such default continues and the majority of directors are being elected by the holders of the Voting Preferred Stock ~~preferred stocks~~, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and qualify.

~~For the purposes of this (tenth) paragraph of this Article III of these Articles, every shareholder of record, or his legal representative, of Serial Preferred Stock A shall be~~

Appendix B
~~entitled to one vote, for each share, standing in his name on the books of the Corporation, with a liquidation preference of $100 as established in a resolution or resolutions of the Board of Directors providing for the issue of shares of each series and each share of Serial Preferred Stock A with a liquidation preference of less than $100 shall be afforded its proportional, fractional vote.~~

For purposes of this (tenth) paragraph, there shall be no cumulative voting by any class, series or shares of stock of this Corporation.”

6. Article III, Section 11 of the Articles will be amended to read in its entirety as follows:

“11. If and when all dividends then in default on the Voting Preferred Stock ~~preferred stocks~~ then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable), the holders of the Voting Preferred Stock ~~preferred stocks~~ shall be divested of any special right with respect to the election of directors and the voting power of the holders of the Voting Preferred Stock ~~preferred stocks~~ and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any of the Voting Preferred Stock ~~preferred stocks~~ were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the Voting Preferred Stock ~~preferred stocks~~ in case of further like default or defaults on dividends thereon. Upon the termination of any such special voting right upon payment of all accumulated and defaulted dividends on the Voting Preferred Stock ~~preferred stocks~~, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Voting Preferred Stock ~~preferred stocks~~, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by a vote of the majority of the remaining directors.”

7. Article III, Section 12 of the Articles will be amended to read in its entirety as follows:

“12. In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Voting Preferred Stock ~~preferred stocks~~, voting as a class, the remaining directors elected by the holders of the Voting Preferred Stock ~~preferred stocks~~, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Likewise in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Voting Preferred Stock ~~preferred stocks~~, the remaining directors not elected by the holders of the Voting Preferred Stock ~~preferred stocks~~, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.”

Appendix B
8. Article III, Section 13 of the Articles will be amended to read in its entirety as follows:

“13. Whenever the right shall have accrued to the holders of the Voting Preferred Stock ~~preferred stocks~~ to elect directors, voting as a class, then upon request in writing signed by any holder of Voting Preferred Stock ~~preferred stock entitled to vote~~, delivered by registered mail or in person to the president, a vice president or secretary, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix, not less than ten nor more than sixty days after the receipt of such request, for the purpose of electing ~~elected~~ directors. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the Voting Preferred Stock ~~preferred stocks~~ shall have the special right, voting as a class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding Voting Preferred Stock ~~preferred stocks~~ shall be required to constitute a quorum of the Voting Preferred Stock ~~preferred stocks~~ for the election of directors; provided, however, that the absence of a quorum of the holders of Common Stock or of Voting Preferred Stock ~~preferred stocks~~ shall not prevent the election at any such meeting or adjournment thereof of directors by such other class or classes if the necessary quorum of the holders of stock of such other class or classes is present in person or by proxy at such meeting or any adjournment thereof; and provided further that in the event a quorum of the holders of the Common Stock is present but a quorum of the holders of the Voting Preferred Stock ~~preferred stocks~~ is not present, then the election of the directors elected by the holders of the Common Stock shall not become effective and the directors so elected by the holders of the Common Stock shall not assume their offices and duties until the holders of the Voting Preferred Stock ~~preferred stocks~~, with a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of either the Common Stock or the Voting Preferred Stock ~~preferred stocks~~, a majority of the holders of the stock of the class or classes who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class or classes from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class or classes shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

~~For the purpose of determining a quorum of the preferred stocks, as required by this (thirteenth) paragraph of this Article III of these Articles, each share of Serial Preferred Stock A with a liquidation preference of $100 shall be counted as a whole share; and each share of Serial Preferred Stock A with a liquidation preference of less than $100 shall be counted as a proportional, fractional share.~~

~~For the purpose of any vote of the preferred stocks, as required by this (thirteenth) paragraph of this Article III of these Articles, each share of outstanding Serial Preferred Stock A shall be entitled to the same vote provided for in the tenth paragraph of this Article III of these Articles.~~”

Appendix B

9. The first paragraph of Article III, Section 15 of the Articles will be amended to read in its entirety as follows:

“15. So long as any shares of the 5% Preferred Stock or any shares of any series of the Serial Preferred Stock ~~or the Serial Preferred Stock A~~ are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Voting Preferred Stock ~~preferred stocks~~ then outstanding:”

10. The first paragraph of Article VI of the Articles will be amended to read in its entirety as follows:

Subject to the provisions of Article III hereof and subject to the terms set forth in any certificate of designation filed with respect of any series of Serial Stock, (1) the management of this Corporation shall be vested in a Board of Directors, the number of which shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of the majority of the Disinterested Directors, as defined in Article VII, but the number of Directors shall be no less than nine (9) and no greater than fifteen (15), but no decrease shall have the effect of shortening the term of any incumbent Director. Directors shall be elected annually by the stockholders by ballot by a majority vote of all the outstanding stock entitled to vote, to hold office until their successors are elected and qualify; (2) subject to any rights then existing by applicable law with respect to cumulative voting, the stockholders at any meeting by a majority vote of all the outstanding stock entitled to vote, at an election of directors, may remove any director and fill the vacancy; (3) subject to the rights of the holders of any class or series of the then outstanding shares of voting capital stock of this Corporation, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the shareholders or by the affirmative vote of a majority of the Disinterested Directors then in office, although less than a quorum. Directors so elected shall hold office for a term expiring at the time of the next annual election of Directors by the stockholders and until their successors are duly elected and qualify.

ALLETE, INC.
30 W. SUPERIOR STREET
DULUTH, MN 55802

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2025 for shares held in the RSOP Plan. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALE2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2025 for shares held directly or by 11:59 p.m. Eastern Time on May 8, 2025 for shares held in the RSOP Plan. Have your proxy card available when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64679-P25325

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLETE, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bethany M. Owen	☐	☐	☐
1b. Susan K. Nestegard	☐	☐	☐
1c. George G. Goldfarb	☐	☐	☐
1d. James J. Hoolihan	☐	☐	☐
1e. Madeleine W. Ludlow	☐	☐	☐
1f. Charles R. Matthews	☐	☐	☐
1g. Douglas C. Neve	☐	☐	☐
1h. Barbara A. Nick	☐	☐	☐
1i. Robert P. Powers	☐	☐	☐
1j. Charlene A. Thomas	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Advisory vote to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Approval of the ALLETE Long-Term Incentive Compensation plan.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Approval of an amendment to ALLETE's Amended and Restated Articles of Incorporation to modify certain terms relating to the Serial Preferred Stock A as contemplated by the terms agreed upon in the Merger Agreement.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
5. Ratification of the selection of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm for 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2025:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V64680-P25325

ALLETE, INC.
Annual Meeting of Shareholders
May 13, 2025 10:30 a.m. Central Daylight Time
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Bethany M. Owen, and Julie L. Padilla, or either of them, with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALLETE, INC. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholder(s) to be held virtually at www.virtualshareholdermeeting.com/ALE2025 on May 13, 2025, at 10:30 a.m. Central Daylight Time, and any adjournment or postponement thereof.

This proxy confers authority to vote each proposal listed on the other side unless otherwise indicated. If no choice is specified, the proxy will be voted FOR each nominee in Item 1, FOR Item 2, FOR Item 3, FOR Item 4, and FOR Item 5. If any other business is transacted at said meeting, this proxy shall be voted in the discretion of the proxies. This proxy is solicited on behalf of ALLETE, Inc., and may be revoked prior to its exercise.

Please complete, sign, date, and return this Proxy Card using the enclosed envelope. Alternatively, authorize the above-named proxies to vote the shares represented on this Proxy Card online or by phone as described on the reverse side. If you vote your Proxy by Internet or by phone, you do NOT need to mail back your Proxy Card.

Continued and to be signed on reverse side